Exhibit 10.1

AMENDMENT NO. 1

Dated as of July 24, 2026

to

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 27, 2022

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of July 24, 2026 by and among Balchem Corporation (the “Parent”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as administrative agent for the Non-EEA Agented Borrowers and J.P. Morgan SE, as administrative agent for the EEA Agented Borrowers (collectively, the “Administrative Agent”), under that certain Amended and Restated Credit Agreement dated as of July 27, 2022 by and among the Parent, the Foreign Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement (as defined below).

WHEREAS, the Parent has requested that the Lenders and the Administrative Agent agree to make certain amendments to the Existing Credit Agreement; and

WHEREAS, the Parent, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.  Amendments to the Existing Credit Agreement. Effective as of the Amendment No. 1 Closing Date (as defined below), the Existing Credit Agreement (including Schedules 2.01A, 2.01B, 6.09, 6.13, 6.17, 6.20-1, 6.20-2, 8.02 and 11.02 and Exhibits thereto, but excluding the other Schedules thereto) is hereby amended to delete the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated in the same manner as the following example: double-underlined text) as set forth on Exhibit A hereto (collectively, the “Amended Credit Agreement”).

2.  New Lenders; Departing Lender; Commitments; Reallocation, Etc.

(a)  New Lenders. Each Person that executes this Amendment as a “Lender” but is not a Lender under the Existing Credit Agreement immediately prior to the Amendment No. 1 Closing Date (each such Person, a “New Lender”) (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and by the Amended Credit Agreement and to become a Lender under the Amended Credit Agreement, (B) it satisfies the requirements, if any, specified in the Amended Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire its Commitments and Loans under the Amended Credit Agreement and become a Lender, (C) from and after the Amendment No. 1 Closing Date, it shall be bound by the provisions of the Amended Credit Agreement as a Lender thereunder and, to the extent of its Commitments and Loans, shall have the obligations of a Lender of the applicable Class thereunder, (D) it is sophisticated with respect to decisions to acquire assets of the type represented by the Commitments and Loans of such New Lender and either it, or the Person exercising discretion in making its decision to acquire the Commitments and Loans of such New Lender, is experienced in acquiring assets of this type, and (E) it has received a copy of the Existing Credit Agreement and the Amended Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 7.01(a) and 7.01(b) of the Existing Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to become a Lender under the Amended Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any New Lender or any other Lender or their respective Related Parties, and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent, any New Lender or any other Lender or their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(b)  Departing Lenders. On the Amendment No. 1 Closing Date, (i) the Parent shall repay in full the “Loans” (as defined in the Existing Credit Agreement) previously made to the Parent by KeyBank National Association (the “Departing Lender”) under the Existing Credit Agreement which remain outstanding as of the Amendment No. 1 Closing Date after giving effect to the other transactions contemplated hereby to occur on the date hereof, which repayment shall be accompanied by any accrued and unpaid interest and fees thereon and owing to the Departing Lender as of the Amendment No. 1 Closing Date, (ii) the Departing Lender’s “Commitments” under the Existing Credit Agreement shall be terminated, (iii) the Departing Lender shall not be a “Lender” under and as defined in, or for any purpose under, the Amended Credit Agreement (except to the extent of any indemnification of the Existing Credit Agreement that is meant to continue to apply to the Departing Lender by its express terms), and (iv) the Departing Lender shall be released from any obligation or liability under the Existing Credit Agreement.

(c)  Commitments. Each Lender (including each New Lender) party hereto acknowledges and agrees that, effective as of the Amendment No. 1 Closing Date, such Lender shall have the Commitments of each applicable Class set forth opposite such Lender’s name on Schedule 2.01A and 2.01B of the Amended Credit Agreement, as applicable, and shall be bound by the provisions of the Amended Credit Agreement as a Lender of the applicable Class and as an L/C Issuer, as applicable, thereunder and, to the extent of its Commitments and Loans, shall have the obligations of a Lender of the applicable Class thereunder.

(d)  Reallocations, Etc. In connection with the foregoing and the other transactions contemplated hereby, on the Amendment No. 1 Closing Date:

(i) each Lender (including each New Lender) shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders of each applicable Class, as being required in order to cause, after giving effect to the transactions contemplated hereby and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the Domestic Revolving Credit Exposure, Foreign Revolving Credit Exposure and Commitments of all the Lenders of the applicable Classes to equal its Applicable Percentage of such Classes of such Domestic Revolving Credit Exposure, Foreign Revolving Credit Exposure and Commitments;

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(ii) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of the “Domestic Revolving Commitments”, “Foreign Revolving Commitments”, “Domestic Revolving Credit Exposure” and “Foreign Revolving Credit Exposure” (each as defined in and in effect under the Existing Credit Agreement) as are necessary in order that each Lender’s (including any New Lender) (Domestic Revolving Credit Exposure and Foreign Revolving Credit Exposure under the Amended Credit Agreement reflects such Lender’s Applicable Percentage thereof on the Amendment No. 1 Closing Date (and in no event exceeds each such Lender’s Commitment of the applicable Class thereunder), and the Parent and each Lender that was a “Lender” under the Existing Credit Agreement (constituting the “Required Lenders”, “Required Domestic Revolving Lenders” and the “Required Foreign Revolving Lenders” under and as defined therein) hereby agrees (with effect immediately prior to the Amendment No. 1 Closing Date) that (x) such reallocation, sales and assignments shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions, without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived), (y) such reallocation shall satisfy the assignment provisions of Section 11.06 and 11.13 of the Existing Credit Agreement and (z) in connection with such reallocation, sales, assignments or other relevant actions, the Borrowers shall pay all interest and fees outstanding under the Existing Credit Agreement and accrued to the date hereof to the Administrative Agent for the account of the Lenders party hereto, together with any losses, costs and expenses incurred by Lenders under Section 3.05 of the Existing Credit Agreement; and

(iii) each of the signatories hereto that is also a party to the Existing Credit Agreement hereby consents to any of the actions described in the foregoing clause (d)(ii) and agrees that any and all required notices and required notice periods under the Existing Credit Agreement in connection with any of the actions described in the foregoing clause (d)(ii) on the Amendment No. 1 Closing Date are hereby waived and of no force and effect.

3.  New Foreign Borrower.

(a)  Effective as of the Amendment No. 1 Closing Date, Balchem B.V., a private company with limited liability (besloten venootschap met beperkte aansprakelijkheid), having its corporate seat at Amsterdam, the Netherlands (address: Paranassusweg 821b, 1082 LZ Amsterdam, the Netherlands, trade register number 30224998) (the “New Foreign Borrower”), hereby acknowledges, agrees and confirms that: (i) except as expressly set forth in the Amended Credit Agreement, the New Foreign Borrower shall have the obligations (including, but not limited to, those set forth in Section 2.17 of the Amended Credit Agreement), duties and liabilities toward each of the other parties to the Amended Credit Agreement identical to those which the New Foreign Borrower would have had if the New Foreign Borrower had been an original party to the Existing Credit Agreement as a Foreign Borrower; (ii) the New Foreign Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Amended Credit Agreement; and (iii) by its execution of this Amendment, such New Foreign Borrower will be deemed to be a “Foreign Borrower”, a “Foreign Loan Party” and a “Loan Party”, for all purposes of the Amended Credit Agreement and the other Loan Documents and shall have all of the obligations of a Foreign Borrower, a Foreign Loan Party and a Loan Party, as applicable, thereunder as if it had executed the Amended Credit Agreement and such other Loan Documents.

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(b)  In connection with the foregoing, the New Foreign Borrower and the Parent hereby agree as follows with the Administrative Agent, for the benefit of the Lenders:

(i) The New Foreign Borrower acknowledges and confirms that it has received a copy of the Existing Credit Agreement and the Amended Credit Agreement and the schedules and exhibits thereto. The information on the schedules to the Existing Credit Agreement are hereby supplemented to reflect the information required by each such schedule as set forth in the Amended Credit Agreement.

(ii) The Parent confirms that the Amended Credit Agreement is, and upon the New Foreign Borrower becoming a party thereto, shall continue to be, in full force and effect. The Parent and the New Foreign Borrower confirm and agree that immediately upon the New Foreign Borrower becoming a Foreign Borrower, the term “Obligations,” as used in the Amended Credit Agreement, shall include all obligations of the New Foreign Borrower under the Amended Credit Agreement and under each other Loan Document.

(iii) Each of the Parent and the New Foreign Borrower agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request, in each case in accordance with, and subject to, the terms and conditions of the Amended Credit Agreement and the other Loan Documents, in order to effect the purposes of this Amendment.

4.  Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 1 Closing Date”) is subject to the satisfaction of the following conditions precedent, in each case, in form and substance satisfactory to the Administrative Agent.

(a)  Amendment. The Administrative Agent shall have received counterparts of (i) this Amendment duly executed by the Parent, each Lender (including each New Lender), each L/C Issuer, the Swing Line Lender and the Administrative Agent and (ii) the Consent and Reaffirmation attached hereto duly executed by the Guarantors (which, subject to Section 11.18 of the Amended Credit Agreement, may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).

(b)  Collateral Documents. The Administrative Agent shall have received counterparts of (i) the Reaffirmation Agreement duly executed by each Domestic Loan Party and the Administrative Agent and (ii) the Dutch Security Documents (which, subject to Section 11.18 of the Amended Credit Agreement, may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page).

(c)  Organization Documents, Resolutions, Etc. The Administrative Agent shall have received each of the following:

(i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party and, with respect to the New Foreign Borrower, a statutory board member or any other person who is individually authorized to represent the New Foreign Borrower, to be true and correct as of the Amendment No. 1 Closing Date;

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(ii) such certificates of resolutions or other corporate or other organizational action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as required under its Organization Documents or as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party; and

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(d)  Closing Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Parent certifying that the conditions specified in Section 4(h), Section 4(i) and Section 5(b) have been satisfied.

(e)  Solvency Certificate. The Administrative Agent shall have received a certification from the chief financial officer of the Parent as to the Solvency after giving effect to the Transaction on the Amendment No. 1 Closing Date of (i) the Parent on a standalone basis and (ii) the Loan Parties taken as a whole on a consolidated basis.

(f)  Opinions of Counsel. The Administrative Agent shall have received favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Amendment No. 1 Closing Date.

(g)  Financial Statements. The Administrative Agent shall have received satisfactory (i) audited consolidated financial statements of the Parent and its Subsidiaries for the fiscal years ended December 31, 2024 and December 31, 2025, (ii) unaudited interim consolidated financial statements of the Parent and its Subsidiaries for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available and (iii) annual business plan and budget of the Parent and its Subsidiaries for each fiscal year beginning with the fiscal year ended December 31, 2027 through and including December 31, 2031 containing, among other things, pro forma financial statements for each quarter in each such fiscal year.

(h)  No Material Adverse Effect. There shall not have occurred since December 31, 2025 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(i)  No Litigation. There shall be no actions, suits, investigations or proceedings pending or, to the knowledge of the Parent, threatened in any court before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(j)  Lien and IP Searches. The Administrative Agent shall have received the results of a recent lien search in the jurisdiction of organization of each Loan Party and each jurisdiction where assets of such Loan Party are located, and the results of search reports in respect of the intellectual property of each Loan Party, and such searches shall reveal no Liens on any of the assets of any Loan Party except for liens permitted by the Amended Credit Agreement (or discharged on or prior to the Amendment No. 1 Closing Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent).

(k)  Pledged Equity Interests; Stock Powers; Pledged Notes. To the extent not previously delivered to the Administrative Agent, the Administrative Agent shall have received: (A) where applicable under the laws of incorporation and constitutional documents governing such Equity Interests, the certificates representing the Equity Interests pledged pursuant to the Collateral Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and (B) each promissory note and other instrument or possessory Collateral (if any) pledged to the Administrative Agent pursuant to the Collateral Documents, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof or accompanied by allonges or other acknowledgements signed in blank, as applicable.

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(l)  Filings, Registrations and Recordings. To the extent not previously delivered to the Administrative Agent or previously filed (and remaining effective), each document (including any Uniform Commercial Code financing statements and federal intellectual property filings) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent a perfected Lien on the Collateral of each Loan Party described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by the Amended Credit Agreement), shall be in proper form for filing, registration or recordation.

(m)  Evidence of Insurance. The Administrative Agent shall have received certificates of insurance of the Loan Parties (and related endorsements) evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or lender loss payee (in the case of hazard insurance) on behalf of the Lenders.

(n)  Notices of Borrowing. The Administrative Agent shall have received a Loan Notice in accordance with the requirements of the Existing Credit Agreement with respect to any Borrowing of Revolving Loans on the Amendment No. 1 Closing Date.

(o)  Existing Credit Agreement. Except as provided in Section 2, the Administrative Agent shall have received, for the ratable account of each “Lender” and “L/C Issuer” under the Existing Credit Agreement, as the case may be, (i) all accrued and unpaid commitment fees, letter of credit fees, fronting fees and interest owing thereunder immediately prior to the effectiveness of this Amendment, (ii) the principal amount of all “Swing Line Loans”, funded participations in “Swing Line Loans”, and the principal amount of all “L/C Advances” and “L/C Borrowings” outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Amendment and (iii) in the case of the Departing Lender, the repayment of all other amounts owing to the Departing Lender as provided under Section 2.

(p)  Fees. Receipt by the Administrative Agent of any fees required to be paid on or before the Amendment No. 1 Closing Date, including fees pursuant to that certain Fee Letter, dated as June 17, 2026, by and among the Parent and the Administrative Agent (the “Fee Letter”).

(q)  Attorney Costs. The Parent shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced at least two (2) Business Days prior to the Amendment No. 1 Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Parent and the Administrative Agent).

(r)  KYC; Beneficial Ownership Regulation. (i) The Administrative Agent shall have received, at least (5) five days prior to the Amendment No. 1 Closing Date, all documentation and other information regarding any Borrower or any Guarantor requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of any such Borrower or such Guarantor at least 10 days prior to the Closing Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Amendment No. 1 Closing Date, any Lender that has requested, in a written notice to each such Borrower at least 10 days prior to the Amendment No. 1 Closing Date, a Beneficial Ownership Certification in relation to each such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (o) shall be deemed to be satisfied).

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5.  Representations and Warranties of the Parent. Each Loan Party party hereto hereby represents and warrants as follows:

(a)  This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its terms.

(b)  As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of each Loan Party set forth in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.

6.  Reference to and Effect on the Existing Credit Agreement.

(a)  Upon the effectiveness hereof, each reference to the Existing Credit Agreement in the Existing Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b)  The Existing Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby reaffirmed, ratified and confirmed.

(c)  Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Existing Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)  This Amendment is (i) a Loan Document, (ii) a Foreign Borrower Assumption Agreement and (iii) a Joinder Agreement.

7.  Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York. The parties agree that provisions of Sections 11.14 and 11.15 of the Amended Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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8.  Dutch law Power of Attorney. If any Dutch Loan Party is represented by an attorney in connection with the signing and/or execution of this Amendment or any other agreement, deed or document referred to in or made pursuant to this Amendment, it is hereby expressly acknowledged and accepted by the other parties to this Amendment that the existence and extent of the attorney's authority and the effects of the attorney's exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

9.  Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10.  Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided, that, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Parent without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature, and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.

11.  No Novation. Neither the execution, delivery and acceptance of this Amendment nor any of the terms, covenants, conditions or other provisions set forth herein are intended, nor shall they be deemed or construed, to effect a novation of any liens or Obligations under the Existing Credit Agreement or to pay, extinguish, release, satisfy or discharge (a) the Obligations under the Existing Credit Agreement, (b) the liability of any Loan Party under the Existing Credit Agreement or the other Loan Documents executed and delivered in connection therewith or any Obligations or other obligations evidenced thereby, or (c) any mortgages, deeds of trust, liens, security interests or contractual or legal rights securing all or any part of such Obligations.

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12.  Reaffirmation. Except as expressly modified by this Amendment, all of the terms, provisions and conditions of the Existing Credit Agreement, as heretofore amended, shall remain unchanged and in full force and effect. Each Loan Party, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Person grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Existing Credit Agreement and each other Loan Document to which it is a party (after giving effect hereto) and (ii) to the extent such Person granted liens on or security interests in any of its property pursuant to any Loan Documents as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. This Amendment shall not constitute a course of dealing with the Administrative Agent or any Lender at variance with the Existing Credit Agreement or the other Loan Documents such as to require further notice by such Person to require strict compliance with the terms of the Existing Credit Agreement and the other Loan Documents in the future.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

BALCHEM CORPORATION, as the Parent

By:	/s/ Theodore L. Harris
Name: Theodore L. Harris Title: Chairman, President and Chief Executive Officer

BALCHEM B.V., as a Foreign Borrower

By:	/s/ Theodore L. Harris
Name: Theodore L. Harris Title: Managing Director

BCP INGREDIENTS, INC., a Delaware corporation

ABERCO, INC., a Maryland corporation

SENSORYEFFECTS, INC., a Delaware corporation

ALBION LABORATORIES, INC., a Nevada corporation, and

SENSORYEFFECTS CEREAL SYSTEMS, INC.,

a Delaware corporation,

each as a Guarantor

By:	/s/ Theodore L. Harris
Name: Theodore L. Harris Title: President

Signature Page to Amendment No. 1 to

Amended and Restated Credit Agreement dated as of July 27, 2022

Balchem Corporation, et al.

JPMORGAN CHASE BANK, N.A., individually as Administrative Agent, a Lender, an L/C Issuer, Swing Line Lender and Notifying Lender

By:	/s/ James Shender
Name: James Shender Title: Managing Director

Signature Page to Amendment No. 1 to

Amended and Restated Credit Agreement dated as of July 27, 2022

Balchem Corporation, et al.

J.P. MORGAN SE, individually as Administrative Agent

By:	/s/ Karolina Glinka
Name: Karolina Glinka Title: Vice President

J.P. MORGAN SE, individually as an EU Lender

By:	/s/ Ralph Kiupel
Name: Ralph Kiupel Title: Executive Director

J.P. MORGAN SE, individually as an EU Lender

By:	/s/ Franck Gomboc
Name: Franck Gomboc Title: Managing Director

Signature Page to Amendment No. 1 to

Amended and Restated Credit Agreement dated as of July 27, 2022

Balchem Corporation, et al.

BANK OF AMERICA, N.A., as a Lender, an L/C Issuer and a Notifying Lender

By	/s/ Laura H. McAulay
Name: Laura H. McAuley Title: Senior Vice President

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY, as an EU Lender

By:	/s/ Fiona Malitsky
Name: Fiona Malitsky Title: Director

Signature Page to Amendment No. 1 to

Amended and Restated Credit Agreement dated as of July 27, 2022

Balchem Corporation, et al.

WELLS FARGO, NATIONAL ASSOCIATION, as a Lender and a Notifying Lender

By	/s/ Sarah Hazelton
Name: Sarah Hazelton Title: Vice President

Signature Page to Amendment No. 1 to

Amended and Restated Credit Agreement dated as of July 27, 2022

Balchem Corporation, et al.

FARM CREDIT SERVICES OF AMERICA, PCA, as a Lender

By	/s/ Thomas L. Markowski
Name: Thomas L. Markowski Title: Managing Director

Signature Page to Amendment No. 1 to

Amended and Restated Credit Agreement dated as of July 27, 2022

Balchem Corporation, et al.

TD BANK, N.A., as a Lender and a Notifying Lender

By	/s/ David Schryver
Name: David Schryver Title: Vice President

Signature Page to Amendment No. 1 to

Amended and Restated Credit Agreement dated as of July 27, 2022

Balchem Corporation, et al.

CITIBANK, N.A., as a Lender and a Notifying Lender

By	/s/ Julia Ivanova
Name: Julia Ivanova Title: Authorized Signatory

Signature Page to Amendment No. 1 to

Amended and Restated Credit Agreement dated as of July 27, 2022

Balchem Corporation, et al.

EXHIBIT A

(See Attached)

~~EXECUTION COPY~~EXHIBIT A

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 27, 2022

among

BALCHEM CORPORATION,

as the Parent,

BALCHEM B.V.,

as a Foreign Borrower,

THE FOREIGN SUBSIDIARIES OF THE PARENT IDENTIFIED HEREIN,

as the other Foreign Borrowers,

THE SUBSIDIARIES OF THE PARENT IDENTIFIED HEREIN,

as the Guarantors,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent for the Non-EEA Agented Borrowers,

J.P. MORGAN SE,
as Administrative Agent for the EEA Agented Borrowers

BANK OF AMERICA, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION~~,~~ and
FARM CREDIT SERVICES OF AMERICA, PCA ~~and BANK OF AMERICA, N.A.,~~,

as Syndication Agents,

~~KEYBANK NATIONAL ASSOCIATION,~~

TD BANK, N.A. and CITIBANK, N.A.,

as Documentation ~~Agent~~Agents

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,

WELLS FARGO SECURITIES, LLC and
FARM CREDIT SERVICES OF AMERICA, PCA ~~and BOFA SECURITIES, INC.,~~

as Joint Lead Arrangers and Joint Bookrunners

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TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS	1

1.01	Defined Terms~~.~~	1
1.02	Other Interpretive Provisions~~.~~	~~34~~46
1.03	Accounting Terms~~.~~	~~35~~47
1.04	Rounding~~.~~	~~35~~48
1.05	Exchange Rates; Currency Equivalents~~.~~; Interest Rates; Benchmark Notification	~~36~~48
1.06	Additional Alternative Currencies~~.~~	~~36~~49
1.07	Change of Currency~~.~~	~~37~~50
1.08	Times of Day~~.~~	~~38~~51
1.09	Letter of Credit Amounts~~.~~	~~38~~51
1.10	Divisions	51
1.11	Amendment and Restatement of the Existing Credit Agreement; Reaffirmation	51
1.12	Dutch Terms	53

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS	~~38~~54

2.01	Revolving Loans~~.~~	~~38~~54
2.02	Borrowings, Conversions and Continuations of Loans~~.~~	~~39~~56
2.03	Letters of Credit~~.~~	~~40~~61
2.04	Swing Line Loans~~.~~	~~50~~72
2.05	Prepayments~~.~~	~~53~~76
2.06	Termination or Reduction of Aggregate Revolving Commitments; Reallocation of Revolving Commitments Between Domestic Revolving Commitments and Foreign Revolving Commitments~~.~~	~~55~~77
2.07	Repayment of Loans~~.~~	~~57~~80
2.08	Interest~~.~~	~~57~~80
2.09	Fees~~.~~	~~58~~81
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate~~.~~	~~59~~82
2.11	Evidence of Debt~~.~~	~~60~~83
2.12	Payments Generally; Administrative Agent’s Clawback~~.~~	~~60~~84
2.13	Sharing of Payments by Lenders~~.~~	~~62~~79
2.14	Cash Collateral~~.~~	~~63~~87
2.15	Defaulting Lenders~~.~~	~~64~~88
2.16	Incremental Facilities~~.~~	~~66~~91
2.17	Foreign Borrowers~~.~~	~~69~~94

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY	~~71~~96

3.01	Taxes~~.~~	~~71~~96
3.02	Illegality and Designated Lenders~~.~~	~~76~~103
3.03	Inability to Determine Rates~~.~~	~~77~~104
3.04	Increased Costs; Reserves on ~~Eurocurrency Rate~~Term Benchmark Loans~~.~~	~~78~~108
3.05	Compensation for Losses~~.~~	~~80~~109

i

3.06	Mitigation of Obligations; Replacement of Lenders~~.~~	~~81~~110
3.07	Survival~~.~~	~~81~~111
3.08	Illegality	111

ARTICLE IV GUARANTY	~~81~~112

4.01	The Guaranty~~.~~	~~81~~112
4.02	Obligations Unconditional~~.~~	~~82~~113
4.03	Reinstatement~~.~~	~~83~~115
4.04	Certain Additional Waivers~~.~~	~~83~~116
4.05	Remedies~~.~~	~~83~~116
4.06	Rights of Contribution~~.~~	~~83~~117
4.07	Guarantee of Payment; Continuing Guarantee~~.~~	~~84~~118
4.08	Keepwell~~.~~	~~84~~118

ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	~~84~~118

5.01	Conditions of Initial Credit Extension~~.~~	~~84~~118
5.02	Conditions to all Credit Extensions~~.~~	~~87~~122

ARTICLE VI REPRESENTATIONS AND WARRANTIES	~~88~~122

6.01	Existence, Qualification and Power~~.~~	~~88~~122
6.02	Authorization; No Contravention~~.~~	~~88~~123
6.03	Governmental Authorization; Other Consents~~.~~	~~88~~123
6.04	Binding Effect~~.~~	~~88~~123
6.05	Financial Statements; No Material Adverse Effect~~.~~	~~89~~123
6.06	Litigation~~.~~	~~89~~124
6.07	No Default~~.~~	~~89~~124
6.08	Ownership of Property~~.~~	~~90~~124
6.09	Environmental Compliance~~.~~	~~90~~124
6.10	Insurance~~.~~	~~90~~125
6.11	Taxes~~.~~	~~91~~125
6.12	ERISA Compliance~~.~~	~~91~~126
6.13	Subsidiaries~~.~~	~~91~~126
6.14	Margin Regulations; Investment Company Act~~.~~	~~92~~127
6.15	Disclosure~~.~~	~~92~~127
6.16	Compliance with Laws~~.~~	~~92~~127
6.17	Intellectual Property; Licenses, Etc~~.~~	~~93~~128
6.18	Solvency~~.~~	~~93~~128
6.19	Perfection of Security Interests in the Collateral~~.~~	~~93~~128
6.20	Business Locations; Taxpayer Identification Number~~.~~	~~93~~128
6.21	Sanctions; Anti-Corruption Laws~~.~~	~~93~~128
6.22	Representations as to Foreign Borrowers~~.~~	~~94~~129
6.23	~~EEA~~Affected Financial Institutions~~.~~	~~95~~130
6.24	Plan Assets; Prohibited Transactions~~.~~	~~95~~130
6.25	Outbound Investment Rules	~~95~~130
6.26	Fiscal Unity for Dutch Tax Purposes and COMI	~~95~~130

ARTICLE VII AFFIRMATIVE COVENANTS	~~95~~130

7.01	Financial Statements~~.~~	~~95~~130
7.02	Certificates; Other Information~~.~~	~~96~~131
7.03	Notices~~.~~	~~97~~133
7.04	Payment of Taxes~~.~~	~~98~~134
7.05	Preservation of Existence, Etc~~.~~	~~98~~134
7.06	Maintenance of Properties~~.~~	~~98~~134
7.07	Maintenance of Insurance~~.~~	~~98~~134
7.08	Compliance with Laws~~.~~	~~99~~135
7.09	Books and Records~~.~~	~~99~~135
7.10	Inspection Rights~~.~~	~~99~~135
7.11	Use of Proceeds~~.~~	~~100~~135
7.12	[Reserved]~~.~~	~~100~~136
7.13	Additional Guarantors~~.~~	~~100~~136
7.14	Pledged Assets~~.~~	~~100~~136
7.15	Depository Relationship~~.~~	~~101~~137
7.16	Dutch Fiscal Unity and COMI	137
7.17	DAC6	138

ARTICLE VIII NEGATIVE COVENANTS	~~101~~139

8.01	Liens~~.~~	~~102~~139
8.02	Investments~~.~~	~~103~~140
8.03	Indebtedness~~.~~	~~103~~141
8.04	Fundamental Changes~~.~~	~~105~~143
8.05	Dispositions~~.~~	~~105~~144
8.06	Restricted Payments~~.~~	~~106~~145
8.07	Change in Nature of Business~~.~~	~~106~~146
8.08	Transactions with Affiliates~~.~~	~~107~~146
8.09	Burdensome Agreements~~.~~	~~107~~146
8.10	Use of Proceeds~~.~~	~~107~~146
8.11	Financial Covenants~~.~~	~~107~~146
8.12	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity~~.~~	~~108~~147
8.13	Ownership of Subsidiaries~~.~~	~~108~~147
8.14	Sale Leasebacks~~.~~	~~108~~147
8.15	Sanctions; Anti-Corruption Laws~~.~~	~~108~~147
8.16	Amendment of Material Documents~~.~~	~~109~~148
8.17	Amendment of Additional Indebtedness~~.~~	~~109~~148
8.18	Outbound Investment Rules	148

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES	~~109~~149

9.01	Events of Default~~.~~	~~109~~149
9.02	Remedies Upon Event of Default~~.~~	~~111~~151
9.03	Application of Funds~~.~~	~~112~~152

ARTICLE X ADMINISTRATIVE AGENT	~~114~~154

10.01	Appointment and Authority~~.~~	~~114~~154
10.02	Rights as a Lender~~.~~	~~114~~154

10.03	Exculpatory Provisions~~.~~	~~115~~155
10.04	Reliance by Administrative Agent~~.~~	~~116~~156
10.05	Delegation of Duties~~.~~	~~116~~156
10.06	Resignation of Administrative Agent~~.~~	~~116~~156
10.07	Non-Reliance on Administrative Agent and Other Lenders~~.~~ ; Acknowledgements of Lenders and L/C Issuers	~~118~~158
10.08	No Other Duties; Etc~~.~~	~~118~~160
10.09	Administrative Agent May File Proofs of Claim; Credit Bidding~~.~~	~~118~~160
10.10	Collateral and Guaranty Matters~~.~~	~~120~~162
10.11	Secured Cash Management Agreements and Secured Hedge Agreements~~.~~	~~120~~162
10.12	Parallel Debt~~.~~	~~121~~163
10.13	Certain ERISA Matters~~.~~	~~121~~164
10.14	Borrower Communications	166

ARTICLE XI MISCELLANEOUS	~~123~~168

11.01	Amendments, Etc~~.~~	~~123~~168
11.02	Notices; Effectiveness; Electronic Communications~~.~~	~~125~~170
11.03	No Waiver; Cumulative Remedies; Enforcement~~.~~	~~128~~173
11.04	Expenses; Indemnity; Damage Waiver~~.~~	~~128~~174
11.05	Payments Set Aside~~.~~	~~130~~177
11.06	Successors and Assigns~~.~~	~~131~~177
11.07	Treatment of Certain Information; Confidentiality~~.~~	~~136~~184
11.08	Rights of Setoff~~.~~	~~137~~185
11.09	Interest Rate Limitation~~.~~	~~138~~185
11.10	Counterparts; Integration; Effectiveness~~.~~	~~138~~186
11.11	Survival of Representations and Warranties~~.~~	~~138~~186
11.12	Severability~~.~~	~~138~~186
11.13	Replacement of Lenders~~.~~	~~139~~186
11.14	Governing Law; Jurisdiction; Etc~~.~~	~~139~~187
11.15	Waiver of Jury Trial~~.~~	~~140~~189
11.16	Subordination~~.~~ and Voting Restrictions	~~141~~ 189
11.17	No Advisory or Fiduciary Responsibility~~.~~	~~141~~190
11.18	Electronic Execution of Assignments and Certain Other Documents~~.~~	~~142~~191

11.19	USA PATRIOT Act Notice~~.~~	~~142~~192

11.20	Judgement Currency~~.~~	~~143~~192

11.21	Material Non-Public Information~~.~~	~~143~~193

11.22	Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions~~.~~	~~144~~194

11.23	Acknowledgment Regarding Any Supported QFCs	194

ARTICLE XII Collection Allocation Mechanism	195

SCHEDULES

2.01A	Commitments and Applicable Percentages

2.01B	Letter of Credit Commitments

2.01C	Existing Letters of Credit

6.09	Environmental Compliance

6.13	Subsidiaries

6.17	IP Rights

6.20-1	Location of Chief Executive Office, Taxpayer Identification Number, Etc.

6.20-2	Changes in Legal Name, State of Formation and Structure

8.01	Liens Existing on the Closing Date

8.02	Investments Existing on the Closing Date

8.03	Indebtedness Existing on the Closing Date

11.02	Certain Addresses for Notices

11.06	Voting Participants

EXHIBITS

1.01	Form of Secured Party Designation Notice

2.02	~~Form of Loan Notice~~[Reserved]

2.04	~~Form of Swing Line Loan Notice~~[Reserved]

2.11-1	Form of Domestic Revolving Note

2.11-2	Form of Foreign Revolving Note

2.17-1	Form of Foreign Borrower Assumption Agreement

2.17-2	Form of Foreign Borrower Notice

3.01	Forms of U.S. Tax Compliance Certificates

7.02	Form of Compliance Certificate

7.13	Form of Joinder Agreement

11.06	Form of Assignment and Assumption

v

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of July 27, 2022 among BALCHEM CORPORATION, a Maryland corporation (the “Parent”), ~~each~~BALCHEM B.V., a Netherlands limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Balchem B.V.”), as a Foreign Borrower, each other Subsidiary of the Parent designated as a Foreign Borrower after the date hereof pursuant to Section 2.17 (together with Balchem B.V., each a “Foreign Borrower”), the Domestic Guarantors (defined herein), the Lenders (defined herein) ~~and~~, JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Non-EEA Agented Borrowers and J.P. MORGAN SE, as Administrative Agent for the EEA Agented Borrowers.

WHEREAS, the Parent, the other Loan Parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, are currently party to a Credit Agreement, dated as of June 27, 2018 (as amended prior to the Closing Date, the “Existing Credit Agreement”);

WHEREAS, the Parent, the other Loan Parties party hereto, the Lenders party hereto and the Administrative Agent have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety, (ii) extend the maturity date in respect of the existing revolving credit facility under the Existing Credit Agreement, (iii) re-evidence the “Obligations” and “Foreign Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement and (iv) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrowers;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrowers and the other Loan Parties outstanding thereunder, which shall be payable in accordance with the terms hereof; and

WHEREAS, it is also the intent of the Parent and the other Loan Parties to confirm that all obligations and Liens under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Closing Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Existing Credit Agreement is hereby amended and restated as follows:

13. DEFINITIONS AND ACCOUNTING TERMS

(a)  Defined Terms~~.~~.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or any substantial portion of the property of, or a line of business or division of, another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person.

“Adjusted Covenant Period” has the meaning specified in Section 8.11(a).

~~“~~Adjusted Daily Simple RFR~~” means, with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to Adjusted Daily Simple SOFR;~~ provided ~~that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.~~

~~“~~Adjusted Daily Simple SOFR~~” means an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.10% per annum;~~ provided ~~that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.~~

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a)  the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means the U.S. Administrative Agent and/or the Non-U.S. Administrative Agent as the context requires or as the U.S. Administrative Agent and/or Non-U.S. Administrative Agent deems appropriate in its or their sole discretion.

~~“~~Adjusted Term SOFR Rate~~” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period or for any Base Rate Borrowing based on the Adjusted Term SOFR Rate, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10% per annum;~~ provided ~~that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.~~

~~“~~Administrative Agent~~” means JPMorgan, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.~~

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Parent and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to any Borrower or any Lender, as the context requires.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Domestic Revolving Commitments” means the Domestic Revolving Commitments of all the Lenders.  The initial amount of the Aggregate Domestic Revolving Commitments in effect on the Amendment No. 1 Closing Date is ~~FIVE HUNDRED AND FIFTY MILLION DOLLARS ($550,000,000).~~One Hundred Twenty-Five Million Dollars ($125,000,000.00). For the avoidance of doubt, as further provided in Sections 2.01(a) and 2.01(c) and subject to the other terms and conditions set forth herein, the entire amount of the Aggregate Domestic Revolving Commitments and the Aggregate Foreign Revolving Commitments shall be available for Loans denominated in Dollars.

“Aggregate Foreign Revolving Commitments” means the Foreign Revolving Commitments of all the Lenders.  The initial amount of the Aggregate Foreign Revolving Commitments in effect on the Amendment No. 1 Closing Date is ~~ZERO DOLLARS ($0).~~Five Hundred Twenty-Five Million Dollars ($525,000,000.00). For the avoidance of doubt, as further provided in Sections 2.01(b) and 2.01(c) and subject to the other terms and conditions set forth herein, the entire amount of the Aggregate Foreign Revolving Commitments and the Aggregate Domestic Revolving Commitments shall be available for Loans denominated in Dollars.

“Aggregate Revolving Commitments” means the Aggregate Foreign Revolving Commitments and the Aggregate Domestic Revolving Commitments.  As of the Amendment No. 1 Closing Date, the Aggregate Revolving Commitments shall equal $650,000,000.  For the avoidance of doubt, as further provided in Section 2.01(c) and subject to the other terms and conditions set forth herein, the entire amount of the Aggregate Foreign Revolving Commitments and the Aggregate Domestic Revolving Commitments shall be available for Loans denominated in Dollars.

“Agreed Currency” means (i) Dollars and (ii) each Alternative Currency.

“Agreement” means this Credit Agreement.

“Alternative Currency” means Euro and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, for any amount of any Alternative Currency, at the time of determination thereof, (a) if such amount is expressed in such Alternative Currency, such amount and (b) if such amount is expressed in Dollars, the equivalent of such amount in such Alternative Currency determined by using the rate of exchange for the purchase of such Alternative Currency with Dollars last provided (either by publication or otherwise provided to the Administrative Agent or applicable L/C Issuer, as the case may be) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Alternative Currency with Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent or applicable L/C Issuer, as the case may be, in its sole and reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent or applicable L/C Issuer, as the case may be, using any method of determination it deems appropriate in its sole discretion); provided that, to the extent requested by the applicable L/C Issuer, the Alternative Currency Equivalent in respect of any Letter of Credit issued by such L/C Issuer shall be determined by reference to the Spot Rate.

“Amendment No. 1” means Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Closing Date, among the Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, the L/C Issuers party thereto, the Swing Line Lender and the Administrative Agent.

“Amendment No. 1 Closing Date” means July 24, 2026.

“Ancillary Document” has the meaning assigned to it in Section 11.18.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable EBITDA” means, at any time, Consolidated EBITDA for Parent and its Subsidiaries on a consolidated basis in accordance with GAAP for the period of four consecutive fiscal quarters of the Parent ending on the last day of the most recent fiscal quarter of the Parent for which the Loan Parties have delivered (or are required to deliver) financial statements pursuant to Section 7.01(a) or (b) (or, if prior to the initial date of delivery of such financial statements hereunder, the financial statements of the Parent and its Subsidiaries for the four fiscal quarter period ending March 31, ~~2022~~2026).

“Applicable Percentage” means with respect to any Lender at any time: (a) with respect to such Lender’s Domestic Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Domestic Revolving Commitments represented by such Lender’s Domestic Revolving Commitment at such time; provided that if the commitment of each Lender to make Domestic Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Domestic Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender immediately prior to such termination or expiration, giving effect to any subsequent assignments; (b) with respect to such Lender’s Foreign Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Foreign Revolving Commitments represented by such Lender’s Foreign Revolving Commitment at such time; provided that if the commitment of each Lender to make Foreign Revolving Loans has been terminated pursuant to Section 9.02 or if the Aggregate Foreign Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender immediately prior to such termination or expiration, giving effect to any subsequent assignments; and (c) with respect to such Lender’s total Revolving Commitments at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s total Revolving Commitments at such time; provided that if the commitment of each Lender to make Revolving Loans of any Class has been terminated pursuant to Section 9.02 or if the Revolving Commitments of any Class have expired or otherwise terminated, then the Applicable Percentage of the Aggregate Revolving Commitments of each Lender with respect to such Class of Revolving Commitments shall be determined based on the Applicable Percentage of such Lender with respect to such Class of Revolving Commitments immediately prior to such termination or expiration, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.06(b) or Section 2.16, as applicable. The Applicable Percentages shall be subject to adjustment as provided in Section 2.15. Each reference to a Lender’s Applicable Percentage in connection with a Letter of Credit or a Swing Line Loan shall be deemed to refer to such Lender’s Applicable Percentage with respect to its Domestic Revolving Commitment.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

Pricing Tier	Consolidated Net Leverage Ratio	Commitment Fee	Term Benchmark Loans / RFR Loans / Letter of Credit Fee	Base Rate Loans
1	< 1.00:1.00	0.15%	1.00%	0.0%
2	> 1.00:1.00 but < 2.00:1.00	0.175%	1.125%	0.125%
3	> 2.00:1.00 but < 3.00:1.00	0.20%	~~1.375~~1.250%	~~0.375~~0.250%
4	> 3.00:1.00	0.225%	~~1.625~~1.500%	~~0.625~~0.500%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective ~~as of the first Business Day immediately following~~on and including the date that is three (3) Business Days after the date of delivery to the Administrative Agent of a Compliance Certificate ~~is required to be delivered~~ pursuant to Section 7.02(b) indicating such change; provided, however, that (a) if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders and the Administrative Agent, Pricing Tier 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the ~~first~~third Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 7.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate and (b) if an Event of Default has occurred and is continuing, then, upon the request of the Required Lenders and the Administrative Agent, Pricing Tier 4 shall apply as of the first Business Day after the date on which such Event of Default occurred and shall continue to apply until the first Business Day immediately following the date on which such Event of Default is cured or waived in accordance with this Agreement. The Applicable Rate in effect from the Amendment No. 1 Closing Date through the ~~first~~third Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b) for the fiscal quarter ending June 30, ~~2022~~2026 shall be determined based upon Pricing Tier ~~2~~1.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Borrower Portal” has the meaning assigned to it in Section 10.14.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means each of JPMorgan, BofA Securities, Inc., Wells Fargo Securities, LLC~~,~~ and Farm Credit Services of America, PCA ~~and BofA Securities, Inc.~~, in its capacity as a joint lead arranger and a joint bookrunner for the credit facility evidenced by this Agreement.

“Article 21c CRD VI” has the meaning assigned to such term in Section 2.02(h).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, with respect to any Person on any date, (a) in respect of any capital lease, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease, (c) in respect of any Securitization Transaction, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in respect of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, ~~2021~~2025, and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such fiscal year, including the notes thereto.

“Augmenting Lender” has the meaning specified in Section 2.16(a).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.03.

“Availability Period” means (a) with respect to the Domestic Revolving Commitments, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Domestic Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Domestic Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02, and (b) with respect to the Foreign Revolving Commitments, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Aggregate Foreign Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Foreign Revolving Loans pursuant to Section 9.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the NYFRB Rate plus 0.50%, (b) the Prime Rate and (c) the ~~Adjusted~~ Term SOFR Rate for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.0%; provided that, for the purpose of this definition, the ~~Adjusted~~ Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the ~~Adjusted~~ Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the ~~Adjusted~~ Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Benchmark” means, initially, with respect to any (i) RFR Loan denominated in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan denominated in any Agreed Currency, the Relevant Rate for such Agreed Currency; provided that, if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.03.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1)  in the case of any Loan denominated in Dollars, ~~Adjusted~~ Daily Simple SOFR, or

(2)  the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Parent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Parent for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “RFR Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation or administration of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), in each case, or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) of, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrowers” means, collectively, the ~~Parent and each Foreign Borrower~~EEA Agented Borrowers and the Non-EEA Agented Borrowers.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and Class, in the same currency and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, London and Amsterdam; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (b) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day for such Agreed Currency, (c) in relation to Loans referencing the ~~Adjusted~~ Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the ~~Adjusted~~ Term SOFR Rate or any other dealings of such Loans referencing the ~~Adjusted~~ Term SOFR Rate, any such day that is a U.S. Government Securities Business Day and (d) in relation to Loans denominated in any other Agreed Currency or any interest rate settings, fundings, disbursements, settlements or payments of any CBR Loan or CBR Borrowing, on which dealings in the applicable Agreed Currency are carried on in the principal financial center of such Agreed Currency.

“CAM” means the mechanism for the allocation and exchange of interests in the Designated Obligations and collections thereunder established under Article XII.

“CAM Exchange” means the exchange of the applicable Lenders’ interests in the applicable Designated Obligations provided for in Article XII.

“CAM Exchange Date” means the first date on which there shall occur (a) any event referred to in Section 9.01(f) or (g) or (b) or an acceleration of the Loans pursuant to Section 9.02.

“CAM Percentage” means (a) as to each Foreign Revolving Lender, a fraction, expressed as a decimal, of which (i) the numerator shall be the aggregate Dollar Equivalent amount (determined on the CAM Exchange Date) of the applicable Designated Obligations owed to such Foreign Revolving Lender (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date and (ii) the denominator shall be the Dollar Equivalent amount (as so determined) of the applicable Designated Obligations owed to all the Foreign Revolving Lenders (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date, and (b) as to each Domestic Revolving Lender, a fraction, expressed as a decimal, of which (i) the numerator shall be the aggregate Dollar Equivalent amount (determined on the CAM Exchange Date) of the applicable Designated Obligations owed to such Domestic Revolving Lender (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date, and (ii) the denominator shall be the Dollar Equivalent amount (as so determined) of the applicable Designated Obligations owed to all the Domestic Revolving Lenders (whether or not at the time due and payable) on the date immediately prior to the CAM Exchange Date.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Domestic Revolving Lenders, as collateral for L/C Obligations or obligations of the Domestic Revolving Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case denominated in such currencies acceptable to, and pursuant to documentation in form and substance reasonably satisfactory to, the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or, in the case of a Foreign Subsidiary, readily marketable obligations issued or directly and fully guaranteed or insured by the government of the country of such Foreign Subsidiary, or any agency or instrumentality thereof (provided that the full faith and credit of the United States or, in the case of a Foreign Subsidiary, the government of the country of such Foreign Subsidiary, is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) (i) with respect to any Domestic Loan Party, Dollar denominated time deposits and certificates of deposit of (A) any Lender, (B) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (C) any bank whose short term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”) and (ii) with respect to any Foreign Subsidiary, time deposits, certificates of deposit and bankers’ acceptances denominated in (A) Dollars, (B) the currency of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development and (C) such currencies acceptable to the Administrative Agent in its sole discretion, in each case, of (A) an Approved Bank or (B) a bank or other financial institution acceptable to the Administrative Agent in its sole discretion, in each case with maturities of not more than one (1) year from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited such that 95% of such Investments are of the character described in the foregoing subdivisions (a) through (d).

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services and supply chain finance services in connection with accounts payable of the Parent and its Subsidiaries (including, without limitation, trade payable services, supplier account receivable purchases, and “reverse factoring” services) and other cash management services.

“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Cash Management Agreement or (c) within 30 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Cash Management Agreement.

“CBR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means, with respect to any Loan, the Applicable Rate applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means, at any time, a rate per annum equal to the greater of (x) the sum of: (i) for any Loan denominated in (a) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (b) any other Alternative Currency determined after the Closing Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion (any reference rate described in this clause (x)(i) for any Alternative Currency being referred to as the “CBR Reference Rate”); plus (ii) the applicable Central Bank Rate Adjustment; and (y) the Floor. Any change in the Central Bank Rate for any Alternative Currency due to a change in the CBR Reference Rate or the Central Bank Rate Adjustment for such Alternative Currency shall be effective from and including the effective date of such change in the CBR Reference Rate or the Central Bank Rate Adjustment, respectively.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, and (b) any other Alternative Currency determined after the Closing Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (x)(ii) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the Voting Stock of the Parent on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Domestic Revolving Loans or Foreign Revolving Loans, (b) any Commitment, refers to whether such Commitment is a Domestic Revolving Commitment or a Foreign Revolving Commitment or (c) any Lender, refers to whether such Lender is a Domestic Revolving Lender or a Foreign Revolving Lender.

“Closing Date” means the date hereof.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Collateral” means a collective reference to all property with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the other holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents. Notwithstanding anything to the contrary herein or in any of the Collateral Documents, Collateral shall not include any Excluded Property of any Person.

“Collateral Documents” means a collective reference to the Domestic Security Agreement, the Dutch Security Documents and other security or collateral documents as may be executed and delivered by any Loan Party pursuant to the terms of Section 7.14.

“Commitment” means, as to each Lender, the Domestic Revolving Commitment of such Lender and/or the Foreign Revolving Commitment of such Lender.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to this Section, including through a Platform.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.02.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

~~“~~Consolidated Capital Expenditures~~” means, for any period, for the Parent and its Subsidiaries on a consolidated basis, all capital expenditures made during such period.~~

“Consolidated EBITDA” means, for any period, for the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, (iv) non-cash charges for such period, including, without limitation, any non-cash charges incurred in connection with any Acquisition resulting from step up in basis for assets acquired under GAAP (excluding any such non-cash charges to the extent (A) there were cash charges with respect to such charges in past accounting periods, (B) there is a reasonable expectation that there will be cash charges with respect to such charges in future accounting periods or (C) it relates to the write-down of current assets), (v) fees and expenses incurred in connection with the Transaction provided that such fees and expenses are incurred by the date 180 days after the Amendment No. 1 Closing Date, and (vi) costs, fees and expenses incurred in connection with any Acquisition, in an aggregate amount not to exceed 15% of Consolidated EBITDA for the relevant test period (calculated before giving effect to this clause (vi)) minus (b) to the extent included in calculating such Consolidated Net Income, non-cash income or gains for such period.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four fiscal quarters most recently ended to (b) Consolidated Interest Charges for the period of the four fiscal quarters most recently ended.

“Consolidated Interest Charges” means, for any period, for the Parent and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (b) the portion of rent expense with respect to such period under capital leases that is treated as interest in accordance with GAAP plus (c) the implied interest component of Synthetic Lease Obligations with respect to such period.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date, less Unrestricted Cash of Loan Parties as of such date, less Unrestricted Cash of Subsidiaries that are not Loan Parties as of such date in an aggregate amount not to exceed 50% of Applicable EBITDA, to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Net Income” means, for any period, for the Parent and its Subsidiaries on a consolidated basis, net income for that period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that the Parent’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary or if such Person is St. Gabriel CC Company or a Subsidiary of St. Gabriel CC Company, except that the Parent’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Parent as described in clause (b) of this proviso).

“Consolidated Total Indebtedness” means, as of any date of determination, the sum, without duplication, of (a) the aggregate Indebtedness of the Parent and its Subsidiaries calculated on a consolidated basis as of such date in accordance with GAAP, (b) the aggregate amount of Indebtedness of the Parent and its Subsidiaries relating to the maximum drawing amount of all letters of credit outstanding and bankers acceptances and (c) Indebtedness of the type referred to in clauses (a) or (b) hereof of another Person guaranteed by the Parent or any of its Subsidiaries.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Corresponding Debt” has the meaning assigned to it in Section 10.12.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 11.23.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“CRR” the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in Dollars, Daily Simple SOFR (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) ~~U.S. Government Securities~~RFR Business Days prior to (i) if such SOFR Rate Day is a ~~U.S. Government Securities~~RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a ~~U.S. Government Securities~~RFR Business Day, the ~~U.S. Government Securities~~RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers. If by 5:00 p.m. (New York City time) on the second (2nd) RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website. Notwithstanding the foregoing; if the Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Dutch Bankruptcy Act (Faillissementswet), any insolvency proceedings within the meaning of the Insolvency Regulation listed or to be listed in Annex A thereto and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, the Netherlands or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally~~.~~, which shall include the filing of a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.15(e), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Parent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Parent, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Parent, to confirm in writing to the Administrative Agent and the Parent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(e)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Parent, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Delayed Draw Facility” means, any time, (a) any delayed draw term loan commitment in respect of an Incremental Facility or any other Indebtedness or (b) any Incremental Facility or other Indebtedness that is a delayed draw term loan.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject or target of any Sanction (at the time of this Agreement, the so-called Donetsk People’s Republic, the ~~so- called~~so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran~~,~~ and North Korea ~~and Syria~~).

“Designated Obligations” means (a) with respect to the Foreign Revolving Lenders, all obligations of the Borrowers with respect to (i) principal of and interest on the Foreign Revolving Loans and (ii) all commitment fees owing to the Foreign Revolving Lenders, and (b) with respect to the Domestic Revolving Lenders, (i) principal of and interest on the Domestic Revolving Loans, (ii) participations in Swingline Loans funded by the Domestic Revolving Lenders, (iii) Unreimbursed Amounts under any Letter of Credit and interest thereon and (iv) all commitment fees and Letter of Credit participation fees owing to the Domestic Revolving Lenders.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by the Parent or any Subsidiary, including any Sale and Leaseback Transaction, any sale, assignment, transfer or other disposal of any Equity Interests of any Subsidiary and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Recovery Event. The term “Disposition” shall not include any issuance by the Parent or any Subsidiary to any Person of shares or units of its Equity Interests.

“Documentation Agent” means ~~Keybank National Association~~each of TD Bank, N.A. and Citibank, N.A., in its capacity as a ~~syndication~~documentation agent for the credit facility evidenced by this Agreement.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the applicable L/C Issuer, as the case may be) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent or the applicable L/C Issuer, as the case may be, in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion; provided that, to the extent requested by the applicable L/C Issuer, the Dollar Equivalent in respect of any Letter of Credit issued by such L/C Issuer shall be determined by reference to the Spot Rate.

“Domestic Guarantors” means, collectively, (a) each Domestic Subsidiary identified as a “Domestic Guarantor” on the signature pages hereto, (b) each Person that joins as a Domestic Guarantor pursuant to Section 7.13 or otherwise, (c) with respect to (i) Obligations under any Secured Hedge Agreement, (ii) Obligations under any Secured Cash Management Agreement and (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty, the Parent, and (d) the successors and permitted assigns of the foregoing. The Domestic Guarantors as of the Amendment No. 1 Closing Date are set forth on Schedule 6.13.

“Domestic Loan Parties” means, collectively, the Parent and each Domestic Guarantor.

“Domestic Revolving Commitment” means, as to each Lender, its obligation to (a) make Domestic Revolving Loans to the Parent pursuant to Section 2.01, (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.16, as applicable as such amount may be adjusted from time to time in accordance with this Agreement.

“Domestic Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of (a) such Lender’s Domestic Revolving Loans and (b) such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Domestic Revolving Lender” means, at any time, (a) so long as any Domestic Revolving Commitment is in effect, any Lender that has a Domestic Revolving Commitment at such time or (b) if the Domestic Revolving Commitments have terminated or expired, any Lender that has a Domestic Revolving Loan or a participation in L/C Obligations or Swing Line Loans at such time.

“Domestic Revolving Loan” has the meaning specified in Section 2.01(a).

“Domestic Revolving Note” has the meaning specified in Section 2.11(a).

“Domestic Security Agreement” means the Amended and Restated Security and Pledge Agreement, dated as of the Closing Date, executed by each of the Domestic Loan Parties in favor of the Administrative Agent for the benefit of the holders of the Obligations, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Domestic Subsidiary” means any Subsidiary that (a) is organized under the Laws of any state of the United States or the District of Columbia and (b) is not a Subsidiary of a Subsidiary that is not organized under the laws of any state of the United States or the District of Columbia.

“Domestic Total Revolving Outstandings” means the aggregate Outstanding Amount of all Domestic Revolving Loans, all Swing Line Loans and all L/C Obligations.

“Dutch Borrower” means any Borrower formed under the laws of the Netherlands.

“Dutch Loan Party” means any Loan Party formed under the laws of the Netherlands.

“Dutch Security Agreement” means the Dutch law governed security agreement between Balchem B.V. as pledgor and the Administrative Agent as pledgee.

“Dutch Security Documents” means, collectively, the Dutch Security Agreement, the Dutch Share Pledge and any other security or collateral documents governed by Dutch law as may be executed or delivered by any Loan Party to or in favor of the Administrative Agent from time to time pursuant to the terms of Section 7.14.

“Dutch Share Pledge” means the Dutch law governed notarial deed of pledge over registered shares in Balchem B.V., among Balchem Corporation as pledgor, Balchem B.V. as company and the Administrative Agent as pledgee.

“EEA Agented Borrowers” and/or “EEA Agented Borrower” means Balchem B.V., each other Dutch Borrower and each other Foreign Borrower organized in an EEA Member Country.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of human health and the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is, or is reasonably expected to be, insolvent; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA, (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate or (i) a failure by the Parent or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Parent or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EU Borrower” means any Borrower organized under the laws of, or with its principal place of business or actual credit decision-making activity carried out from, an EU Member State in which Article 21c of Directive (EU) 2024/1619 (or, following transposition, the corresponding provision of applicable national law implementing Article 21c) has entered into force and is applicable to the Commitments or Credit Extensions in question, and, to the extent Article 21c (or its equivalent) has been separately extended to and is in force in any EEA Member Country that is not an EU Member State, any Borrower organized under the laws of, or situated in, such EEA Member Country.

“EU Borrowing Request” has the meaning assigned to such term in Section 2.02(n).

“EU Funding Obligations” has the meaning assigned to such term in Section 2.02(i).

“EU Lender” has the meaning assigned to such term in Section 2.02(h).

“EU Lender Provisions” means, collectively, Sections 2.02(g) through (n).

“EU Notice” has the meaning assigned to such term in Section 2.02(h).

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate ~~at approximately 11:00 a.m. Brussels time~~ two (2) TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means, for any day and time, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as published at approximately 11:00 a.m. Brussels time on the applicable date of determination. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate.

“Euro” and “€” mean the single currency of the Participating Member States.

“Event of Default” has the meaning specified in Section 9.01.

“Exchange Rate” means, for any Alternative Currency, the rate of exchange therefor as described in clause (b) of the definition of “Dollar Equivalent” (subject to the proviso to such definition).

“Excluded Property” means:

(a) with respect to any Domestic Loan Party, (i) any owned or leased real property, (ii) unless requested by the Administrative Agent, any IP Rights for which a perfected Lien thereon is not effected either by filing of a Uniform Commercial Code financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (iii) unless requested by the Administrative Agent, any personal property (other than personal property described in clause (ii) above) for which the attachment or perfection of a Lien thereon is not governed by the Uniform Commercial Code, (iv) the Equity Interests of any Foreign Subsidiary to the extent not required to be pledged to secure the Obligations pursuant to Section 7.14(a), (v) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Domestic Loan Party from granting any other Liens in such property, (vi) any lease, license, contract or other agreement of such Domestic Loan Party if the grant of a security interest in such lease, license, contract or other agreement in the manner contemplated by the Domestic Security Agreement is prohibited under the terms of such lease, license, contract or other agreement or under applicable Law; provided, that the foregoing exclusion in this clause (vi) shall in no way be (A) construed to apply if any such prohibition is rendered ineffective pursuant to the Uniform Commercial Code in effect in the applicable jurisdiction or any other applicable Law (including Debtor Relief Laws) or principles of equity, (B) construed so as to limit, impair or otherwise affect the Administrative Agent’s unconditional continuing security interests in any rights or interests of such Domestic Loan Party in or to the proceeds thereof, including monies due or to become due under any such lease, license, contract or other agreement or (C) construed to apply at such time as the condition causing such prohibition shall cease to be in effect, (vii) the property and assets of BCP Ingredients, Inc. transferred to St. Gabriel CC Company prior to the Original Closing Date pursuant to the St. Gabriel CC Company Joint Venture Documents and (viii) any other property if the Administrative Agent determines in its sole discretion that the expense of attaching and/or perfecting a Lien therein under applicable Law is excessive given the value of such property; and

(b) with respect to any Foreign Loan Party, (i) any owned or leased real property, (ii) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Foreign Loan Party from granting any other Liens in such property, (iii) unless requested by the Administrative Agent, any personal property for which the attachment or perfection of a Lien thereon is not governed by the Laws of the jurisdiction of formation of such Foreign Loan Party, (iv) any lease, license, contract or other agreement of such Foreign Loan Party if the grant of a security interest in such lease, license, contract or other agreement in the manner contemplated by the Collateral Documents is prohibited under the terms of such lease, license, contract or other agreement or under applicable Law; provided, that the foregoing exclusion in this clause (~~vi~~iv) shall in no way be (A) construed to apply if any such prohibition could not be rendered ineffective pursuant to the Uniform Commercial Code in effect in the applicable jurisdiction or any other applicable Law (including Debtor Relief Laws) or principles of equity, (B) construed so as to limit, impair or otherwise affect the Administrative Agent’s unconditional continuing security interests in any rights or interests of such Foreign Loan Party in or to the proceeds thereof, including monies due or to become due under any such lease, license, contract or other agreement or (C) construed to apply at such time as the condition causing such prohibition shall cease to be in effect and (v) any other property if the Administrative Agent determines in its sole discretion that the expense of attaching and/or perfecting a Lien therein under applicable Law is excessive given the value of such property.

Notwithstanding the foregoing, “Excluded Property” shall not include proceeds, substitutions or replacements of any Excluded Property unless such proceeds, substitutions or replacements would independently constitute Excluded Property.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) ~~or~~, (ii) that are Other Connection Taxes or (iii) imposed as a result of a Recipient having a substantial interest (aanmerkelijk belang) within the meaning of chapter 4 of the Dutch 2001 Income Tax Act (Wet inkomstenbelasting 2001) in a Dutch Loan Party, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Parent under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) ~~and~~, (d) any U.S. federal withholding Taxes imposed pursuant to FATCA~~.~~ and (e) any withholding Taxes imposed under the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) imposed in respect of a Lender other than as a result of any change after the date such Lender became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority.

“Existing Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Existing Letters of Credit” means the letters of credit issued pursuant to, and that are outstanding as of the Closing Date under, the Existing Credit Agreement and described on Schedule 2.01C.

~~“~~Facility Office~~” means, with respect to any Lender, the office through which such Lender will perform its obligations under this Agreement.~~

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) all Commitments have terminated, (b) all Obligations arising under the Loan Documents have been paid in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit that have been Cash Collateralized).

“Farm Credit Lender” means a lending institution organized and existing pursuant to the provision of the Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Floor” means the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the ~~Adjusted~~ Term SOFR Rate, Adjusted EURIBOR Rate, each ~~Adjusted~~ Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of the ~~Adjusted~~ Term SOFR Rate, Adjusted EURIBOR Rate, each ~~Adjusted~~ Daily Simple RFR or the Central Bank Rate shall be 0.00%.

“Foreign Borrower” has the meaning specified in the introductory paragraph hereto. The only Foreign Borrower as of the Amendment No. 1 Closing Date is Balchem B.V.

“Foreign Borrower Assumption Agreement” means an assumption agreement substantially in the form of Exhibit 2.17-1 executed and delivered by an Applicant Foreign Borrower in accordance with the provisions of Section 2.17.

“Foreign Guarantors” means each Foreign Subsidiary that Guarantees the Foreign Obligations pursuant to Article IV and Section 7.13, as applicable, and the successors and permitted assigns of the foregoing. The Foreign Guarantors as of the Amendment No. 1 Closing Date are set forth on Schedule 6.13.

“Foreign Lender” means, with respect to any Borrower, (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the applicable Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Loan Parties” means, collectively, each Foreign Borrower and each Foreign Guarantor.

“Foreign Obligations” means with respect to the each Foreign Loan Party (i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Foreign Loan Party arising under any Loan Document or otherwise with respect to any Foreign Revolving Loan and (ii) all obligations of any Foreign Subsidiary owing to a Cash Management Bank or a Hedge Bank in respect of Secured Cash Management Agreements or Secured Hedge Agreements, in each case identified in clauses (i) and (ii) whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Foreign Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding; provided, however, that the “Foreign Obligations” of a Foreign Loan Party shall exclude any Excluded Swap Obligations with respect to such Foreign Loan Party.

“Foreign Revolving Commitment” means, as to each Lender, its obligation to make Foreign Revolving Loans to the Borrowers pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.16, as applicable as such amount may be adjusted from time to time in accordance with this Agreement.

“Foreign Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of (a) such Lender’s Foreign Revolving Loans~~.~~, (b) if such Lender is a Swing Line Lender, all Swing Line Loans made by such Lender (in its capacity as a Swing Line Lender) (less the amount of participations funded by the other Lenders in such Swing Line Loans), and (c) if such Lender is an L/C Issuer, the L/C Obligations with respect to the Letters of Credit issued by such Lender (in its capacity as an L/C Issuer) (less the amount of participations funded by the other Lenders in such Letters of Credit).

“Foreign Revolving Lender” means, at any time, (a) so long as any Foreign Revolving Commitment is in effect, any Lender that has a Foreign Revolving Commitment at such time or (b) if the Foreign Revolving Commitments have terminated or expired, any Lender that has a Foreign Revolving Loan at such time.

“Foreign Revolving Loan” has the meaning specified in Section 2.01(b).

“Foreign Revolving Note” has the meaning specified in Section 2.11(a).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Foreign Total Revolving Outstandings” means the aggregate Outstanding Amount of all Foreign Revolving Loans.

~~“~~FRB~~” means the Board of Governors of the Federal Reserve System of the United States.~~

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Domestic Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Domestic Revolving Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means the Domestic Guarantors and the Foreign Guarantors (if any).

“Guaranty” means, collectively, (a) the Guarantee made by the Domestic Guarantors in favor of the Administrative Agent and the other holders of the Obligations pursuant to Article IV and (b) each Guarantee made by a Foreign Guarantor in favor of the Administrative Agent and the other holders of the Foreign Obligations pursuant to ~~a~~Article IV or another guaranty agreement in accordance with Section 7.13.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated or which can reasonably be expected to give rise to liability under any Environmental Law.

“Hedge Bank” means any Person that (i) at the time it enters into a Swap Contract, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (ii) in the case of any Swap Contract in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Swap Contract or (iii) within 30 days after the time it enters into the applicable Swap Contract, becomes a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case, in its capacity as a party to such Swap Contract; provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement.

“Honor Date” has the meaning set forth in Section 2.03(c).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount then available to be drawn under issued letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) the Swap Termination Value of any Swap Contract owing by the applicable Person;

(d)  all obligations to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h) all Guarantees of such Person in respect of any of the foregoing; and

(i) all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

Any operating lease asset or liability required by FASB AC, GAAP or otherwise to be recognized as an obligation or indebtedness on any Loan Parties’ balance sheet shall not be deemed to constitute “Indebtedness” for any purpose under this Credit Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Insolvency Regulation” means Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) as amended from time to time.

“Interest Payment Date” means: (a) as to any Term Benchmark Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date; ~~and~~ (c) as to any Base Rate Loan (~~including~~other than a Swing Line Loan) and any CBR Loan, the last Business Day of each March, June, September and December and the Maturity Date and (d) with respect to any Swing Line Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means, as to each Term Benchmark Loan, the period commencing on the date such Term Benchmark Loan is disbursed or converted to or continued as a Term Benchmark Loan and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as selected by the applicable Borrower in its Loan Notice; provided that:

(a) if any Interest Period ~~that~~ would ~~otherwise~~ end on a day ~~that is not~~other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day ~~falls in another~~would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month ~~at the end~~ of such Interest Period) shall end on the last Business Day of the last calendar month ~~at the end~~ of such Interest Period;

(c) no Interest Period shall extend beyond the Maturity Date; and

(d) no tenor that has been removed from this definition pursuant to Section 3.03(e) shall be available hereunder.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, in a single transaction or in a series of related transactions, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. For purposes of covenant compliance, the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, minus, without duplication, all returns of principal of such Investment to (directly or indirectly) one or more Loan Parties.

“IP Rights” has the meaning specified in Section 6.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, any bilateral agreement between the Parent and any L/C Issuer regarding such L/C Issuer’s Letter of Credit Commitment, and any other document, agreement and instrument entered into by the L/C Issuer and the Parent (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 7.13 executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.13 or any other documents as the Administrative Agent shall reasonably require for such purpose.

“JPMorgan” means JPMorgan Chase Bank, N.A. (including its branches and affiliates) and its successors.

“J.P. Morgan SE” means and J.P. Morgan SE (including its branches and affiliates) and its successors.

“Judgment Currency” has the meaning specified in Section 11.22.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

“L/C Advance” means, with respect to each Domestic Revolving Lender, such Domestic Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Domestic Revolving Loans. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means JPMorgan and Bank of America, N.A., each in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. Each reference herein to the “L/C Issuer” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant L/C Issuer with respect thereto. At any time there is more than one L/C Issuer, all singular references to the L/C Issuer shall mean any L/C Issuer, either L/C Issuer, each L/C Issuer, the L/C Issuer that has issued the applicable Letter of Credit, or both (or all) L/C Issuers, as the context may require.

“L/C Obligations” means, as at any date of determination, the aggregate Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP or Article 29(a) of the UCP or similar terms in the governing rules or laws of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the L/C Issuer and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and assigns and, unless the context requires otherwise, includes each L/C Issuer and the Swing Line Lender; provided that no Lender shall make Loans available to any Dutch Borrower unless it qualifies as Non-Public Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Parent and the Administrative Agent; which office may include any domestic or foreign branch of such Lender or any Affiliate of such Lender.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder (including, without limitation, the Existing Letters of Credit). Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s Letter of Credit Commitment as of the Amendment No. 1 Closing Date is set forth on Schedule 2.01B, or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Amendment No. 1 Closing Date, the amount set forth for such L/C Issuer as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Parent, and notified to the Administrative Agent.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the immediately preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Domestic Revolving Commitments.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, ~~or~~privilege (voorrecht), right of retention (recht van retentie), right of reclamation (recht van reclame), retention of title (eigendomsvoorbehoud), preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan or Swing Line Loan.

“Loan Documents” means this Agreement, Amendment No. 1, the Reaffirmation Agreement, each Note, each Issuer Document, each Joinder Agreement, the Collateral Documents and any fee letter executed by the Parent in connection therewith (but specifically excluding Secured Hedge Agreements and any Secured Cash Management Agreements).

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term Benchmark Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form ~~of~~ Exhibit 2.02 ~~or such other form~~ approved by the Administrative Agent (including any form on an Approved Borrower Portal, an electronic platform or electronic transmission system as may be approved by the Administrative Agent pursuant to Section 11.02).

“Loan Parties” means, collectively, the Parent, each other Borrower and each Guarantor.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Foreign Subsidiary” means one or more Foreign Subsidiaries required by the Lenders providing the Aggregate Foreign Revolving Commitments to Guaranty the Foreign Obligations.

“Maturity Date” means July ~~27~~24, ~~2027~~2031; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next ~~preceding~~ Business Day.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions or otherwise has any liability.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Parent or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-EEA Agented Borrower” and/or “Non-EEA Agented Borrower” means the Parent and each other Borrower that is not an EEA Agented Borrower.

“Non-Public Lender” means:

(a)  until the publication of an interpretation of “public” as referred to in the CRR by the competent authority/ies: an entity which (x) assumes rights and/or obligations vis-à-vis a Dutch Borrower, the value of which is at least EUR 100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least EUR 100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and

(b)  as soon as the interpretation of the term “public” as referred to in the CRR has been published by the competent authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.

“Non-U.S. Administrative Agent” means J.P. Morgan SE (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Notes” means the Domestic Revolving Notes and the Foreign Revolving Notes.

“Notifying Lender” has the meaning assigned to such term in Section 2.02(h).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means ~~with respect to the each Domestic Loan Party (a~~(i) all advances to, and debts, liabilities, obligations, covenants and duties of, any Domestic Loan Party or any Foreign Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, and (ii) all obligations of the Parent or any Subsidiary owing to a Cash Management Bank or a Hedge Bank in respect of Secured Cash Management Agreements or Secured Hedge Agreements, in each case identified in clauses (i) and (ii) whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding; provided, however, that the “Obligations” of a Domestic Loan Party shall exclude any Excluded Swap Obligations with respect to such Domestic Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization or, with respect to any Dutch Loan Party, the deed of incorporation (oprichtingsakte) and operating agreement or limited liability company agreement or, with respect to any Dutch Loan Party, the articles of association (statuten) (or equivalent or comparable documents with respect to any other non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Original Closing Date” means June 27, 2018.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Excluded Taxes or Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Outstanding Amount” means (a) with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Parent of Unreimbursed Amounts.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parallel Debt” has the meaning specified in Section 10.12.

“Parent” has the meaning specified in the introductory paragraph hereto.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” has the meaning specified in Section 11.19.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Parent or any ERISA Affiliate or with respect to which the Parent or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Acquisition” means an Investment consisting of an Acquisition by the Parent and/or one or more Subsidiaries, provided that (a) no Event of Default shall have occurred and be continuing or would result from such Acquisition, (b) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Parent and its Subsidiaries were engaged in on the Closing Date or any business substantially related or incidental thereto (or any reasonable extensions or expansions thereof), (c) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (d) the Parent shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Parent containing reasonably detailed calculations demonstrating that, upon giving effect to such Acquisition, the Loan Parties would be in compliance with the financial covenant set forth in Section 8.11(a) on a Pro Forma Basis recomputed as of the end of the most recent fiscal quarter of the Parent for which the Loan Parties have delivered financial statements pursuant to Section 7.01(a) or (b) (or, with respect to any Acquisition occurring or closing after the Amendment No. 1 Closing Date and on or before the date the Compliance Certificate is delivered for the fiscal quarter ending June 30, ~~2022~~2026, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 for the fiscal quarter ending June 30, ~~2022~~2026 on a Pro Forma Basis using the financial statements of the Parent and its Subsidiaries for the four fiscal quarter period ending March 31, ~~2022~~2026); provided that the Loan Parties shall not be required to deliver a certificate pursuant to this clause (d) if the Consolidated Net Leverage Ratio upon giving effect to such Acquisition, on a Pro Forma Basis (so recomputed), does not exceed 3.50 to 1.00 and (e) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto).

“Permitted Liens” means, at any time, Liens in respect of property of the Parent or any Subsidiary permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted ~~Restrictive~~Restricted Payments” has the meaning specified in Section 8.06(c).

“Permitted Supplier Financing” means the sale by the Parent or any Subsidiary of accounts receivable owing to it by one or more account debtors which would otherwise pay on terms longer than general market practices pursuant to a receivables purchase agreement or other customary documentation between the Parent and/or any Subsidiary and a counterparty institution (any such agreement or other documentation, a “Receivables Purchase Agreement”), whereby the Parent or such Subsidiary, as applicable, promptly receives cash proceeds from the counterparty institution in an amount equal to the face value of the sold accounts receivable net of a commercially reasonable and customary discount rate set forth in the applicable Receivables Purchase Agreement; provided that:

(i) any such sale is a true sale with any recourse to the Parent or any Subsidiary limited to breach of representation, warranty or covenant by the Parent or such Subsidiary, as applicable, with respect to the sold accounts receivable;

(ii) such Receivables Purchase Agreement is on customary terms for such arrangement;

(iii) no Event of Default exists at the time of, or would result from, the sale of such accounts receivable; and

(iv) the aggregate face amount of all accounts receivable of the Parent and its Subsidiaries subject to a Lien under any Permitted Supplier Financing shall not exceed $15,000,000 at any time.

“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of property to the Parent or any Subsidiary; provided that if (i) the transferor of such property is a Domestic Loan Party then the transferee thereof must be a Domestic Loan Party and (ii) the transferor of such property is a Foreign Loan Party then the transferee thereof must be a Loan Party; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Parent and its Subsidiaries; (e) the sale or disposition of Cash Equivalents for fair market value; and (f) Dispositions that constitute Investments permitted by Section 8.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Parent or any ERISA Affiliate or any such Plan to which the Parent or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA.

“Platform” has the meaning specified in Section 7.02.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the ~~FRB~~Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the ~~FRB~~Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” means, with respect to any transaction, that for purposes of calculating the financial covenants set forth in Section 8.11, such transaction (including the incurrence of any Indebtedness therewith) shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 7.01(a) or 7.01(b) (or, with respect to any transaction occurring or closing after the Amendment No. 1 Closing Date and on or before the date the Compliance Certificate is delivered for the fiscal quarter ending June 30, ~~2022~~2026, the financial statements of the Parent and its Subsidiaries for the four fiscal quarter period ending March 31, ~~2022~~2026). In connection with the foregoing, (a) with respect to any Disposition or Recovery Event, (i) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period, (b) with respect to any Acquisition, income statement and cash flow statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (i) such items are not otherwise included in such income statement and cash flow statement items for the Parent and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (ii) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent, (c) with respect to any Indebtedness incurred or assumed by the Parent or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired which is not retired in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable period, (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination ~~and~~, (iii) once a Delayed Draw Facility is tested for purposes of determining any incurrence or ratio test under this Agreement that includes the Consolidated Net Leverage Ratio (either at the time of incurrence or issuance or at the time of drawdown), then such incurrence and ratio tests under this Agreement that include the Consolidated Net Leverage Ratio shall account for such Delayed Draw Facility at all times following such initial testing so long as such Delayed Draw Facility is in existence and (iv) the proceeds thereof shall not constitute Unrestricted Cash for purposes of any determination of Pro Forma Basis in connection with the incurrence or assumption of such Indebtedness, and (d) any such calculation made by reference to, or requiring pro forma compliance with, any of the financial covenants shall be made by reference to the applicable financial covenant levels required under Section 8.11 for the quarter during which such transaction was consummated (or, if there is no financial covenant required to be tested during such fiscal quarter, the financial covenant level for the first testing period scheduled to occur after the date of such calculation).

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Parent containing reasonably detailed calculations of the financial covenants set forth in Section 8.11 recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Loan Parties have delivered financial statements pursuant to Section 7.01(a) or (b) (or, with respect to any such certificate delivered in connection with a transaction occurring or closing after the Amendment No. 1 Closing Date and on or before the date the Compliance Certificate is delivered for the fiscal quarter ending June 30, ~~2022~~2026, the financial statements of the Parent and its Subsidiaries for the four fiscal quarter period ending March 31, ~~2022~~2026) after giving effect to the applicable transaction on a Pro Forma Basis.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 7.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 11.23.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Reaffirmation Agreement” means the Reaffirmation Agreement, dated as of the Amendment No. 1 Closing Date, among the Loan Parties party thereto and the Administrative Agent.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recovery Event” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Parent or any Subsidiary.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting, or (4) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the ~~FRB~~Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the ~~FRB~~Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iii) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the ~~Adjusted~~ Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, or (iii) with respect to any RFR Borrowing denominated in Dollars, the applicable ~~Adjusted~~ Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate or (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, as applicable.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Domestic Revolving Lenders” means, at any time, Lenders having Domestic Revolving Credit Exposures representing more than 50% of the Domestic Revolving Credit Exposures of all Lenders; provided that, for purposes of declaring the Loans to be due and payable pursuant to Section 9.02, the unused Commitment of each Lender shall be deemed to be zero. The Domestic Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Domestic Revolving Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Domestic Revolving Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Foreign Revolving Lenders” means, at any time, Lenders having Foreign Revolving Credit Exposures representing more than 50% of the Foreign Revolving Credit Exposures of all Lenders; provided that, for purposes of declaring the Loans to be due and payable pursuant to Section 9.02, the unused Commitment of each Lender shall be deemed to be zero. The Foreign Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Foreign Revolving Lenders at any time.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided that, for purposes of declaring the Loans to be due and payable pursuant to Section 9.02, the unused Commitment of each Lender shall be deemed to be zero; provided further that, for purposes of declaring the Loans to be due and payable pursuant to Section 9.02, and for all purposes after the Loans become due and payable pursuant to Section 9.02 or the Commitments expire or terminate, then, as to each Lender, Total Credit Exposure of such Lender in respect of Swing Line Loans shall not be included for purposes of determining Required Lenders to the extent such Lender shall have been required to fund its participation in the outstanding Swing Line Loans and failed to do so. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination. Notwithstanding the foregoing, unfunded commitments or amounts in respect of any Incremental Facility that is a delayed draw term loan shall not be included in any determination of “Required Lenders”.

“Resignation Effective Date” has the meaning specified in Section 10.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, (i) with respect to each Loan Party other than a Dutch Loan Party, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller, senior director of corporate finance, or chief accounting officer of ~~a~~such Loan Party, and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of ~~a~~such Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent~~.~~ , and, (ii) with respect to a Dutch Loan Party, a statutory board member or any other person who is individually authorized to represent such Dutch Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revaluation Date” means (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent or the applicable L/C Issuer may determine at any time when an Event of Default exists.

“Revolving Commitments” means the Domestic Revolving Commitments and the Foreign Revolving Commitments.

“Revolving Loans” means the Domestic Revolving Loans and the Foreign Revolving Loans.

“RFR” means, for any RFR Loan denominated in Dollars, Daily Simple SOFR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in Dollars, a U.S. Government Securities Business Day.

“RFR Loan” means a Loan that bears interest at a rate based on the ~~Adjusted~~ Daily Simple RFR.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC~~, a subsidiary of The McGraw Hill Companies, Inc. and any successor thereto~~ business.

“Sale and Leaseback Transaction” means, with respect to any Person, any arrangement, directly or indirectly, whereby such Person shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds in such Alternative Currency as may be reasonably determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, ~~Her~~His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, located, organized or resident in a Designated Jurisdiction, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders), or (d) any Person otherwise the subject or target of any Sanctions.

“Sanction(s)” means any international economic or financial sanction ~~or~~, trade embargo or similar restriction imposed, administered or enforced by the United States Government (including OFAC and the U.S. Department of State), the United Nations Security Council, the European Union, any European Member State, ~~Her~~His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Parent or any Subsidiary and any Cash Management Bank with respect to such Cash Management Agreement. For the avoidance of doubt, a holder of Obligations or Foreign Obligations in respect of Secured Cash Management Agreements shall be subject to the last paragraph of Section 9.03 and Section 10.11.

“Secured Hedge Agreement” means any Swap Contract that is entered into by and between the Parent or any Subsidiary and any Hedge Bank with respect to such Swap Contract. For the avoidance of doubt, a holder of Obligations or Foreign Obligations in respect of Secured Hedge Agreements shall be subject to the last paragraph of Section 9.03 and Section 10.11.

“Secured Party Designation Notice” shall mean a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit 1.01.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of related financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning assigned to it under the definition of Daily Simple SOFR.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature in the ordinary course of business, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Ancillary Obligations” means all Obligations of any of the Subsidiaries, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders, or to any Cash Management Bank or a Hedge Bank in respect of Secured Cash Management Agreements or Secured Hedge Agreements.

“Specified Loan Party” has the meaning specified in Section 4.08.

“Spot Rate” means, on any day, (a) with respect to any Alternative Currency, the rate of exchange for the purchase of Dollars with such Alternative Currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as determined by the applicable L/C Issuer using any method of determination it deems appropriate in its sole discretion) and (b) if such amount is denominated in any other currency (other than Dollars), the equivalent of such amount in Dollars as determined by the applicable L/C Issuer using any method of determination it deems appropriate in its sole discretion.

“St. Gabriel CC Company” means St. Gabriel CC Company, LLC, a Delaware limited liability company.

“St. Gabriel CC Company Joint Venture Documents” means, collectively, (a) the St. Gabriel CC Company, LLC, Amended and Restated Limited Liability Company Agreement dated as of July 1, 2016, by and between Taminco US Inc. and BCP Ingredients, Inc. and (b) the Contribution and Formation Agreement dated as of January 27, 2014, by and among Taminco US Inc., BCP Ingredients, Inc. and St. Gabriel CC Company, as amended by that certain First Amendment to Contribution and Formation Agreement dated as of July 1, 2016.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the ~~FRB~~Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the ~~FRB~~Federal Reserve Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D of the ~~FRB~~Federal Reserve Board. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the ~~FRB~~Federal Reserve Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” means Indebtedness of the Parent or any Subsidiary that by its terms is subordinated to the Obligations in a manner and to an extent reasonably acceptable to the Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent. Notwithstanding anything to the contrary contained herein, neither St. Gabriel CC Company nor Triberco, LLC shall be deemed a Subsidiary.

“Supported QFC” has the meaning assigned to it in Section 11.23.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means JPMorgan in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a). All Swing Line Loans shall be denominated in Dollars.

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form ~~of~~ Exhibit 2.04 ~~or such other form as~~  approved by the Administrative Agent (including any form on ~~an~~Approved Borrower Portal or any other electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Parent.

“Swing Line Sublimit” means an amount equal to $10,000,000. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Domestic Revolving Commitments.

“Syndication Agent” means each of ~~Wells Fargo Bank, National Association, Farm Credit Services of America, PCA and~~ Bank of America, N.A., Wells Fargo Bank, National Association and Farm Credit Services of America, PCA, in its capacity as a syndication agent for the credit facility evidenced by this Agreement.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which ~~TARGET2~~T2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

~~“~~TARGET2~~” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.~~

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the ~~Adjusted~~ Term SOFR Rate or the Adjusted EURIBOR Rate, as applicable. Term Benchmark Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency or made to a Foreign Borrower must be Term Benchmark Loans.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars ~~or Base Rate Borrowing determined by reference to the Term SOFR Rate~~ and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars ~~or for any Base Rate Borrowing determined by reference to the Term SOFR Rate, for~~ any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such ~~date~~day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Threshold Amount” means $5,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments of such Lender at such time~~,~~ and the aggregate Outstanding Amount of Loans of such Lender at such time and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

“Transaction” means, collectively, the entering into of the Loan Documents on the Closing Date and the Amendment No. 1 Closing Date, the funding of the Loans on the Closing Date and any other borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the ~~Adjusted~~ Term SOFR Rate, the Adjusted EURIBOR Rate, the Base Rate, the Central Bank Rate or the ~~Adjusted~~ Daily Simple RFR.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash” means, as of any date of determination, cash or Cash Equivalents of the ~~Domestic Loan Parties~~Parent and its Subsidiaries as of such date that (i) do not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of the Parent ~~and~~, (ii) are not subject to a Lien (other than Liens of the type described in Sections 8.01(a), (m) and (n))~~.~~, (iii) are not subject to any legal or contractual restrictions on repatriation to the United States at such time and (iv) are denominated in Dollars or in a lawful currency that is readily available, freely transferable and able to be converted into Dollars.

“U.S. Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means (a) for purposes of Sections 6.25 and 8.18 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any Person in the United States and (ii) for all other purposes, any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“VAT” means (a) any tax imposed in compliance with the Council Directive of November 28, 2006 on the common system of value added tax (EC Directive 2006/112) and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Voting Participants” has the meaning specified in Section 11.06(g).

“Voting Participant Notification” has the meaning specified in Section 11.06(g).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by the Parent directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Parent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(b)  Other Interpretive Provisions~~.~~.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and properties, tangible and intangible, real and personal, including cash, securities, accounts and contract rights.

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(c)  Accounting Terms~~.~~.

Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Parent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Parent and its Subsidiaries or to the determination of any amount for the Parent and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Parent is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 8.11 (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis with respect to (i) any Disposition of all of the Equity Interests of, or all or substantially all of the assets of, a Subsidiary, (ii) any Disposition of a line of business or division of the Parent or any Subsidiary, or (iii) any Acquisition, in each case, occurring during the applicable period.

(d)  Rounding~~.~~.

Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

(e)  Exchange Rates; Currency Equivalents; Interest Rates; Benchmark Notification.

The Administrative Agent or the L/C Issuer, as applicable, shall reasonably determine the Dollar Equivalent amounts of Borrowings or Letter of Credit extensions denominated in Alternative Currencies as of each Revaluation Date. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Parent hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so reasonably determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the Alternative Currency Equivalent of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(f)  Additional Alternative Currencies~~.~~ .

The Parent may from time to time request that Foreign Revolving Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars. In the case of any such request with respect to the making of Foreign Revolving Loans, such request shall be subject to the approval of the Administrative Agent and all of the Foreign Revolving Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

Any such request shall be made to the Administrative Agent not later than 11:00 a.m., thirty (30) days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Foreign Revolving Loans, the Administrative Agent shall promptly notify each Foreign Revolving Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Foreign Revolving Lender (in the case of any such request pertaining to Foreign Revolving Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Term Benchmark Loans, RFR Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

Any failure by a Foreign Revolving Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Foreign Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Foreign Revolving Lenders consent to making Foreign Revolving Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that a term benchmark rate or risk-free rate is available to be used for such requested currency, the Administrative Agent shall so notify the Parent and the Administrative Agent and such Lenders may amend this Agreement to the extent deemed necessary by the Administrative Agent to reflect the addition of such currency under this Agreement. If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Parent and the Administrative Agent and the L/C Issuer may amend this Agreement to the extent deemed necessary by the Administrative Agent to add the applicable term benchmark rate or risk-free rate for such currency for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Parent.

(g)  Change of Currency~~.~~.

Each obligation of a Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

(h)  Times of Day~~.~~.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

(i)  Letter of Credit Amounts~~.~~.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(j)  Divisions~~.~~.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

(k)  Amendment and Restatement of the Existing Credit Agreement; Reaffirmation.

The parties to this Agreement agree that, on the Closing Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. Neither the execution, delivery and acceptance of this Agreement nor any of the terms, covenants, conditions or other provisions set forth herein are intended, nor shall they be deemed or construed, to effect a novation of any liens or indebtedness or other obligations under the Existing Credit Agreement or any other Loan Document (as defined in the Existing Credit Agreement) or to pay, extinguish, release, satisfy or discharge (i) all or any part of the indebtedness or other obligations evidenced by the Existing Credit Agreement, (ii) the liability of any Person under the Existing Credit Agreement or the Loan Documents (as defined under the Existing Credit Agreement) executed and delivered in connection therewith, (iii) the liability of any Person with respect to the Existing Credit Agreement or any indebtedness or other obligations evidenced thereby, or (iv) any deeds of trust, mortgages, liens, security interests or contractual or legal rights securing all or any part of such indebtedness or other obligations. All “Loans” made, and “Obligations” and “Foreign Obligations” incurred, under and as defined in the Existing Credit Agreement which are outstanding on the Closing Date (and not terminated or otherwise repaid with the proceeds of any Loans made hereunder on the Closing Date) shall be re-evidenced as Loans, Obligations and Foreign Obligations, respectively, under (and shall be governed by the terms of) this Agreement and the other Loan Documents.

Without limiting the foregoing, upon the effectiveness of the amendment and restatement contemplated hereby on the Closing Date and except as otherwise expressly provided herein:

all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents;

(A) the “Domestic Revolving Commitments” (as defined in the Existing Credit Agreement) shall continue as Domestic Revolving Commitments hereunder as set forth on the Schedule 2.01A and (B) the “Foreign Revolving Commitments” (as defined in the Existing Credit Agreement) shall continue as Foreign Revolving Commitments hereunder as set forth on the Schedule 2.01A;

the “Letter of Credit Commitments” (as defined in the Existing Credit Agreement) shall continue as Letter of Credit Commitments hereunder as set forth on Schedule 2.01B;

subject to Section 1.11(d) below, the “Revolving Loans” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement, if any, shall continue as Revolving Loans hereunder;

the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of the “Revolving Commitments” and “Total Credit Exposure” (each as defined in and in effect under the Existing Credit Agreement) as are necessary in order that each Lender’s Total Credit Exposure hereunder reflects such Lender’s Applicable Percentage thereof on the Closing Date (and in no event exceeds each such Lender’s Revolving Commitment of the applicable Class hereunder), and the Borrowers and each Lender that was a “Lender” under the Existing Credit Agreement (constituting the “Required Lenders”, “Required Domestic Revolving Lenders” and the “Required Foreign Revolving Lenders” under and as defined therein) hereby agrees (with effect immediately prior to the Closing Date) that (x) such reallocation, sales and assignments shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions, without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived), (y) such reallocation shall satisfy the assignment provisions of Section 11.06 and 11.13 of the Existing Credit Agreement and (z) in connection with such reallocation, sales, assignments or other relevant actions, the Borrowers shall pay all interest and fees outstanding under the Existing Credit Agreement and accrued to the date hereof to the Administrative Agent for the account of the Lenders party hereto, together with any losses, costs and expenses incurred by Lenders under Section 3.05 of the Existing Credit Agreement; and

each of the signatories hereto that is also a party to the Existing Credit Agreement hereby consents to any of the actions described in the foregoing clause (v) and agrees that any and all required notices and required notice periods under the Existing Credit Agreement in connection with any of the actions described in the foregoing clause (v) on the Closing Date are hereby waived and of no force and effect.

Without limiting the foregoing, each Loan Party party hereto, as debtor, grantor, pledgor, guarantor, or another similar capacity in which such Loan Party grants liens or security interests in its properties or otherwise acts as a guarantor, joint or several obligor or other accommodation party, as the case may be, in each case under the “Loan Documents” as defined in the Existing Credit Agreement, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the “Loan Documents” as defined in the Existing Credit Agreement to which it is a party and (ii) to the extent such Loan Party granted liens on or security interests in any of its properties pursuant to any of the “Loan Documents” as defined in the Existing Credit Agreement, hereby ratifies and reaffirms such grant of security (and any filings with Governmental Authorities made in connection therewith) and confirms that such liens and security interests continue to secure the Obligations.

All “Eurocurrency Rate Loans” (as defined in the Existing Credit Agreement) denominated in Dollars outstanding as of the date hereof shall be converted to Term Benchmark Loans denominated in Dollars with an Interest Period of one (1) month on the Closing Date.  On the Closing Date, the Borrowers shall pay all accrued and unpaid interest due on the Eurocurrency Rate Loans denominated in Dollars. Notwithstanding anything to the contrary herein, each Lender party to the Existing Credit Agreement agrees to waive its right to compensation for any amounts otherwise due and owing under Section 3.05 of the Existing Credit Agreement.

Dutch Terms.

In relation to any Dutch Loan Party, or any (other) entity that is incorporated or, where applicable, has its centre of main interest in the Netherlands, a reference to:

the “Netherlands” means the European part of the Kingdom of the Netherlands and “Dutch” means in or of the Netherlands;

a “winding-up”, “administration” or “dissolution” includes being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

a moratorium of any indebtedness includes (voorlopige) surseance van betaling and a moratorium is declared in respect of any indebtedness that includes surseance verleend;

liquidation, administration, dissolution and reorganization (and any of those terms) includes an entity being declared bankrupt (failliet verklaard), dissolved (ontbonden) or subject to emergency regulations;

a “reorganization” or “composition” in the context of insolvency or insolvency proceedings includes statutory proceedings for the restructuring of debt (akkoordprocedure) under the Dutch Bankruptcy Act (Faillissementswet);

gross negligence means grove schuld;

willful misconduct means opzet;

a “works council” means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) within the meaning of the Dutch Works Councils Act (Wet op de ondernemingsraden) having jurisdiction over the relevant business;

“all necessary corporate or other organizational action” or references to corporate or other organizational power and authority includes without limitation, where applicable, (i) compliance with any requirements of the Dutch Works Councils Act (Wet op de ondernemingsraden) or the European Works Councils Act (Wet op de Europese ondernemingsraden) and (ii) having obtained a positive or neutral advice (advies) from the competent works council;

a “liquidator” or a “trustee” in bankruptcy includes a curator and a beoogd curator;

an administrator includes a bewindvoerder and a stille bewindvoerder, a beoogd bewindvoerder, a herstructureringsdeskundige and an observator;

an attachment includes conservatoir and executoriaal beslag;

a distribution or dividend includes any distribution of profits (winstuitkering) or the distribution of reserves (uitkering uit reserves);

a “Subsidiary” includes a dochtermaatschappij as defined in Section 2:24a of the Dutch Civil Code (Burgerlijk Wetboek); and

Any reference to any document or statement being presumed to be conclusive or conclusive and binding for all purposes, or to serve as prima facie evidence absent manifest error, shall mean that such document or statement constitutes conclusive evidence (dwingend bewijs) within the meaning of section 151 Dutch Code of Civil Procedure.

14. THE COMMITMENTS AND CREDIT EXTENSIONS

(a)  Revolving Loans~~.~~.

Domestic Revolving Loans. Subject to the terms and conditions set forth herein, each Domestic Revolving Lender severally agrees to make loans (each such loan, a “Domestic Revolving Loan”) to the Parent in Dollars from time to time on any Business Day during the Availability Period for Domestic Revolving Commitment in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Domestic Revolving Commitment; provided, however, that after giving effect to any Borrowing of Domestic Revolving Loans, (i) the Domestic Total Revolving Outstandings shall not exceed the Aggregate Domestic Revolving Commitments and (ii) the Domestic Revolving Credit Exposure of any Domestic Revolving Lender shall not exceed such Lender’s Domestic Revolving Commitment. Within the limits of each Domestic Revolving Lender’s Domestic Revolving Commitment, and subject to the other terms and conditions hereof, the Parent may borrow under this Section 2.01(a), prepay under Section 2.05 and reborrow under this Section 2.01(a). Domestic Revolving Loans may be Base Rate Loans or Term Benchmark Loans, or a combination thereof, as further provided herein.

Foreign Revolving Loans. Subject to the terms and conditions set forth herein, each Foreign Revolving Lender severally agrees to make loans (each such loan, a “Foreign Revolving Loan”) to any of the Parent or a Foreign Borrower, as applicable, in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period for Foreign Revolving Commitment in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Foreign Revolving Commitment; provided, however, that after giving effect to any Borrowing of Foreign Revolving Loans, (i) the Foreign Total Revolving Outstandings shall not exceed the Aggregate Foreign Revolving Commitments and (ii) the Foreign Revolving Credit Exposure of any Foreign Revolving Lender shall not exceed such Lender’s Foreign Revolving Commitment. Within the limits of each Foreign Revolving Lender’s Foreign Revolving Commitment, and subject to the other terms and conditions hereof, the Parent may borrow under this Section 2.01(b), prepay under Section 2.05 and reborrow under this Section 2.01(b). Foreign Revolving Loans made to the Parent may be Base Rate Loans (to the extent denominated in Dollars) or Term Benchmark Loans, or a combination thereof, as further provided herein. Foreign Revolving Loans made to a Foreign Borrower shall be Term Benchmark Loans.

Dollar Denominated Term Benchmark Loans. Notwithstanding the foregoing, but subject to the limitations set forth in the provisos to Sections 2.01(a) and (b) above, if the Parent ~~or any Foreign Borrower~~ requests a ~~Term Benchmark~~ Loan denominated in Dollars, such Loan shall be made ratably by the Domestic Revolving Lenders and the Foreign Revolving Lenders in accordance with their Applicable Percentages of the Aggregate Revolving Commitments as set forth in Section 2.02.

(b)  Borrowings, Conversions and Continuations of Loans.

Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term Benchmark Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which may be given by ~~(A) telephone or (B)~~ a Loan Notice signed by a Responsible Officer of the applicable Borrower; provided that, if such Loan Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three U.S. Government Securities Business Days (or, in the case of any Term Benchmark Borrowing to be made on the Amendment No. 1 Closing Date, such shorter period as agreed by the Administrative Agent in its sole discretion) prior to the requested date of any Borrowing of, conversion to or continuation of Term Benchmark Loans denominated in Dollars or of any conversion of Term Benchmark Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Term Benchmark Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans. Each ~~telephonic notice by a Borrower pursuant to this~~ Section 2.02(a) ~~must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each~~ Borrowing of, conversion to or continuation of Term Benchmark Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans or RFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice ~~(whether telephonic or written)~~ shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term Benchmark Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Loans to be borrowed and (vii) the Class of such Loan (except as otherwise provided in Section 2.01(c) for any Term Benchmark Loan denominated in Dollars). If the applicable Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the applicable Borrower fails to specify a Type of a Loan in a Loan Notice, then the applicable Loans shall be made as Base Rate Loans denominated in Dollars (in the case of a Borrowing to be made by the Parent) or Term Benchmark Loans denominated in Dollars (in the case of any other Borrower); provided, however, that in the case of a failure to timely request a continuation of Term Benchmark Loans, such Loans shall be continued as Term Benchmark Loans in their original currency with an Interest Period of one month. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Term Benchmark Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. Notwithstanding the foregoing, in no event shall any Borrower be permitted to request an RFR Loan or a CBR Loan (it being understood and agreed that any such rate shall only apply to the extent provided in Sections 2.02(c), 3.03(a) and 3.03(f), as applicable).

Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each applicable Lender of the details of any automatic continuation of Loans as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount (and currency) of its Applicable Percentage of the applicable Loans available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date the Loan Notice with respect to a Borrowing of Domestic Revolving Loans is given by the Parent, there are any Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such outstanding Swing Line Loan, second, shall be applied to the payment in full of any such L/C Borrowings and third, shall be made available to the Parent as provided above.

Except as otherwise provided herein, a Term Benchmark Loan may be continued or converted only on the last day of the Interest Period for such Term Benchmark Loan. During the existence of an Event of Default, (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Term Benchmark Borrowing, (ii) unless repaid, each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in Dollars, shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto (or immediately in the case of an RFR Borrowing) and (iii) unless repaid, each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in an Alternative Currency, shall, at the end of the Interest Period applicable thereto (or immediately in the case of an RFR Borrowing), bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans or RFR Loans denominated in any Alternative Currency shall either be (1) converted to a Base Rate Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period therefor (or immediately in the case of an RFR Borrowing) or (2) prepaid at the end of the applicable Interest Period (or immediately in the case of an RFR Borrowing) in full; provided that, in the case of a Term Benchmark Loan, if no election is made by the applicable Borrower by the earlier of (A) the date that is three U.S. Government Securities Business Days after receipt by such Borrower of such notice and (B) the last day of the current Interest Period for the applicable Term Benchmark Loan, such Borrower shall be deemed to have elected clause (1) above.

The Administrative Agent shall promptly notify the Parent and the Lenders of the interest rate applicable to any Interest Period for Term Benchmark Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Parent and the Lenders of any change in Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten outstanding RFR Loans or Interest Periods in effect.

This Section 2.02 shall not apply to Swing Line Loans except as otherwise set forth in Section 2.02(b) above.

Subject to the EU Lender Provisions, each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligations of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

To the extent any Commitment or Loan is contemplated to any EU Borrower, each Lender, in its capacity as a Lender and, where applicable, as an L/C Issuer or Swing Line Lender (each, a “Notifying Lender”), may identify one or more of its lending offices, branches or subsidiaries established in an EEA Member Country (each, an “EU Lender”) to make Commitments and Loans to one or more EU Borrowers by delivering a notice (an “EU Notice”) to the Administrative Agent and the Parent (on behalf of the Borrowers), prior to or simultaneously with the establishment of such Commitment or the making of such Loan, duly executed by the Notifying Lender and its corresponding EU Lender identifying one or more EU Borrowers for which such EU Notice shall apply. An EU Notice may bifurcate the applicable Commitments among different EU Lenders and EU Borrowers in a single EU Notice, provided such notice clearly identifies each applicable EU Lender and its corresponding EU Borrower. An EU Notice delivered on the Amendment No. 1 Closing Date shall be deemed simultaneous with the Notifying Lender’s execution of Amendment No. 1, and a Notifying Lender executing Amendment No. 1 on the Amendment No. 1 Closing Date may either (x) deliver an EU Notice simultaneously with such execution or (y) note on its signature page that it is executing as both a Lender and a Notifying Lender and appointing the corresponding EU Lender, which EU Lender shall countersign as an EU Lender for all purposes of the EU Lender Provisions. Each EU Notice shall (i) designate the applicable EU Lender as the party responsible for making the Commitments and/or Loans to the EU Borrower identified under this clause (h), (ii) specify the principal amount of such Commitments and/or Loans, (iii) specify the name and address of each EU Lender and (iv) specify the corresponding EU Borrower for each EU Lender. Each EU Notice shall be accompanied by an Administrative Questionnaire and any tax compliance certificates required under Section 3.01(e)(ii)(B), in each case, with respect to such EU Lender. No consent of any Borrower, the Administrative Agent, any L/C Issuer, or any Swing Line Lender shall be required to deliver or revoke any EU Notice. Upon delivery of an EU Notice or revocation notice pursuant to the terms of this clause (h), the Administrative Agent shall annotate the Register to identify, as applicable, the Notifying Lender’s EU Lenders and/or any revocations in respect of such Notifying Lender, and any Commitment schedule shall be deemed annotated to reflect each applicable EU Lender’s Commitment to the applicable EU Borrower. For the avoidance of doubt, no Lender is required to deliver an EU Notice or otherwise utilize the EU Lender Provisions, nor deliver an EU Notice for all EU Borrowers hereunder.

Upon execution and delivery of an EU Notice: (i) each EU Lender shall be deemed a Lender and, where applicable, a L/C Issuer or Swing Line Lender hereunder and under the other Loan Documents with respect to the Commitments and Loans to the applicable EU Borrower (and for avoidance of doubt the Notifying Lender in respect of such EU Lender shall not be deemed to hold any Commitments or Loans to such EU Borrower), (ii) the Notifying Lender’s other Commitments, if any, to other Borrowers shall remain in full force and effect, and (iii) each EU Lender shall be subject to, afforded and extended any and all rights, obligations and duties arising as a Lender or, where applicable L/C Issuer or Swing Line Lender in respect of the Commitments or Loans to such EU Borrower hereunder and under the other Loan Documents. The rights, obligations and duties described in clause (iii) shall severally include, without limitation, (x) the obligations to make any and all Commitments or Loans to such EU Borrower, on a ratable basis as among the EU Lenders holding Commitments to such EU Borrower, and provide any other related funding services such EU Borrower requests pursuant to the terms and conditions of this Agreement required by a Lender or, where applicable, L/C Issuer or Swing Line Lender in connection with such Commitment or Loans (the “EU Funding Obligations”) and (y) the obligation to comply with the terms hereof and to receive the contractual rights and ability to exercise the rights and remedies conferred hereunder (including under Section 3.01, 3.04, 3.05, 11.04 and 11.08).

By delivery of an EU Notice (i) each EU Lender shall, to the fullest extent permitted by applicable law, act through its Notifying Lender in connection with the EU Lender Provisions (other than with respect to its EU Funding Obligations), and hereby irrevocably appoints such Notifying Lender as its agent under this Agreement to administer such provisions on its behalf and (ii) the Borrower and Administrative Agent shall treat such Notifying Lender and any corresponding EU Lender as a single Lender for all purposes hereunder (including, but not limited to, calculation of Commitments, delivery of payments and notices, Defaulting Lender determinations, and voting), except for purposes of the EU Funding Obligations, which shall not be performed by such Notifying Lender. In no event shall an EU Lender and its Notifying Lender be treated as a single Lender for purposes of such EU Lender’s EU Funding Obligations.

Upon delivery to the Parent and the Administrative Agent of a revocation notice signed by both a Notifying Lender and its applicable EU Lender and identifying one or more EU Borrowers for which revocation is applicable, the identified EU Lender shall cease to hold the applicable Commitments to each such identified EU Borrower, shall no longer be deemed a Lender hereunder with respect to each such identified EU Borrower or under the other Loan Documents, and shall be released from its obligations under this Agreement with respect to each such identified EU Borrower; provided that such EU Lender shall retain the benefits of Section 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances arising prior to such release.

In no event shall a Notifying Lender and its applicable EU Lenders be required to fund Loans in an aggregate amount exceeding the initial Commitment of the applicable Class of such Notifying Lender set forth on Schedule 2.01A or Schedule 2.01B, in each case, as of the Amendment No. 1 Closing Date, as adjusted from time to time pursuant to the terms of this Agreement, including (i) assignments or transfers under Section 11.06 or (ii) reductions or termination under Sections 2.06 or 2.15.

The Administrative Agent shall endeavor to remit all payments from an EU Borrower for which an EU Lender has been appointed (including prepayments, premiums, interest, and penalties) directly to the applicable EU Lender. If any such funds are received by the Notifying Lender, the Notifying Lender shall promptly turn such funds over to any such applicable EU Lender; provided that delivery of such funds to the Notifying Lender in compliance with the terms hereof shall discharge the applicable EU Borrower’s obligations with respect to the relevant Loans as if paid directly to such EU Lender.

If an EU Lender has been appointed for an EU Borrower in accordance with the EU Lender Provisions set forth in this Section 2.02, any Loan Notice from the Administrative Agent with respect to such EU Borrower for which such EU Lender has been appointed shall be deemed made to such EU Lender. The Notifying Lender shall promptly forward each such Loan Notice (each, an “EU Borrowing Request”) to such EU Lender, specifying the aggregate amount requested for the applicable EU Borrower's account, and such EU Lender shall fund such amount in accordance with the terms of such EU Borrowing Request and this Agreement. For purposes of Section 3.06(b) and the definition of Defaulting Lender, a Notifying Lender and its EU Lender shall be treated as a single Lender; any replacement under Section 3.06(b) shall replace both, and a default by either shall render both Defaulting Lenders.

For the avoidance of doubt, nothing in this Section 2.02 shall require any Lender to deliver an EU Notice, or otherwise restrict any Lender's ability to make available any Commitment or Credit Extension directly to an EU Borrower without use of an EU Lender, where such Lender reasonably determines, in its sole discretion (acting in good faith and, if it so elects, based on advice of counsel), that the provision of such Commitment or Credit Extension to such EU Borrower falls within an exemption from the requirement to establish a branch under Article 21c(2) or 21c(4) of Directive (EU) 2024/1619 (or the corresponding provision of applicable national implementing law), including without limitation the exemptions applicable to (A) reverse solicitation by a retail client, eligible counterparty or professional client acting at its own exclusive initiative, (B) services provided to a credit institution, (C) intragroup transactions, and (D) services or activities constituting, or ancillary to, investment services or activities under Annex I, Section A of Directive 2014/65/EU. The Parent shall, upon the reasonable request of any Lender seeking to rely on the reverse solicitation exemption referred to in sub-clause (A), promptly provide a certificate, in form and substance reasonably satisfactory to such Lender, confirming that the relevant EU Borrower approached such Lender (and not vice versa) at its own exclusive initiative in respect of the Commitments and Credit Extensions to be made available to it, and shall maintain, and make available to such Lender upon request, appropriate internal records evidencing the same.

(c)  Letters of Credit~~.~~.

The Letter of Credit Commitment.

Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Domestic Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Parent or any of its Domestic Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Domestic Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Parent or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (~~w~~I) the Domestic Total Revolving Outstandings shall not exceed the Aggregate Domestic Revolving Commitments, (~~x~~II) the Domestic Revolving Credit Exposure of any Domestic Revolving Lender shall not exceed such Lender’s Domestic Revolving Commitment, (~~y~~III) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit ~~and~~, (~~z~~IV) the Outstanding Amount of the L/C Obligations with respect to the Letters of Credit issued by such L/C Issuer shall not exceed such L/C Issuer’s Letter of Credit Commitment, (V) (C) if such L/C Issuer holds a Domestic Revolving Commitment, the sum of the Domestic Revolving Credit Exposure of such L/C Issuer (in its capacity as a Domestic Revolving Lender), plus the aggregate principal amount (if any) of all Swing Line Loans made by such L/C Issuer (in its capacity as a Swing Line Lender (less (x) the amount of such L/C Issuer’s unfunded participations in such Swing Line Loans in its capacity as a Lender and (y) the amount of participations funded by the other Lenders in such Swing Line Loans), plus the Outstanding Amount of the L/C Obligations with respect to the Letters of Credit issued by such L/C Issuer (less (x) the amount of such L/C Issuer’s unfunded participations in such Letters of Credit in its capacity as a Lender and (y) the amount of participations funded by the other Lenders in such Letters of Credit) shall not exceed such L/C Issuer’s Domestic Revolving Commitment and (VI) if such L/C Issuer does not hold a Domestic Revolving Commitment, the sum of the Foreign Revolving Credit Exposure of such L/C Issuer (in its capacity as a Foreign Revolving Lender), plus the aggregate principal amount (if any) of all Swing Line Loans made by such L/C Issuer (in its capacity as a Swing Line Lender) (less the amount of participations funded by the other Lenders in such Swing Line Loans), plus the Outstanding Amount of the L/C Obligations with respect to the Letters of Credit issued by such L/C Issuer (less the amount of participations funded by the other Lenders in such Letters of Credit) shall not exceed such L/C Issuer’s Foreign Revolving Commitment; provided, further, that the Parent may, at any time and from time to time, reduce or increase the Letter of Credit Commitment of any L/C Issuer with the consent of such L/C Issuer, and notice to the Administrative Agent; provided, further that the Parent shall not reduce or increase the Letter of Credit Commitment of any L/C Issuer if, after giving effect of such reduction, the conditions set forth in clauses (~~w~~I) through (~~z~~VI) shall not be satisfied; provided further that no L/C Issuer shall be under any obligation to issue a Letter of Credit that would result in more than a total of twenty (20) Letters of Credit outstanding. Each request by the Parent for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Parent that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Parent’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Parent may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. On the Closing Date, the Existing Letters of Credit shall automatically, and without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder.

The L/C Issuer shall not issue any Letter of Credit if:

subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Domestic Revolving Lenders have approved such expiry date; or

the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Domestic Revolving Lenders have approved such expiry date.

The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or request that such L/C Issuer refrain from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, the issuance of letters of credit generally or such Letter of Credit in particular, or any such order, judgment, decree or Law shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated Dollar Equivalent amount less than $25,000;

except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

the L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency; or

any Domestic Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Parent or such Defaulting Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(b)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

The L/C Issuer shall act on behalf of the Domestic Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Parent delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Parent. Such Letter of Credit Application may be sent by ~~facsimile~~telecopy, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer~~,~~ (including an Approved Borrower Portal, if arrangements for doing so have been approved by the respective L/C Issuer), by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least ~~two~~three (~~2~~3) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof (and in the absence of a specification of currency shall be deemed a request for a Letter of Credit denominated in Dollars); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Parent shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Parent and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Parent or the applicable Domestic Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of or extension of the term of each Letter of Credit, each Domestic Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

If the Parent so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Parent shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Domestic Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is fifteen days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Domestic Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Parent that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing the L/C Issuer not to permit such extension.

If the Parent so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, the Parent shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Domestic Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Domestic Revolving Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Parent that one or more of the applicable conditions specified in Section 5.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Parent and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

Drawings and Reimbursements; Funding of Participations.

Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the L/C Issuer shall notify the Parent and the Administrative Agent thereof; provided that such notice need not be given prior to payment by the L/C Issuer. In the case of a Letter of Credit denominated in an Alternative Currency, the Parent shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Parent shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Parent will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Parent of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Parent shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Parent, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Parent agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Parent fails to timely reimburse the L/C Issuer on the Honor Date, the Administrative Agent shall promptly notify each Domestic Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Parent shall be deemed to have requested a Borrowing of Domestic Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Domestic Revolving Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

Each Domestic Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Domestic Revolving Lender that so makes funds available shall be deemed to have made a Domestic Revolving Loan that is a Base Rate Loan to the Parent in such amount (or, to the extent a Domestic Revolving Loan cannot be made because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, shall be deemed to have made an L/C Advance). The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Domestic Revolving Loans that are Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Parent shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Domestic Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

Until each Domestic Revolving Lender funds its Domestic Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

Each Domestic Revolving Lender’s obligation to make Domestic Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Parent or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Domestic Revolving Lender’s obligation to make Domestic Revolving Loans pursuant to this Section 2.03(c) (but not L/C Borrowings pursuant to Section 2.03(c)(iii)) is subject to the conditions set forth in Section 5.02 (other than delivery by the Parent of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Parent to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

If any Domestic Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Domestic Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Domestic Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

Repayment of Participations.

At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Domestic Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Parent or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Domestic Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Domestic Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

Obligations Absolute. The obligation of the Parent to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

the existence of any claim, counterclaim, setoff, defense or other right that the Parent or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document, draft, notice or other communication required in order to make a drawing under such Letter of Credit;

waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Parent or any waiver by the L/C Issuer which does not in fact materially prejudice the Parent;

honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

any adverse change in the relevant Exchange Rates or in the availability of the relevant Alternative Currency to the Parent or any Subsidiary or in the relevant currency markets generally; or

any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Parent or any Subsidiary.

The Parent shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Parent’s instructions or other irregularity, the Parent will immediately notify the L/C Issuer. The Parent shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

Role of L/C Issuer. Each Lender and the Parent agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Lenders or the Required Domestic Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Parent hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Parent from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Parent may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Parent, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Parent which the Parent proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Parent when a Letter of Credit is issued the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Parent for, and the L/C Issuer’s rights and remedies against the Parent shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.

Letter of Credit Fees. The Parent shall pay to the Administrative Agent for the account of each Domestic Revolving Lender in accordance, subject to Section 2.15, with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the fifteenth (15th) day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders or at any time that interest on the Loans is accruing at the Default Rate, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Parent shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at the rate per annum separately agreed upon between the Parent and the relevant L/C Issuer, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the fifteenth (15th) day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Parent shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of a Subsidiary, or is for the account of~~,~~  a Domestic Subsidiary, the Parent shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Parent hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Parent, and that the Parent’s business derives substantial benefits from the businesses of such Subsidiaries.

Replacement and Resignation of L/C Issuer.

Any L/C Issuer may be replaced at any time by written agreement among the Parent, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of any L/C Issuer. At the time any such replacement shall become effective, the Parent shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to clauses (h) and (i) above. From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

Subject to the appointment and acceptance of a successor L/C Issuer, any L/C Issuer may resign as an L/C Issuer at any time upon thirty days’ prior written notice to the Administrative Agent, the Parent and the Lenders, in which case, such L/C Issuer shall be replaced in accordance with Section 2.03(l)(i) above.

L/C Issuer Agreements. Unless otherwise requested by the Administrative Agent, each L/C Issuer shall report in writing to the Administrative Agent (i) promptly following the end of each calendar month, the aggregate amount of Letters of Credit issued by it and outstanding at the end of such month, (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letter of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), it being understood that such L/C Issuer shall not permit any issuance, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, and (iii) on any Business Day on which the Parent fails to reimburse any payment under any Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment.

(d) Swing Line Loans~~.~~.

Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Domestic Revolving Lenders set forth in this Section 2.04, may in its sole discretion make loans in Dollars (each such loan, a “Swing Line Loan”) to the Parent from time to time on any Business Day during the Availability Period for Domestic Revolving Commitment in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that (i) after giving effect to any Swing Line Loan, (A) the Domestic Total Revolving Outstandings shall not exceed the Aggregate Domestic Revolving Commitments, (B) the Domestic Revolving Credit Exposure of any Domestic Revolving Lender shall not exceed such Lender’s Domestic Revolving Commitment ~~and~~, (C) if the Swing Line Lender holds a Domestic Revolving Commitment, the sum of the Domestic Revolving Credit Exposure of the Swing Line Lender (in its capacity as a Domestic Revolving Lender), plus the aggregate principal amount of all Swing Line Loans made by the Swing Line Lender (less (x) the amount of such Swing Line Lender’s unfunded participations in such Swing Line Loans in its capacity as a Lender and (y) the amount of participations funded by the other Lenders in such Swing Line Loans), plus the Outstanding Amount (if any) of the L/C Obligations with respect to the Letters of Credit issued by the Swing Line Lender (in its capacity as an L/C Issuer) (less (x) the amount of such Swing Line Lender’s unfunded participations in such Letters of Credit in its capacity as a Lender and (y) the amount of participations funded by the other Lenders in such Letters of Credit) shall not exceed the Swing Line Lender’s Domestic Revolving Commitment and (D) if the Swing Line Lender does not hold a Domestic Revolving Commitment, the sum of the Foreign Revolving Credit Exposure of the Swing Line Lender (in its capacity as a Foreign Revolving Lender), plus the aggregate principal amount of all Swing Line Loans made by the Swing Line Lender (less the amount of participations funded by the other Lenders in such Swing Line Loans), plus the Outstanding Amount (if any) of the L/C Obligations with respect to the Letters of Credit issued by the Swing Line Lender (in its capacity as an L/C Issuer) (less the amount of participations funded by the other Lenders in such Letters of Credit) shall not exceed the Swing Line Lender’s Foreign Revolving Commitment, (ii) the Parent shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (iii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure; provided further that no Swing Line Lender shall be under any obligation to make a Swing Line Loan that would result in more than a total of one (1) Swing Line Loan outstanding. Within the foregoing limits, and subject to the other terms and conditions hereof, the Parent may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Domestic Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Parent’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by ~~(A) telephone or (B) by~~ a Swing Line Loan Notice~~.~~ by telecopy or electronic mail (or transmit by electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent). Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. ~~Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Parent. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.~~ Unless the Swing Line Lender has received notice ~~(by telephone or in writing)~~  from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Parent.

Refinancing of Swing Line Loans.

The Swing Line Lender at any time in its sole discretion may request, on behalf of the Parent (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Domestic Revolving Lender make a Domestic Revolving Loan that is a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Domestic Revolving Commitments and the conditions set forth in Section 5.02. The Swing Line Lender shall furnish the Parent with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Domestic Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Domestic Revolving Lender that so makes funds available shall be deemed to have made a Domestic Revolving Loan that is a Base Rate Loan to the Parent in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Domestic Revolving Loans in accordance with Section 2.04(c)(i), the request for Domestic Revolving Loans that are Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Domestic Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Domestic Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation. Without limiting the foregoing, upon the occurrence of (w) the Maturity Date, (x) any Event of Default described in clause (f) or (g) of Section 9.01, (y) the date on which the Loans are accelerated or (z) the termination of the Commitments (each, an “Automatic Swing Line Participation Event”), the Swing Line Lender shall be deemed to have requested each Lender fund its risk participation in all outstanding Swing Line Loans and each Lender hereby unconditionally agrees to make an amount equal to its Applicable Percentage of the outstanding Swing Line Loans available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the Swing Line Loans) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day of such Automatic Swing Line Participation Event. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

If any Domestic Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Domestic Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Domestic Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

Each Domestic Revolving Lender’s obligation to make Domestic Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Parent or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Domestic Revolving Lender’s obligation to make Domestic Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Parent to repay Swing Line Loans, together with interest as provided herein.

Repayment of Participations.

At any time after any Domestic Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Domestic Revolving Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Domestic Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Parent for interest on the Swing Line Loans. Until each Domestic Revolving Lender funds its Domestic Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

Payments Directly to Swing Line Lender. The Parent shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Replacement and Resignation of Swing Line Lender.

The Swing Line Lender may be replaced at any time by written agreement among the Parent, the Administrative Agent, the replaced Swing Line Lender and the successor Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swing Line Lender. At the time any such replacement shall become effective, the Parent shall pay all unpaid interest accrued for the account of the replaced Swing Line Lender pursuant to Section 2.08(a). From and after the effective date of any such replacement, (x) the successor Swing Line Lender shall have all the rights and obligations of the replaced Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require. After the replacement of the Swing Line Lender hereunder, the replaced Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made by it prior to its replacement, but shall not be required to make additional Swing Line Loans.

Subject to the appointment and acceptance of a successor Swing Line Lender, the Swing Line Lender may resign as Swing Line Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Parent and the Lenders, in which case, the Swing Line Lender shall be replaced in accordance with Section 2.04(g)(i) above.

(e) Prepayments~~.~~.

Voluntary Prepayments of Loans.

Revolving Loans. The applicable Borrower may, upon notice by telephone (confirmed by telecopy or electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent) from such Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (1) three U.S. Government Securities Business Days prior to any date of prepayment of Term Benchmark Loans denominated in Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Term Benchmark Loans denominated in Alternative Currencies, (3) five RFR Business Days prior to any date of prepayment of RFR Loans and (4) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Term Benchmark Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of Base Rate Loans or RFR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) and Class of Loans to be prepaid and, if Term Benchmark Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term Benchmark Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

Swing Line Loans. The Parent may, upon notice by telephone (confirmed by telecopy or electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Swing Line Lender) to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Parent, the Parent shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

Mandatory Prepayments of Loans.

Revolving Commitments.

If for any reason the Domestic Total Revolving Outstandings at any time exceed the Aggregate Domestic Revolving Commitments then in effect, the Parent shall immediately prepay Domestic Revolving Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Parent shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i)(A) unless after the prepayment in full of the Domestic Revolving Loans and Swing Line Loans the Domestic Total Revolving Outstandings exceed the Aggregate Domestic Revolving Commitments then in effect.

If for any reason the Foreign Total Revolving Outstandings at any time exceed the Aggregate Foreign Revolving Commitments then in effect, the Borrowers shall immediately prepay Foreign Revolving Loans in an aggregate amount equal to such excess.

Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied first, ratably to the L/C Borrowings and the Swing Line Loans outstanding at such time, second, ratably to the outstanding Domestic Revolving Loans and Foreign Revolving Loans, and, third, to Cash Collateralize the remaining L/C Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and RFR Loans, and then to Term Benchmark Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

(f) Termination or Reduction of Aggregate Revolving Commitments; Reallocation of Revolving Commitments Between Domestic Revolving Commitments and Foreign Revolving Commitments.

Termination or Reduction of Aggregate Revolving Commitments. The Parent may, upon notice to the Administrative Agent, terminate the Aggregate Domestic Revolving Commitments or the Aggregate Foreign Revolving Commitments, or from time to time permanently reduce the Aggregate Domestic Revolving Commitments or the Aggregate Foreign Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Parent shall not terminate or reduce the Aggregate Domestic Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Domestic Total Revolving Outstandings would exceed the Aggregate Domestic Revolving Commitments, (iv) the Parent shall not terminate or reduce the Aggregate Foreign Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Foreign Total Revolving Outstandings would exceed the Aggregate Foreign Revolving Commitments and (v) if, after giving effect to any reduction of the Aggregate Domestic Revolving Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Domestic Revolving Commitments or would otherwise fail to satisfy the conditions thereto set forth in Sections 2.03(a)(i)(~~w~~I) through (~~z~~VI) or 2.04(a)(i), as applicable, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Domestic Revolving Commitments or the Aggregate Foreign Revolving Commitments. Any reduction of the Aggregate Domestic Revolving Commitments shall be applied to the Domestic Revolving Commitment of each Domestic Revolving Lender according to its Applicable Percentage. Any reduction of the Aggregate Foreign Revolving Commitments shall be applied to the Foreign Revolving Commitment of each Foreign Revolving Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Domestic Aggregate Revolving Commitments or the Aggregate Foreign Revolving Commitments shall be paid on the effective date of such termination.

Reallocation of Revolving Commitments Between Domestic Revolving Commitments and Foreign Revolving Commitments.

The Parent may from time to time reallocate Domestic Revolving Commitments to Foreign Revolving Commitments; provided that:

each Lender that will have any portion of its Domestic Revolving Commitment reallocated to a Foreign Revolving Commitment and the Administrative Agent shall have consented in writing to such reallocation;

the Aggregate Foreign Revolving Commitments shall not be increased in excess of $~~550,000,000~~650,000,000;

each reallocation effected pursuant to this Section 2.06(b) shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof;

the Parent shall have delivered to the Administrative Agent each of the following if requested by the Administrative Agent:

a certificate of each Loan Party dated as of the date of such increase signed by a Responsible Officer of such Loan Party (x) certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Loan Party approving such reallocation and (y) in the case of the Parent, certifying that, before and after giving effect to such reallocation, the representations and warranties of each Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date and no Event of Default exists;

such amendments to the Collateral Documents as the Administrative Agent may request to cause the Collateral Documents to secure the Obligations after giving effect to reallocation, and customary opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender dated as of the effective date of such reallocation;

(E) after giving effect to such reallocation and any concurrent prepayments hereunder, the Domestic Total Revolving Outstandings would not exceed the Aggregate Domestic Revolving Commitments;

(F) concurrent with such reallocation each Lender that has a portion of its Domestic Revolving Commitments reallocated to Foreign Revolving Commitments will automatically and without further act be deemed to have assigned (which assignments shall not be subject to the requirements set forth in Section 11.06(b)) to each Lender with a Domestic Revolving Commitment, and each Lender with a Domestic Revolving Commitment will automatically and without further act be deemed to have assumed, a portion of such assigning Lender’s outstanding Domestic Revolving Loans and participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to such reallocation and each such deemed assignment and assumption of outstanding Domestic Revolving Loans and participations, each Lender with a Domestic Revolving Commitment shall hold Domestic Revolving Loans and participations hereunder in Letters of Credit and Swing Line Loans equal to such Lender’s Applicable Percentage of the Domestic Revolving Commitments; and

(G) except as expressly set forth herein, the terms and conditions of the Foreign Revolving Commitments shall be the same as the Domestic Revolving Commitments.

(ii) Each such reallocation of Domestic Revolving Commitments to Foreign Revolving Commitments shall be made pursuant to a written agreement, in form and substance reasonably acceptable to the Administrative Agent, by and among the Parent, the Foreign Borrowers, the Administrative Agent and each Person that shall agree to provide any portion of such Foreign Revolving Commitments (but without the consent of any other Lender) (each a “Reallocation Amendment”). The Lenders hereby authorize the Administrative Agent to enter into, and the Lenders agree that this Agreement and the other Loan Documents shall be amended by, such Reallocation Amendments to the extent (and only to the extent) the Administrative Agent deems reasonably necessary in order to reallocate the Domestic Revolving Commitments to Foreign Revolving Commitments on terms consistent with and/or to effect the provisions of this Section 2.06(b). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Reallocation Amendment.

(g) Repayment of Loans~~.~~.

Domestic Revolving Loans. The Parent shall repay to the Domestic Revolving Lenders on the Maturity Date the aggregate principal amount of all Domestic Revolving Loans outstanding on such date.

Foreign Revolving Loans. The Borrowers shall repay to the Foreign Revolving Lenders on the Maturity Date the aggregate principal amount of all Foreign Revolving Loans outstanding on such date.

Swing Line Loans. The Parent shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Maturity Date; provided that on each date that a Borrowing of Domestic Revolving Loans is made, the Parent shall repay all Swing Line Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swing Line Loans outstanding.

(h) Interest~~.~~.

Subject to the provisions of subsection (b) below: (i) each Loan comprising a Term Benchmark Borrowing shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Relevant Rate for such currency and Interest Period in effect for such Borrowing plus the Applicable Rate; (ii) each Loan comprising an RFR Borrowing shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the ~~Adjusted~~ Daily Simple RFR for the applicable currency plus the Applicable Rate; (iii) each Base Rate Loan (other than Swing Line Loans) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the Base Rate plus the Applicable Rate for Base Rate Loans.

(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon (A) the occurrence of any Event of Default under Section 9.01(f) or (g) or (B) the request of the Required Lenders while any Event of Default exists (other than as set forth in clauses (b)(i), (b)(ii) and (b)(iii)(A) above), in each case, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(i) Fees~~.~~.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

Commitment Fee.

(i) The Parent shall pay to the Administrative Agent, for the account of each Domestic Revolving Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Domestic Revolving Commitments exceed the sum of (y) the Outstanding Amount of Domestic Revolving Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Domestic Revolving Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period for Domestic Revolving Commitments, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the fifteenth (15th) day following the end of each March, June, September and December, commencing with the first such date to occur after the Amendment No. 1 Closing Date, and on the last day of such Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(ii) The Borrowers shall pay to the Administrative Agent, for the account of each Foreign Revolving Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Foreign Revolving Commitments exceed the Outstanding Amount of Foreign Revolving Loans. The commitment fee shall accrue at all times during the Availability Period for Foreign Revolving Commitments, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the fifteenth (15th) day following the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Amendment No. 1 Closing Date, and on the last day of such Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

Other Fees.

The Parent shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times as separately agreed in writing. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

The Parent shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(j)    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans at times when the Base Rate is determined by reference to the Prime Rate shall be made on the basis of a year of 365 or 366 days in the case of a leap year, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. ~~Each~~A determination of the applicable Base Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, the Daily Simple RFR or Central Bank Rate shall be determined by the Administrative Agent, and such determination and any other determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, the Parent or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Parent as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, the Parent (in the case of interest on the Domestic Revolving Loans, Letter of Credit fees and commitment fees on the Domestic Revolving Commitments) and the Borrowers (in the case of interest on the Foreign Revolving Loans and commitment fees on the Foreign Revolving Commitments), shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Parent under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under this Agreement. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Revolving Commitments and the repayment of all other Obligations hereunder.

(k) Evidence of Debt~~.~~.

The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Parent hereunder to pay any amount owing with respect to the Obligations and the obligation of the Foreign Borrowers hereunder to pay any amount owing with respect to the Foreign Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) one or more promissory notes, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit 2.11-1 in the case of Domestic Revolving Loans (a “Domestic Revolving Note” and 2.11-2 in the case of Foreign Revolving Loans (a “Foreign Revolving Note”). Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(l) Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by any of the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by any of the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable office or offices as described in an Administrative ~~Agent’s Office~~Questionnaire provided by the Administrative Agent to the Borrowers from time to time in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by any of the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable office or offices as described in an Administrative ~~Agent’s Office~~Questionnaire provided by the Administrative Agent to the Borrower from time to time in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the applicable Borrower, the interest rate applicable to Base Rate Loans. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by the applicable Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim the applicable Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Parent prior to the date on which any payment is due by a Borrower to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. Notwithstanding the foregoing, with respect to payments received by the Administrative Agent from an EU Borrower, the Administrative Agent shall remit such payments in accordance with Section 2.02(m).

(iii) Notices by Administrative Agent. A notice of the Administrative Agent to any Lender or the Parent with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(m) Sharing of Payments by Lenders~~.~~.

(a) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(A) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(B) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Parent or any Subsidiary (as to which the provisions of this Section shall apply).

(b) Notwithstanding the foregoing, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

(c) Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(n) Cash Collateral~~.~~.

Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Maturity Date, any L/C Obligation for any reason remains outstanding, (iii) the Parent shall be required to provide Cash Collateral pursuant to Section 9.02(c) or (iv) there shall exist a Domestic Revolving Lender that is a Defaulting Lender, the Parent shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(b) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Parent at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Parent shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

Grant of Security Interest. The Parent, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Domestic Revolving Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided (other than Liens permitted under Section 8.01(m)), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Parent will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at JPMorgan. The Parent shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 9.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

(o) Defaulting Lenders~~.~~.

Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, if such Defaulting Lender is a Domestic Revolving Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if such Defaulting Lender is a Domestic Revolving Lender, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Parent may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) if such Defaulting Lender is a Domestic Revolving Lender, Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

Certain Fees.

No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Parent shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (b) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Domestic Revolving Lenders that are not Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Domestic Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 5.02 are satisfied at the time of such reallocation (and, unless the Parent shall have otherwise notified the Administrative Agent at such time, the Parent shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Domestic Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Domestic Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (b) above cannot, or can only partially, be effected, the Parent shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

Funding of Swing Line Loans and L/C Credit Extensions. If (i) a Bankruptcy Event or a Bail-In Action with respect to the direct or indirect parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swing Line Lender or any L/C Issuer has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Line Lender shall not be required to fund any Swing Line Loan and such L/C Issuer shall not be required to make L/C Credit Extensions, unless the Swing Line Lender or such L/C Issuer, as the case may be, shall have entered into arrangements with the Parent or such Lender, satisfactory to the Swing Line Lender or such L/C Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.

Defaulting Lender Cure. If the Parent, the Administrative Agent and, if such Defaulting Lender is a Domestic Revolving Lender, the Swing Line Lender and the L/C Issuer, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders (together with any additional amounts required pursuant to Section 3.05 by the non-Defaulting Lender as a result of such purchase) or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(b)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(p) Incremental Facilities~~.~~.

(a) At any time after the Amendment No. 1 Closing Date and from time to time prior to the Maturity Date, this Agreement may be amended (or amended and restated) at the election of the Parent to give effect to (i) an increase to the Aggregate Domestic Revolving Commitments and/or Aggregate Foreign Revolving Commitments on the same terms and conditions as the existing Aggregate Domestic Revolving Commitments or Aggregate Foreign Revolving Commitments, as applicable and (ii) additional commitments to make term loans to be structured as a separate term loan tranche (each such increase to the ~~Aggregate Domestic Revolving~~ Commitments and/or establishment of a new tranche of term loans being referred to herein as an “Incremental Facility” and all such increases being referred to collectively herein as the “Incremental Facilities”) to be made to the Parent or the Foreign Borrowers by a written amendment to this Agreement, in form and substance acceptable to the Administrative Agent, by and among the Parent, the Foreign Borrowers (in the case of an increase in the Aggregate Foreign Revolving Commitments), the Administrative Agent and each Person (including any then existing Lender) that shall agree to provide any portion of such Incremental Facility (but without the consent of any other Lender), and each such Person that shall not already be a Lender (each, an “Augmenting Lender”) shall, at the time such amendment becomes effective, (x) qualify as an Eligible Assignee and (y) become a Lender with the same effect as if it had already been a Lender under this Agreement with a Domestic Revolving Commitment or Foreign Revolving Commitment, as applicable, and/or term loans set forth in such agreement (each an “Incremental Facility Amendment”); provided, however, that:

(A) the aggregate principal amount of all such Incremental Facilities effected after the Amendment No. 1 Closing Date pursuant to this Section 2.16 shall not exceed $250,000,000~~;~~ provided~~, that after giving effect to any increase in the Aggregate Foreign Revolving Commitments, the Aggregate Foreign Revolving Commitments shall not exceed $550,000,000,~~ ,

(B) each such increase effected pursuant to this Section 2.16 shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof,

(C) the Parent shall have delivered to the Administrative Agent:

(1) a certificate of each Loan Party dated as of the date of such increase signed by a Responsible Officer of such Loan Party (x) certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Loan Party approving such Incremental Facility and (y) in the case of the Parent, certifying that, before and after giving effect to such increase, the representations and warranties of each Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date and no Default exists (assuming a Borrowing of the entire Incremental Facility, including in respect of any applicable increases to the Revolving Commitments),

(2) such amendments, supplements or joinders to the Collateral Documents as the Administrative Agent may request to cause the Collateral Documents to secure the Obligations after giving effect to such Incremental Facility, and

(3) customary opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender (including each Person providing an Incremental Facility Commitment), dated as of the effective date of such Incremental Facility,

(D) no Commitment of any Lender shall be increased without the consent of such Lender,

(E) all fees and expenses owing in respect of such increase to the Administrative Agent and the Lenders shall have been paid,

(F) the Parent shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to the incurrence of any such Incremental Facility (assuming a Borrowing of the entire Incremental Facility, including in respect of any applicable increases to the Revolving Commitments) and the concurrent retirement of any Indebtedness of the Parent or any Subsidiary, (1) the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 recomputed as of the end of the most recent fiscal quarter of the Parent for which the Loan Parties have delivered financial statements pursuant to Section 7.01(a) or (b) (or, with respect to any Incremental Facility closing after the Amendment No. 1 Closing Date and on or before the date the Compliance Certificate is delivered for the fiscal quarter ending June 30, ~~2022~~2026, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 for the fiscal quarter ending June 30, ~~2022~~2026 on a Pro Forma Basis using the financial statements of the Parent and its Subsidiaries for the four fiscal quarter period ending March 31, ~~2022~~2026), and (2) the Consolidated Net Leverage Ratio recomputed as of the end of the most recent fiscal quarter of the Parent for which the Loan Parties have delivered financial statements pursuant to Section 7.01(a) or (b) (or, with respect to any Incremental Facility occurring or closing after the Amendment No. 1 Closing Date and on or before the date the Compliance Certificate is delivered for the fiscal quarter ending June 30, ~~2022~~2026, the financial statements of the Parent and its Subsidiaries for the four fiscal quarter period ending March 31, ~~2022~~2026) would not exceed 0.25:1.00 less than maximum Consolidated Net Leverage Ratio permitted by Section 8.11(a) as of the end of the fiscal quarter in which such Incremental Facility is effective, in each case, including after giving effect to any Adjusted Covenant Period,

(G) in the case of an Incremental Facility that is structured as a separate term loan tranche:

(1) the final maturity date of such Incremental Facility shall be no earlier than the latest Maturity Date hereunder or, if later, the maturity date of any Incremental Facility then in effect,

(2) the weighted average life to maturity of such Incremental Facility shall not be shorter that the weighted average life to maturity of any previously effected Incremental Facility structured as a separate term loan tranche (without giving effect to any prepayments thereof),

(3) the interest rate margin and, subject to the limitations set forth above, the final maturity and the weighted average life to maturity applicable to any such Incremental Facility shall be determined at the time such Incremental Facility is made available to the applicable Borrower by the Lenders providing such Incremental Facility,

(4) such Incremental Facility shall share ratably in any prepayments of the other Incremental Facilities made as term loans pursuant to Section 2.05 (or otherwise provide for more favorable prepayment treatment for the then outstanding previously effected Incremental Facility structured as a separate term loan tranche) and shall have ratable voting rights as the other Incremental Facilities made as term loans (or otherwise provide for more favorable voting rights for the then outstanding previously effected Incremental Facility structured as a separate term loan tranche)), and

(5) subject to the limitations set forth above, all other terms applicable to any such Incremental Facility, if not consistent with any previously effected Incremental Facility structured as a separate term loan tranche (if any), must be more favorable to the Loan Parties or otherwise acceptable to the Administrative Agent.

(H) Upon the establishment pursuant to this Section 2.16 of an Incremental Facility in the form of an increase to the Domestic Revolving Commitments, each Domestic Revolving Lender (each, an “Assigning Lender”) will concurrently with the establishment of such Incremental Facility, automatically and without further act be deemed to have assigned (which assignments shall not be subject to the requirements set forth in Section 11.06(b)) to each Lender providing a portion of such Incremental Facility (each, an “Incremental Lender”), and each such Incremental Lender will automatically and without further act be deemed to have assumed, a portion of such Assigning Lender’s outstanding Domestic Revolving Loans and participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to such Incremental Facility and each such deemed assignment and assumption of outstanding Revolving Loans and participations, each Domestic Revolving Lender shall hold Domestic Revolving Loans and participations hereunder in Letters of Credit and Swing Line Loans (including each such Revolving Facility Incremental Lender) equal to such Lender’s Applicable Percentage.

(b) The Incremental Facilities and credit extensions thereunder shall constitute Commitments and Credit Extensions under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents. The Lenders hereby authorize the Administrative Agent to enter into, and the Lenders agree that this Agreement and the other Loan Documents shall be amended by, such Incremental Facility Amendments to the extent (and only to the extent) the Administrative Agent deems necessary in order to establish Incremental Facilities on terms consistent with and/or to effect the provisions of this Section 2.16. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Facility Amendment.

(c) In connection with any Incremental Facility pursuant to this Section 2.16, any Augmenting Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

(q) Foreign Borrowers~~.~~.

(a) Applicant Foreign Borrowers. The Parent may at any time, upon not less than ~~thirty~~forty-five (~~30~~45) days’ written notice from the Parent to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent), request to designate any Foreign Subsidiary (each an “Applicant Foreign Borrower”) as a Foreign Borrower. Any such request shall be subject to the approval of the Administrative Agent and all of the Foreign Revolving Lenders. Upon receipt of any such request, the Administrative Agent shall promptly notify each Foreign Revolving Lender. Any failure by a Foreign Revolving Lender to respond to such request shall be deemed to be a refusal by such Lender to such request. If the Administrative Agent and all of the Foreign Revolving Lenders approve such request, then such Applicant Foreign Borrower shall deliver to the Administrative Agent each of the following in each case in form and substance satisfactory to the Administrative Agent: (i) a Foreign Borrower Assumption Agreement properly executed by such Applicant Foreign Borrower (which Foreign Borrower Assumption Agreement may be included with any amendment required by Section 2.06(b)(i)(D)), (ii) favorable opinions of counsel to such Applicant Foreign Borrower, (iii) recently certified Organizational Documents, incumbency certificates and resolutions of such ~~Applicable~~Applicant Foreign Borrower, (iv) such Guarantees, security documents and other deliverables as shall be necessary to comply with Sections 7.13 and 7.14, in each case properly executed by each signing Loan Party, (v) such amendments to this Agreement and the other Loan Documents as the Administrative Agent may require in its sole discretion in connection with the designation of a Foreign Borrower, including, such amendments to the Collateral Documents as the Administrative Agent may request to cause the Collateral Documents to secure the Foreign Obligations and (vi) such other documents, agreements, filings and instruments as may be requested by the Administrative Agent or any Foreign Revolving Lender (including any documents, agreements and instruments reasonably required by the Administrative Agent (A) by each other Foreign Borrower (if any) to make the joint and several liability of such other Foreign Borrowers for the Foreign Obligations enforceable against such other Foreign Borrowers under applicable Law and (B) by the other Loan Parties to make the Guaranty by such other Loan Parties of the Foreign Obligations enforceable against each such Loan Party under applicable Law). Upon (x) completion by each Foreign Revolving Lender of the steps necessary to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and the Beneficial Ownership Regulation with respect to such Applicant Foreign Borrower and (y) delivery of the foregoing by the Applicant Foreign Borrower, the Administrative Agent shall send a notice to the Loan Parties and the Foreign Revolving Lenders specifying the effective date upon which such Applicant Foreign Borrower shall constitute a Foreign Borrower for purposes hereof, whereupon such Foreign Borrower shall be deemed a Foreign Borrower for all purposes of this Agreement and shall have all of the obligations of a Foreign Borrower under this Agreement and the other Loan Documents; provided that no Loan Notice may be submitted by or on behalf of such Foreign Borrower until the date five (5) Business Days after such effective date.

(b) Joint and Several Liability of Foreign Borrowers.

(i) The Foreign Borrowers shall be jointly and severally liable for the Foreign Obligations regardless of which Foreign Borrower actually receives Credit Extensions hereunder or the amount of such Credit Extensions received or the manner in which the applicable Lender accounts for such Credit Extensions on its books and records. Foreign Borrower’s obligations with respect to Credit Extensions made to it, and each Foreign Borrower’s obligations arising as a result of the joint and several liability of such Foreign Borrower with the other Foreign Borrowers with respect to Credit Extensions made to the other Foreign Borrowers, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each Foreign Borrower.

(ii) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents the obligations of each Foreign Borrower in its capacity as a joint and several obligor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable Law.

(iii) Each Foreign Borrower’s obligations arising as a result of the joint and several liability of such Foreign Borrower with the other Foreign Borrowers with respect to Credit Extensions made to the other Foreign Borrowers shall, to the fullest extent permitted by Law, be unconditional irrespective of (A) the validity or enforceability, avoidance or subordination of the obligations of any other Foreign Borrower or any other Foreign Loan Party or of any document evidencing all or any part of the Foreign Obligations, (B) the absence of any attempt to collect the Foreign Obligations from any other Foreign Loan Party or any other security therefor, or the absence of any other action to enforce the same, (C) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent or any Lender with respect to any provision of any instrument evidencing the obligations of any other Foreign Loan Party, or any part thereof, or any other agreement now or hereafter executed by any other Foreign Loan Party and delivered to the Administrative Agent or any Lender, (D) the failure by the Administrative Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the obligations of any other Foreign Loan Party or (E) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Foreign Loan Party. With respect to each Foreign Borrower’s obligations arising as a result of the joint and several liability of such Foreign Borrower with the other Foreign Borrowers with respect to Credit Extensions made to the other Foreign Borrowers, such Foreign Borrower subordinates, and agrees not to exercise, until the Facility Termination Date, any right to enforce any right of subrogation or any remedy which the Administrative Agent or any Lender now has or may hereafter have against such Foreign Borrower, any endorser or any guarantor of all or any part of the Foreign Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent or any Lender to secure payment of the Foreign Obligations or any other liability of any Foreign Borrower to the Administrative Agent or any Lender.

(iv) At any time the Administrative Agent may take any of the actions described in Section 9.02 in accordance with the terms thereof, the Administrative Agent and the Lenders may proceed directly and at once, without notice, against any Foreign Borrower to collect and recover the full amount, or any portion of, the Foreign Obligations, without first proceeding against any other Foreign Loan Party or any other Person, or against any security or collateral for the Foreign Obligations. Each Foreign Borrower consents and agrees that the Administrative Agent and the Lenders shall be under no obligation to marshal any assets in favor of any Foreign Borrower or against or in payment of any or all of the Foreign Obligations.

(i) Notwithstanding any provision to the contrary contained herein or in any other Loan Document, the obligations of the Foreign Loan Parties shall be limited to the Foreign Obligations and any obligations of the Foreign Loan Parties to indemnify the Administrative Agent, the Lenders or any other Person shall be limited to matters arising out of or in connection with the Foreign Obligations.

(c) Appointment of Parent. Each Foreign Borrower irrevocably appoints the Parent to act as its agent for all purposes of this Agreement and the other Loan Documents and agrees that (i) the Parent may execute such documents on behalf of such Foreign Borrower as the Parent deems appropriate in its sole discretion and such Foreign Borrower shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by the Administrative Agent or the Lender to the Parent shall be deemed delivered to such Foreign Borrower and (iii) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Parent on behalf of such Foreign Borrower.

15. TAXES, YIELD PROTECTION AND ILLEGALITY

(a) Taxes~~.~~ .

Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

If any Loan Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

Tax Indemnifications. (i) Each of the Loan Parties excluding any Foreign Loan Party except with respect to Foreign Obligations shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Parent by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (ii).

Evidence of Payments. Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by such Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.

Status of Lenders; Tax Documentation.

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Parent and the Administrative Agent, at the time or times reasonably requested by the Parent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Parent or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Parent or the Administrative Agent as will enable the Parent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(D) below shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing, in the event that the Parent is a U.S. Person,

any Lender that is a U.S. Person shall deliver to the Parent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent or the Administrative Agent), whichever of the following is applicable:

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

executed copies of IRS Form W-8ECI;

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.01-A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Parent within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the Parent as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

to the extent a Foreign Lender is not the beneficial owner of a payment received under any of the Loan Documents, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-B or Exhibit 3.01-C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01-D on behalf of each such direct and indirect partner;

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Parent or the Administrative Agent to determine the withholding or deduction required to be made; and

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Parent and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Parent or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Parent or the Administrative Agent as may be necessary for the Parent and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parent and the Administrative Agent in writing of its legal inability to do so.

Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

VAT.

All amounts expressed to be payable under a Loan Document by any party to a Lender which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document and such Lender is required to account to the relevant tax authority for the VAT, that party must pay to such Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Lender must promptly provide an appropriate VAT invoice to that party).

If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

Where a Loan Document requires any party to reimburse or indemnify a Lender for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

Any reference in this Section 3.01(g) to any party shall, at any time when such party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to a person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union).

In relation to any supply made by a Lender to any party under a Loan Document, if reasonably requested by such Lender, that party must promptly provide such Lender with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply.

~~(g)~~ Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations.

(b) Illegality and Designated Lenders~~.~~.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Credit Extension whose interest is determined by reference to a Relevant Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon a Relevant Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Parent through the Administrative Agent, (i) any obligation of such Lender to make or continue such Term Benchmark Loans or RFR Loans in the affected Relevant Rate or, if applicable, to convert Base Rate Loans to Term Benchmark Loans in the affected currency or currencies or Relevant Rate or, in the case of Term Benchmark Loans in Dollars, to convert Base Rate Loans to Term Benchmark Loans, as applicable, shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Parent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), if applicable and such Loans are denominated in Dollars, convert all Term Benchmark Loans or RFR Loans in such Relevant Rate, as applicable, of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR Rate component of the Base Rate, as applicable), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, in the case of an RFR Loan or if such Lender may not lawfully continue to maintain such Term Benchmark Loans, as applicable, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR Rate. Upon any such conversion, the applicable Borrower shall also pay accrued interest on the amount so converted.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to perform its obligations hereunder or to issue, make, maintain, fund or charge interest with respect to any Foreign Revolving Loan to any Foreign Borrower then, on notice thereof by such Lender to the Parent through the Administrative Agent, and until such notice by such Lender is revoked, any obligation of such Lender to issue, make, fund or charge interest with respect to any such Foreign Revolving Loan shall be suspended. Upon receipt of such notice, the Loan Parties shall, take all reasonable actions requested by such Lender to mitigate or avoid such illegality.

(c) Inability to Determine Rates~~.~~.

Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.03, if:

the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the ~~Adjusted~~ Term SOFR Rate or the Adjusted EURIBOR Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable ~~Adjusted~~ Daily Simple RFR for the applicable Agreed Currency; or

the Administrative Agent is advised by the Required Lenders (or, in the case of a Domestic Revolving Loan, the Required Domestic Revolving Lenders) (or, in the case of a Foreign Revolving Loan, the Required Foreign Revolving Lenders) that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the ~~Adjusted Term SOFR Rate, the~~ Term SOFR Rate, the Adjusted EURIBOR Rate or the EURIBOR Rate, as applicable, for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable ~~Adjusted~~ Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency, then the Administrative Agent shall give notice thereof to the Parent and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Parent and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Loan Notice in accordance with the terms of Section 2.02, (A) for Loans denominated in Dollars, (1) any Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Loan Notice that requests a Term Benchmark Borrowing shall instead be deemed to be a Loan Notice for (x) an RFR Borrowing denominated in Dollars so long as the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is not also the subject of Section 3.03(a)(i) or (ii) above or (y) a Base Rate Borrowing if the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings also is the subject of Section 3.03(a)(i) or (ii) above and (2) any Loan Notice that requests a RFR Borrowing shall instead be deemed a Loan Notice, as applicable, for a Base Rate Borrowing, and (B) for Loans denominated in an Alternative Currency, any Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Loan Notice that requests a Term Benchmark Borrowing or RFR Borrowing, in each case, for the relevant Benchmark shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted.

Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Parent’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Parent and the Lenders that the circumstances giving rise to such notice no longer exist, with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Loan Notice in accordance with the terms of Section 2.02:

for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is not also the subject of Section 3.03(a)(i) or (ii) above or (y) a Base Rate Loan if the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings also is the subject of Section 3.03(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan; and

for Loans denominated in an Alternative Currency, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided, that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in such Alternative Currency shall, at the Parent’s election prior to such day: (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in such Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time.

Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

The Administrative Agent will promptly notify the Parent and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

Upon the Parent’s receipt of notice of the commencement of a Benchmark Unavailability Period for any Benchmark, any Borrower may revoke any request for (i) a Term Benchmark Borrowing of such Type, or for any conversion to or continuation of Term Benchmark Loans to be made, converted or continued as Loans of such Type or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period for such Benchmark and, failing that, to the extent applicable to such Benchmark, either (x) the applicable Borrower will be deemed to have converted any such request for (1) a Term Benchmark Borrowing or RFR Borrowing, as applicable, denominated in Dollars into a request for a Borrowing of or conversion to (A) solely with respect to any such request for Term Benchmark Borrowing, an RFR Borrowing denominated in Dollars so long as the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any request relating to a Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark for such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of any Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 3.03:

for Loans denominated in Dollars, (I) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (II) any RFR Loan shall on and from such day, be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan;

for Loans denominated in any Alternative Currency, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in such Alternative Currency shall, at the Parent’s election prior to such day: (A) be prepaid by the Borrowers on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in such Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time.

(d) Increased Costs; Reserves on Term Benchmark Loans.

Increased Costs Generally. If any Change in Law shall:

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by the definition of Adjusted EURIBOR Rate) or the L/C Issuer;

subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

impose on any Lender or the L/C Issuer or the applicable interbank market any other condition, cost or expense affecting this Agreement or Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Relevant Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Parent will pay (or cause the applicable Foreign Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Parent will pay (or cause the applicable Foreign Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Parent shall be conclusive absent manifest error. The Parent shall pay (or cause the applicable Foreign Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

[Reserved].

Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Parent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Compensation for Losses~~.~~.

With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked and is revoked in accordance herewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by any Borrower pursuant to Section 3.06 or 11.13 or the CAM Exchange or (v) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent and shall be conclusive absent manifest error, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event.

With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked and is revoked in accordance herewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to  Section 3.06 or 11.13 or (iv) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.05 shall be delivered to the Parent and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(f) Mitigation of Obligations; Replacement of Lenders.

Designation of a Different Lending Office. Each Lender and L/C Issuer may make any Credit Extension to the Borrowers through any Lending Office, provided that the exercise of this option shall not affect the obligation of any Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, or if any Lender notifies the Parent of the occurrence of an event described in Section 3.08, then at the request of the Parent such Lender or the L/C Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, ~~as~~or would eliminate the circumstances giving rise to such event described in Section 3.08, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Parent hereby agrees to pay (or cause the applicable Foreign Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Parent is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender notifies the Parent of the occurrence of an event described in Section 3.08 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Parent may replace such Lender in accordance with Section 11.13.

(g) Survival~~.~~.

All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

Illegality. If any Lender (including any EU Lender) reasonably determines that, as a result of the adoption of or any change in any law or regulation (including, without limitation, Article 21c CRD VI or any implementing law, rule or regulation in any EEA Member Country with respect thereto) or in the interpretation or application thereof by any Governmental Authority, it has become unlawful for such Lender or its applicable lending office to make, fund, or maintain any Loan or Commitment to any EU Borrower, then, upon notice thereof by such Lender to the Parent through the Administrative Agent, (a) the obligation of such Lender to make, fund, or maintain Loans or Commitments to such EU Borrower shall be suspended until such Lender notifies the Administrative Agent and the Parent that the circumstances giving rise to such determination no longer exist, and (b) the Parent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement and the other Loan Documents pursuant to and in accordance with Section 3.06(b); provided that, and notwithstanding the foregoing, if such assignment and delegation is not effected within thirty (30) days of the Parent’s receipt of notice from such Lender pursuant to this Section 3.08, then the Borrowers shall, on the next Business Day immediately following the expiration of such period, prepay all such Loans in full, together with any accrued interest thereon and any other amounts payable hereunder (but without premium or penalty), and any then outstanding Commitments of such Lender to such EU Borrower shall be terminated and reduced to zero.

16. GUARANTY

(a) The Guaranty~~.~~.

Guaranty by Domestic Loan Parties.

Each of the Domestic Loan Parties hereby jointly and severally guarantees to each Lender, the L/C Issuer and each other holder of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (in the case of the Domestic Guarantors) and the Specified Ancillary Obligations (in the case of the Parent), in each case, in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Domestic Loan Parties hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Domestic Loan Parties will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Obligations, the obligations of each Domestic Loan Party under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

Guaranty by Foreign Loan Parties.

Each of the Foreign Loan Parties hereby jointly and severally guarantees to each Lender, the L/C Issuer and each other holder of the Foreign Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Foreign Obligations, in each case, in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Foreign Loan Parties hereby further agree that if any of the Foreign Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Foreign Loan Parties will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Foreign Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Foreign Obligations, the obligations of each Foreign Loan Party under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

(b) Obligations Unconditional~~.~~.

Obligations Unconditional of Domestic Loan Parties.

The obligations of the Domestic Loan Parties under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Domestic Loan Parties hereunder shall be absolute and unconditional under any and all circumstances. Each Domestic Loan Party agrees that such Domestic Loan Party shall have no right of subrogation, indemnity, reimbursement or contribution against any other Loan Party for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Domestic Loan Party hereunder, which shall remain absolute and unconditional as described above:

~~(a)~~ at any time or from time to time, without notice to any Domestic Loan Party, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

~~(b)~~ any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;

~~(c)~~ the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

~~(d)~~ any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

~~(e)~~ any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Loan Party) or shall be subordinated to the claims of any Person (including any creditor of any Loan Party).

With respect to its obligations hereunder, each Domestic Loan Party hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.

Obligations Unconditional of Foreign Loan Parties.

The obligations of the Foreign Loan Parties under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Foreign Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Foreign Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Foreign Loan Parties hereunder shall be absolute and unconditional under any and all circumstances. Each Foreign Loan Party agrees that such Foreign Loan Party shall have no right of subrogation, indemnity, reimbursement or contribution against any other Loan Party for amounts paid under this Article IV until such time as the Foreign Obligations have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Foreign Loan Party hereunder, which shall remain absolute and unconditional as described above:

at any time or from time to time, without notice to any Foreign Loan Party, the time for any performance of or compliance with any of the Foreign Obligations shall be extended, or such performance or compliance shall be waived;

any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Foreign Obligations shall be done or omitted;

the maturity of any of the Foreign Obligations shall be accelerated, or any of the Foreign Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Foreign Obligations shall be waived or any other guarantee of any of the Foreign Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Foreign Obligations as security for any of the Foreign Obligations shall fail to attach or be perfected; or

any of the Foreign Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Loan Party) or shall be subordinated to the claims of any Person (including any creditor of any Loan Party).

With respect to its obligations hereunder, each Foreign Loan Party hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Foreign Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Foreign Obligations, or against any other Person under any other guarantee of, or security for, any of the Foreign Obligations.

(c)   Reinstatement~~.~~.

The obligations of each Domestic Loan Party under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Domestic Loan Party agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable costs and expenses (including the reasonable and documented fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

The obligations of each Foreign Loan Party under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Foreign Obligations is rescinded or must be otherwise restored by any holder of any of the Foreign Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Foreign Loan Party agrees that it will indemnify the Administrative Agent and each other holder of the Foreign Obligations on demand for all reasonable costs and expenses (including the reasonable and documented fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Foreign Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

(d) Certain Additional Waivers~~.~~.

Each Domestic Loan Party agrees that such Domestic Loan Party shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

Each Foreign Loan Party agrees that such Foreign Loan Party shall have no right of recourse to security for the Foreign Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

(e)   Remedies~~.~~.

The Domestic Loan Parties agree that, to the fullest extent permitted by Law, as between the Domestic Loan Parties, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Loan Parties for purposes of Section 4.01. The Domestic Loan Parties acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

The Foreign Loan Parties agree that, to the fullest extent permitted by Law, as between the Foreign Loan Parties, on the one hand, and the Administrative Agent and the other holders of the Foreign Obligations, on the other hand, the Foreign Obligations may be declared to be forthwith due and payable as specified in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Foreign Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Foreign Obligations being deemed to have become automatically due and payable), the Foreign Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Loan Parties for purposes of Section 4.01. The Foreign Loan Parties acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Foreign Obligations may exercise their remedies thereunder in accordance with the terms thereof.

(f)   Rights of Contribution~~.~~.

The Domestic Loan Parties agree among themselves that, in connection with payments made hereunder, each Domestic Loan Party shall have contribution rights against the other Domestic Loan Parties as permitted under applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Domestic Loan Parties under the Loan Documents and no Domestic Loan Party shall exercise such rights of contribution until the Obligations have been paid in full and the Commitments have terminated.

The Foreign Loan Parties agree among themselves that, in connection with payments made hereunder, each Foreign Loan Party shall have contribution rights against the other Foreign Loan Parties as permitted under applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Foreign Loan Parties under the Loan Documents and no Foreign Loan Party shall exercise such rights of contribution until the Foreign Obligations have been paid in full and the Commitments have terminated.

(g) Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to the Obligations whenever arising.

(h) Keepwell~~.~~.

Each ~~Domestic~~ Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV or any other Guaranty by any ~~Domestic~~ Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV or any other Guaranty voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations and Foreign Obligations have been indefeasibly paid and performed in full. Each ~~Domestic~~ Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

17. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

(a) Conditions of Initial Credit Extension.

The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to the satisfaction of the following conditions precedent:

Receipt by the Administrative Agent of the following, each in form and substance satisfactory to the Administrative Agent:

Loan Documents. Executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.

Personal Property Collateral.

UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s discretion, to perfect the Administrative Agent’s security interest in the Collateral;

all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Domestic Security Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Equity Interests of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the Law of the jurisdiction of organization of such Person); and

duly executed notices of grant of security interest in the form required by the Domestic Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the United States registered intellectual property of the Domestic Loan Parties.

Evidence of Insurance. Certificates of insurance of the Domestic Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or lender loss payee (in the case of hazard insurance) on behalf of the Lenders.

Opinions of Counsel. Favorable opinions of legal counsel to the Domestic Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date.

Organization Documents, Resolutions, Etc.

copies of the Organization Documents of each Domestic Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Domestic Loan Party to be true and correct as of the Closing Date;

such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Domestic Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Domestic Loan Party is a party; and

such documents and certifications as the Administrative Agent may reasonably require to evidence that each Domestic Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

Solvency Certificate. Certification from the chief financial officer of the Parent as to the Solvency after giving effect to the Transaction of (x) the Parent on a standalone basis and (y) the Domestic Loan Parties taken as a whole on a consolidated basis.

Financial Statements. Satisfactory (i) audited consolidated financial statements of the Parent and its Subsidiaries for the fiscal years ended December 31, 2020 and December 31, 2021 and (ii) unaudited interim consolidated financial statements of the Parent and its Subsidiaries for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.

Existing Credit Agreement. For the ratable account of each “Lender” and “L/C Issuer” under the Existing Credit Agreement, as the case may be, (i) all accrued and unpaid commitment fees, letter of credit fees, fronting fees and interest owing thereunder immediately prior to the effectiveness of this Agreement and (ii) the principal amount of all “Swing Line Loans”, funded participations in “Swing Line Loans”, “L/C Advances” and “L/C Borrowings” outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement.

Closing Certificate. A certificate signed by a Responsible Officer of the Parent certifying that the conditions specified in Sections 5.01(b), 5.01(c), 5.02(a) and 5.02(b) have been satisfied.

Notices of Borrowing and Conversion. (A) A Loan Notice with respect to the Borrowing of Revolving Loans on the Closing Date and (B) a Loan Notice with respect to the conversion of outstanding “Eurocurrency Rate Loans” (under and as defined in the Existing Credit Agreement) to Term Benchmark Loans on the Closing Date as further provided under Section 1.11(d).

Patriot Act, Etc. Not later than five (5) days prior to the Closing Date, all documentation and other information regarding the Parent and the Guarantors requested by any Lender in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

No Material Adverse Effect. There shall not have occurred since December 31, 2021 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

No Litigation. There shall be no actions, suits, investigations or proceedings pending or, to the knowledge of the Parent, threatened in any court before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

Fees. Receipt by the Administrative Agent, the Arrangers and the Lenders of any fees required to be paid on or before the Closing Date.

Attorney Costs. The Parent shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Parent and the Administrative Agent).

Beneficial Ownership Regulation. (i) The Administrative Agent shall have received, at least five days prior to the Closing Date, all documentation and other information regarding any Borrower or any Guarantor requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of any such Borrower or such Guarantor at least 10 days prior to the Closing Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Lender that has requested, in a written notice to each such Borrower at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to each such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (f) shall be deemed to be satisfied).

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

(b) Conditions to all Credit Extensions~~.~~.

The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term Benchmark Loans) is subject to the following conditions precedent:

The representations and warranties of each Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.

No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Foreign Revolving Lenders (in the case of any Foreign Revolving Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term Benchmark Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

18. REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

(a) Existence, Qualification and Power~~.~~.

The Parent and each Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization; No Contravention~~.~~.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien pursuant to the Loan Documents) under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

(c) Governmental Authorization; Other Consents~~.~~.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect and (b) filings to perfect the Liens created by the Collateral Documents.

(d) Binding Effect~~.~~.

Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms~~.~~, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) Financial Statements; No Material Adverse Effect.

The financial statements delivered pursuant to Sections 7.01(a) and 7.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments); and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness (to the extent required to be shown in accordance with GAAP).

The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Persons covered thereby as of the date thereof and their results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Persons covered thereby as of the date thereof, including liabilities for taxes, material commitments and Indebtedness (to the extent required to be shown in accordance with GAAP).

From the date of the Audited Financial Statements to and including the Amendment No. 1 Closing Date, there has been no Disposition or any Recovery Event of any material part of the business or property of the Persons covered thereby, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Persons covered thereby, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Amendment No. 1 Closing Date.

Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(f) Litigation~~.~~.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent or any Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) could reasonably be expected to have a Material Adverse Effect.

(g) No Default~~.~~.

Neither the Parent nor any Subsidiary is in default under or with respect to any Contractual Obligation that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

No Default has occurred and is continuing.

(h) Ownership of Property~~.~~.

The Parent and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i) Environmental Compliance~~.~~.

The Parent and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Loan Parties have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Except as set forth on Schedule 6.09, (i) none of the properties currently or formerly owned or operated by the Parent or any Subsidiary is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property and (ii) other than those Hazardous Materials present at the facility in Verona, Missouri and those Hazardous Materials, if any, contained in the drums disposed of at Parent’s facility in Slate Hill, New York, and a single underground storage tank which was closed with the State of Wisconsin’s approval at a Subsidiary’s facility in Marshfield, Wisconsin, there are no and, to the knowledge of the Loan Parties, never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by the Parent or any Subsidiary or, to the of the knowledge of the Loan Parties, on any property formerly owned or operated by the Parent or any Subsidiary.

~~There~~To the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material on any property currently owned or operated by the Parent or any Subsidiary; and to the knowledge of the Loan Parties, except as set forth on Schedule 6.09, no Hazardous Materials have been released, discharged or disposed of on any property currently or formerly owned or operated by the Parent or any Subsidiary.

Except as set forth on Schedule 6.09, neither the Parent nor any Subsidiary is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by the Parent or any Subsidiary have been disposed of in a manner not reasonably expected to have a Material Adverse Effect.

(j) Insurance~~.~~.

The properties of the Parent and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Parent, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent or the applicable Subsidiary operates.

(k) Taxes~~.~~.

Each of the Parent and its Subsidiaries has filed all federal, state and other income tax returns and other material tax returns and reports required to be filed, and have paid all federal, state and other income taxes and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Parent or any Subsidiary that would, if made, have a Material Adverse Effect. Neither the Parent nor any Subsidiary is party to any tax sharing agreement.

(l) ERISA Compliance~~.~~.

Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the IRS. To the knowledge of the Loan Parties, nothing has occurred that would reasonably be expected to prevent or cause the loss of such tax-qualified status.

There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(m) Subsidiaries~~.~~.

Set forth on Schedule 6.13 is a complete and accurate list as of the Amendment No. 1 Closing Date of each Subsidiary, together with (i) jurisdiction of organization, (ii) number of shares of each class of Equity Interests outstanding, ~~and~~ (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Parent or any Subsidiary and (iv) a description of whether such Subsidiary is a Domestic Subsidiary, Foreign Subsidiary, Domestic Guarantor, Foreign Borrower and/or Foreign Guarantor. The outstanding Equity Interests of each Subsidiary are validly issued, fully paid and non assessable.

(n) Margin Regulations; Investment Company Act.

No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the applicable Borrower or of the Parent and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Parent and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

None of the Parent, any Person Controlling the Parent, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(o) Disclosure~~.~~.

Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

As of the Amendment No. 1 Closing Date, to the knowledge of each Borrower, the information included in each Beneficial Ownership Certification provided by such Borrower on or prior to the Amendment No. 1 Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

(p) Compliance with Laws~~.~~.

Each of the Parent and its Subsidiaries is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(q) Intellectual Property; Licenses, Etc.

Each of the Parent and its Subsidiaries owns, or possesses the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses. Set forth on Schedule 6.17 is a list of all IP Rights (other than abandoned IP Rights) registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Amendment No. 1 Closing Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim, and, to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by the Parent or any Subsidiary or the granting of a right or a license in respect of any IP Rights from the Parent or any Subsidiary does not infringe on the rights of any Person. As of the Amendment No. 1 Closing Date, none of the IP Rights owned by any Loan Party is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.

(r) Solvency~~.~~.

The Parent is Solvent, and the Loan Parties are Solvent on a consolidated basis.

(s) Perfection of Security Interests in the Collateral.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens will, upon filing of all requisite financing statements, be perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

(t) Business Locations; Taxpayer Identification Number.

Set forth on Schedule 6.20-1 is the chief executive office, exact legal name, U.S. taxpayer identification number and organizational identification number of each Loan Party as of the Amendment No. 1 Closing Date. Except as set forth on Schedule 6.20-2, no Loan Party has during the five years preceding the Amendment No. 1 Closing Date (i) changed its legal name, (ii) changed its state of formation or (iii) been party to a merger, consolidation or other change in structure.

(u) Sanctions; Anti-Corruption Laws~~.~~ .

None of Parent, nor any of its Subsidiaries, nor, to the knowledge of the Parent and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Law or applicable Sanctions. The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, its Subsidiaries and their respective officers and directors and, to the knowledge of the Parent and its Subsidiaries, its respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and, in the case of any Foreign Borrower, is not knowingly engaged in any activity that could reasonably be expected to result in such Borrower being designated as a Sanctioned Person.

(v) Representations as to Foreign Borrowers~~.~~ .

Each of the Parent and each Foreign Borrower represents and warrants to the Administrative Agent and the Lenders that:

Such Foreign Borrower is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Borrower, the “Applicable Foreign Borrower Documents”), and the execution, delivery and performance by such Foreign Borrower of the Applicable Foreign Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Borrower is organized and existing in respect of its obligations under the Applicable Foreign Borrower Documents.

The Applicable Foreign Borrower Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Borrower is organized and existing for the enforcement thereof against such Foreign Borrower under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Borrower Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Borrower Documents that the Applicable Foreign Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Borrower Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Borrower Document or any other document is sought to be enforced ~~and~~, (ii) any charge or tax as has been timely paid and (iii) with respect to a pledge over shares in a Dutch Loan Party where this is required under Dutch law.

There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Borrower Documents or (ii) on any payment to be made by such Foreign Borrower pursuant to the Applicable Foreign Borrower Documents, except as has been disclosed to the Administrative Agent.

The execution, delivery and performance of the Applicable Foreign Borrower Documents executed by such Foreign Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

(w) Affected Financial Institutions~~.~~ .

No Loan Party is an Affected Financial Institution.

(x) Plan Assets; Prohibited Transactions.

None of the Parent or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the Transactions, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Outbound Investment Rules.

No Loan Party will, nor will it permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Fiscal Unity for Dutch Tax Purposes and COMI.

No Dutch Loan Party is part of a fiscal unity (fiscale eenheid) for Dutch tax purposes.

Each Dutch Loan Party is resident for tax purposes in the Netherlands only, and does not have a permanent establishment or other taxable presence outside the Netherlands.

For the purposes of the Insolvency Regulation, the centre of main interests of any Dutch Loan Party, is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.

19. AFFIRMATIVE COVENANTS

Until the Facility Termination Date, each Loan Party shall and shall cause each Subsidiary to:

(a)   Financial Statements~~.~~.

Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

as soon as available, but in any event within ninety days after the end of each fiscal year of the Parent (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), commencing with the fiscal year ending December 31, 2022, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

as soon as available, but in any event within forty-five days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (or, if earlier, 5 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), commencing with the fiscal quarter ending June 30, 2022, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, and the related consolidated statement of cash flows for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting the financial condition, results of operations and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 7.02(d), the Parent shall not be separately required to furnish such information under Section 7.01(a) or 7.01(b), but the foregoing shall not be in derogation of the obligation of the Parent to furnish the information and materials described in Section 7.01(a) or 7.01(b) at the times specified therein.

(b) Certificates; Other Information~~.~~.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent:

[reserved];

concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and 7.01(b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, chief accounting officer, treasurer or controller of the Parent which shall include such supplements to Schedule 6.17 as are necessary such that, as supplemented, such Schedule would be accurate and complete as of the date of such Compliance Certificate (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

concurrently with the delivery of financial statements referred to in Section 7.01(a), commencing with the fiscal year beginning January 1, 2023, an annual business plan and budget of the Parent and its Subsidiaries containing, among other things, pro forma financial statements for each quarter of such fiscal year;

promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Parent by independent accountants in connection with the accounts or books of the Parent or any Subsidiary, or any audit of any of them, if any such report, management letter or recommendation then exists;

promptly, and in any event within fifteen Business Days after receipt thereof by the Parent or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Parent or any Subsidiary; and

promptly, (x) such additional information regarding the business, financial or corporate affairs of the Parent or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 7.01(a) or 7.01(b) or Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent); provided that: (i) the Parent shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Parent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Parent shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Parent hereby acknowledges that (a) the Administrative Agent and/or the Arrangers and/or the Syndication Agents and/or the Documentation Agent may, but shall not be obligated to, make available to the Lenders and the L/C Issuer Communications, materials and/or information provided by or on behalf of the Parent hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent shall be deemed to have authorized the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Parent or its securities for purposes of United States federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent, the Arrangers, the Syndication Agents and the Documentation Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated as “Public Side Information.” Notwithstanding the foregoing, the Parent shall be under no obligation to mark any Borrower Materials “PUBLIC.”

(c)   Notices~~.~~.

Promptly notify the Administrative Agent after any Responsible Officer of Loan Party has knowledge of:

the occurrence of any Default or Event of Default;

any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

any material change in accounting policies or financial reporting practices by the Parent or any Subsidiary; and

any change in the information provided in any Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice pursuant to this Section 7.03 shall be (i) in writing and (ii) accompanied by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action the Parent has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

(d) Payment of Taxes~~.~~.

Pay and discharge, as the same shall become due and payable, all its tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary.

(e) Preservation of Existence, Etc~~.~~.

Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.

Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Preserve or renew all of its IP Rights, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

(f) Maintenance of Properties~~.~~.

Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Use the standard of care typical in the industry in the operation and maintenance of its facilities.

(g) Maintenance of Insurance~~.~~.

Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies not Affiliates of the Parent, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or such Subsidiary operates.

Cause the Administrative Agent to be named as lender’s loss payee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty days (or such lesser amount as the Administrative Agent may agree) prior written notice before any such policy or policies shall be altered or canceled by each such provider of any such insurance; provided that, notwithstanding the foregoing, not later than thirty (30) days after the Amendment No. 1 Closing Date (or such later date as agreed by the Administrative Agent), the Domestic Loan Parties shall deliver to the Administrative Agent separate endorsements in respect of the liability and casualty insurance of the Domestic Loan Parties naming the Administrative Agent as additional insured (in the case of liability insurance) or lender loss payee (in the case of hazard insurance) on behalf of the Lenders.

(h) Compliance with Laws~~.~~.

(a) Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

(i) Books and Records~~.~~.

Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

(j) Inspection Rights~~.~~.

Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Parent and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent; provided, however, that (i) absent an Event of Default, the Parent shall be required to pay for only one such visit and/or inspection per fiscal year and (ii) when an Event of Default exists the Administrative Agent or any of its representatives or independent contractors may do any of the foregoing at the expense of the Parent at any time during normal business hours and without advance notice and as often as may be reasonably desired.

(k) Use of Proceeds~~.~~.

Use the proceeds of the Revolving Loans and Swing Line Loans solely (x) on the Closing Date to repay existing Indebtedness of the Loan Parties (including Indebtedness arising under the Existing Credit Agreement) and (y) after the Closing Date for working capital and other ~~lawful~~general corporate purposes, including, without limitation, to finance Permitted Acquisitions, Investments permitted under this Agreement and Restricted Payments permitted under this Agreement; provided that in no event shall the proceeds of any Credit Extension be used in contravention of any Law or of any Loan Document.

(l) [Reserved]~~.~~.

(m) Additional Guarantors~~.~~.

(a) Domestic Guarantors. Within thirty days (or such later date as the Administrative Agent may agree in its sole discretion) after any Person becomes a Domestic Subsidiary, cause such Person to (i) become a Domestic Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement and (ii) upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, incumbency certificates, resolutions and favorable opinions of counsel, all in form, content and scope satisfactory to the Administrative Agent.

(b) Foreign Guarantors. If any Foreign Subsidiary has been designated as a Foreign Borrower pursuant to Section 2.17, then concurrent with the effectiveness of such designation (or such later date as the Administrative Agent approves in its discretion), the Borrowers shall cause each Foreign Borrower and each Foreign Subsidiary that is then a Material Foreign Subsidiary, and thereafter within 30 days (or such longer period as the Administrative Agent approves in its discretion) after any Foreign Subsidiary becomes a Material Foreign Subsidiary, to (i) Guarantee the Foreign Obligations pursuant to a guaranty agreement satisfactory to the Administrative Agent and (ii) upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, incumbency certificates, resolutions and favorable opinions of counsel, all in form, content and scope satisfactory to the Administrative Agent.

(n) Pledged Assets~~.~~.

Equity Interests.

(i) Cause (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary and (ii) 66% (or such greater percentage that, due to a change in an applicable Law after the Closing Date, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by any Domestic Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents, subject to Permitted Liens, and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may request including any filings and deliveries to perfect such Liens, Organization Documents, incumbency certificates, resolutions and favorable opinions of counsel all in form, content and scope reasonably satisfactory to the Administrative Agent.

(ii) Cause 100% of the issued and outstanding Equity Interests of each Subsidiary directly owned by any Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent as security for the Foreign Obligations pursuant to the Collateral Documents, subject to Permitted Liens, and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may request including any filings and deliveries to perfect such Liens, Organization Documents, incumbency certificates, resolutions and favorable opinions of counsel all in form, content and scope satisfactory to the Administrative Agent; provided that with respect to any pledge of Equity Interests in any Foreign Subsidiary pursuant to this Section 7.14, the Administrative Agent may require a separate security agreement, pledge agreement or similar agreement governed by the laws of the jurisdiction of formation of such Foreign Subsidiary (in addition to any other required security agreement, pledge agreement or similar agreement that is governed by the laws of the jurisdiction of formation of the Loan Party pledging such Equity Interests).

(b) Other Property.

(i) Cause all property (other than Excluded Property) of each Domestic Loan Party to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents, subject to Permitted Liens and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may request including any filings and deliveries to perfect such Liens, Organization Documents, incumbency certificates, resolutions and favorable opinions of counsel all in form, content and scope reasonably satisfactory to the Administrative Agent.

(ii) Cause all personal property (other than Excluded Property) of each Foreign Loan Party to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Foreign Obligations pursuant to the Collateral Documents, subject to Permitted Liens, and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may request including filings and deliveries necessary to perfect such Liens, Organization Documents, incumbency certificates, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(o) Depository Relationship~~.~~.

Maintain each Domestic Loan Party’s primary depository relationship, including business, cash management, operating and administrative deposit accounts, with the Administrative Agent or any Lender.

Dutch Fiscal Unity and COMI.

A fiscal unity (fiscale eenheid) for Dutch tax purposes, if any, shall consist of Loan Parties only; provided that a Dutch Loan Party may include a Subsidiary that is not a Loan Party in a fiscal unity for Dutch corporate income tax purposes with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed).

If, at any time, a Loan Party is part of a Dutch fiscal unity for corporate income tax purposes (a “Dutch Fiscal Unity”) and such Dutch Fiscal Unity is, in respect of such Loan Party, terminated (verbroken) or disrupted (beëindigd) as a result of or in connection with the Administrative Agent enforcing its rights under any Collateral Document, pledge agreement or other document, such Loan Party shall, at the request of Administrative Agent, together with the parent (moedermaatschappij) or deemed parent (aangewezen moedermaatschappij) of the Dutch Fiscal Unity (and the Parent shall cause that such parent will), for no consideration and as soon as reasonably practicable, lodge a request with the relevant governmental authority to allocate and surrender any tax losses (within the meaning of Article 20 of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) (the “Dutch CITA”), any interest expenses available for carry forward (within the meaning of Article 15b(5) of the Dutch CITA) and/or Tax credit carry forward (within the meaning of Article 25a of the Dutch CITA) to the entities leaving the Dutch Fiscal Unity, in each case to the extent such tax losses, interest carry forward and/or Tax credit carry forward are attributable (toerekenbaar) to such entities (within the meaning of Articles 15af, 15ahb and 15al of the Dutch CITA).

Each Dutch Loan Party shall maintain its centre of main interest in the Netherlands for the purposes of the Insolvency Regulation.

DAC6.

In this Section 7.17, “DAC6” means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.

The Borrower shall supply to the Administrative Agent (in sufficient copies for all the Lenders, if the Administrative Agent so requests):

promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Loan Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Loan Documents contains a hallmark as set out in Annex IV of DAC6 or is required to be disclosed pursuant to The International Tax Enforcement (Disclosable Arrangements) Regulations 2023; and

promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of the Borrower and/or any Subsidiaries or by any adviser thereto in relation to DAC6 or any law or regulation which implements DAC6 or under The International Tax Enforcement (Disclosable Arrangements) Regulations 2023 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).

20. NEGATIVE COVENANTS

Until the Facility Termination Date, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

(a)   Liens~~.~~.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

Liens pursuant to any Loan Document;

Liens existing on the Closing Date and listed on Schedule 8.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased;

Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and repairmen or other like Liens arising in the ordinary course of business securing amounts that are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

easements, rights-of-way, zoning restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;

leases or subleases granted to others not interfering in any material respect with the business of the Parent or any Subsidiary;

any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases or short term rentals permitted by this Agreement;

Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02(a);

normal and customary rights of setoff or pledges upon deposits of cash in favor of banks or other depository institutions, in each case, in the ordinary course of business and not securing debt for borrowed money;

Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

so long as there is no Foreign Borrower ~~has been designated by the Parent pursuant to~~ Section 2.17hereunder, Liens on property of Foreign Subsidiaries securing Indebtedness permitted under Section 8.03(g); and

Liens (if any) arising in connection with any Permitted Supplier Financing and, in each case, financing statements filed under the Uniform Commercial Code evidencing sales of accounts receivable made pursuant thereto.

(b) Investments~~.~~.

Make any Investments, except:

Investments held in the form of cash or Cash Equivalents;

Investments existing as of the Closing Date and set forth on Schedule 8.02;

Investments in any Person that is a Domestic Loan Party prior to giving effect to such Investment;

Investments by any Foreign Loan Party in any Person that is a Foreign Loan Party prior to giving effect to such Investment;

Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

Investments by any Domestic Loan Party in any Foreign Subsidiary in an aggregate outstanding amount not to exceed at any time the greater of (i) $68,000,000 and (ii) an amount equal to 33.0% of Applicable EBITDA;

Investments in St. Gabriel CC Company to the extent required by the St. Gabriel CC Company Joint Venture Documents in an amount not to exceed $20,000,000 in any fiscal year of the Parent;

Investments consisting of extensions of credit in the nature of accounts receivable, prepayments, advances or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from, or of delinquent obligations of, or, other disputes with, financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

Guarantees permitted by Section 8.03;

Permitted Acquisitions;

Investments of a nature not contemplated in the foregoing clauses in an aggregate outstanding amount not to exceed at any time the greater of (i) $68,000,000 and (ii) an amount equal to 33.0% of Applicable EBITDA; and

other Investments of a nature not contemplated in the foregoing clauses so long as, at the time of such Investment and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto and any Indebtedness incurred or assumed in connection therewith, (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Consolidated Net Leverage Ratio recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Loan Parties have delivered financial statements pursuant to Section 7.01(a) or (b) (or, with respect to any Investment made after the Closing Date and on or before the date the Compliance Certificate is delivered for the fiscal quarter ending June 30, 2022, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 for the fiscal quarter ending June 30, 2022 on a Pro Forma Basis using the financial statements of the Parent and its Subsidiaries for the four fiscal quarter period ending March 31, 2022) is not greater than 2.50:1.00~~.~~;

provided that, notwithstanding the foregoing, any loan or advance made by a Subsidiary that is not a Loan Party to a Loan Party shall be unsecured.

(c)   Indebtedness~~.~~.

Create, incur, assume or suffer to exist any Indebtedness, except:

Indebtedness under the Loan Documents;

Indebtedness outstanding on the Closing Date set forth on Schedule 8.03 (and renewals, refinancings and extensions thereof); provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, renewal or extension are no less favorable (as reasonably determined by the Administrative Agent) in any material respect to the Parent and its Subsidiaries or the Lenders than the terms of the Indebtedness being refinanced, renewed or extended;

intercompany Indebtedness permitted under Section 8.02;

obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

purchase money Indebtedness (including obligations in respect of capital leases and Synthetic Lease Obligations) hereafter incurred to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the aggregate outstanding principal amount of all such Indebtedness shall not exceed $20,000,000 at any one time outstanding; and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed;

Subordinated Indebtedness and unsecured Indebtedness (“Additional Indebtedness”); provided that (i) the Parent shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof on a Pro Forma Basis the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 recomputed as of the end of the most recent fiscal quarter of the Parent for which the Loan Parties have delivered financial statements pursuant to Section 7.01(a) or (b) (or, with respect to any Additional Indebtedness closing after the Closing Date and on or before the date the Compliance Certificate is delivered for the fiscal quarter ending June 30, 2022, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 for the fiscal quarter ending June 30, 2022 on a Pro Forma Basis using the financial statements of the Parent and its Subsidiaries for the four fiscal quarter period ending March 31, 2022); (ii) no Event of Default shall exist at the time of, or would result from, the incurrence of, such Indebtedness; (iii) the maturity date of such Indebtedness shall be at least 181 days after the latest Maturity Date; (iv) such Indebtedness is not subject to any amortization payments or any mandatory prepayments or sinking fund payments (other than in connection with a change of control, asset sale or event of loss and customary acceleration rights after an event of default) in each case prior to the date at least 181 days after the latest Maturity Date; and (v) unless approved by the Administrative Agent such Indebtedness is on terms and conditions that are not materially more restrictive than the terms and conditions of this Agreement and the other Loan Documents;

Indebtedness of any Foreign Subsidiary in an aggregate outstanding principal amount not to exceed at any time the greater of (i) $51,500,000 and (ii) an amount equal to 25.0% of Applicable EBITDA;

Indebtedness incurred in connection with the financing of insurance premiums payable to third parties in an aggregate amount at any time outstanding not to exceed the premiums owed under such policy;

Guarantees with respect to Indebtedness permitted under this Section 8.03; ~~and~~

any liability between Dutch Loan Parties only arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in Article 2:403 of the Dutch Civil Code in relation to Dutch Loan Parties only (and any residual liability (overblijvende aansprakelijkheid) under such declaration arising pursuant to Article 2:404 (2) of the Dutch Civil Code;

any joint and several liability (hoofdelijke aansprakelijkheid) arising under any fiscal unity for VAT and/or Dutch corporate income tax permitted under this Agreement; and

~~(j)~~ solely to the extent constituting or otherwise deemed to be Indebtedness, the obligations of the Parent or any Subsidiary under any Permitted Supplier Financing.

(d) Fundamental Changes~~.~~.

Merge, dissolve, liquidate or consolidate with or into another Person, except that so long as no Event of Default exists or would result therefrom, (a) the Parent may merge or consolidate with any Subsidiary (other than a Foreign Borrower) provided that the Parent is the continuing or surviving Person, (b) any Domestic Subsidiary may merge or consolidate with any other Subsidiary provided that (i) if a Domestic Guarantor is a party to such transaction, the continuing or surviving Person is a Domestic Guarantor and (ii) if a Domestic Guarantor is not a party to such transaction, the continuing or surviving Person is a Domestic Subsidiary, (c) a Foreign Subsidiary may merge or consolidate with any other Foreign Subsidiary, provided that (i) if a Foreign Borrower is a party to such transaction, the continuing or surviving Person is a Foreign Borrower and (ii) if a Foreign Borrower is not a party to such transaction and a Foreign Guarantor is a party to such transaction, the continuing or surviving Person is a Foreign Guarantor, (d) the Parent or any Subsidiary may merge with any other Person in connection with a Permitted Acquisition provided that (i) if the Parent is a party to such transaction, the Parent is the continuing or surviving Person, (ii) if the Parent is not a party to such transaction and a Foreign Borrower is a party to such transaction, such Foreign Borrower is the continuing or surviving Person, (iii) if a Borrower is not a party to such transaction and a Domestic Guarantor is a party to such transaction, a Domestic Guarantor is the continuing or surviving Person and (iv) if neither a Borrower nor a Domestic Guarantor is a party to such transaction and a Foreign Guarantor is party to such transaction, a Foreign Guarantor is the continuing or surviving Person and (e) any Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect.

(e)   Dispositions~~.~~.

Make any Disposition except:

Permitted Transfers;

(i) Dispositions of machinery and equipment (including vehicles) that are obsolete, surplus, worn out or otherwise no longer used or useful in the conduct of business of the Parent and its Subsidiaries that are Disposed of in the ordinary course of business or the replacement of any such assets (with assets of equal or greater value) or (ii) the rental, lease or sublease of machinery and equipment (including vehicles) to subcontractors, customers (including customers of any Person in which the Parent or any Subsidiary has made an Investment) or joint ventures in the ordinary course of business;

so long as no Event of Default has occurred, such other Disposition of property of BCP Ingredients, Inc. to St. Gabriel CC Company to the extent required by the St. Gabriel CC Company Joint Venture Documents;

other Dispositions so long as (i) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (ii) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section ~~8.15~~8.14, (iii) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, (iv) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, and (v) the aggregate net book value of all of the assets sold or otherwise disposed of by the Parent and its Subsidiaries in all such transactions during the term of this Agreement shall not exceed $150,000,000 in the aggregate; and

sales, transfers and dispositions of accounts receivable (excluding sales or dispositions in a factoring arrangement) in connection with the compromise, settlement or collection thereof or pursuant to a Permitted Supplier Financing.

Upon the Parent’s request and at the Parent’s expense, the Administrative Agent shall promptly deliver to the Parent such documentation as is reasonably necessary to the release any Lien on any property that is transferred in a Disposition permitted under this Section 8.05.

Notwithstanding the foregoing or anything in this Agreement to the contrary, no Loan Party or any Subsidiary shall consummate any transaction that results in the Disposition (whether by way of any Restricted Payment, Investment, Lien, sale, conveyance, transfer or other Disposition, and whether in a single transaction or a series of transactions, and whether directly or indirectly) of intellectual property or other assets that are material to the business of the Parent and its Subsidiaries, taken as a whole, to any Person that is not a Loan Party; provided that the foregoing shall not prohibit (i) the grant of non-exclusive licenses of any intellectual property to any Subsidiary that is not a Loan Party in the ordinary course of business so long as such granting Borrower or such granting Subsidiary retains the beneficial ownership and the same rights to use such intellectual property as held prior to such license or (ii) any transfer required by applicable Law.

(f)   Restricted Payments~~.~~.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

each Subsidiary may declare and make Restricted Payments to Persons that own Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

the Parent and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person; and

the Parent may declare and make Restricted Payments (including, for the avoidance of doubt, (x) the repurchase, redemption, retirement or other acquisition of its Equity Interests, including through purchases in the open market or through privately negotiated transactions, in each case in accordance with applicable Law and (y) repurchases of Equity Interests pursuant to any share repurchase program approved by the Parent’s board of directors in accordance with applicable Law) (“Permitted Restricted Payments”) provided that (i) no Event of Default shall have occurred and be continuing at the time of such payment; and (ii) after giving effect to such payment on a Pro Forma Basis the Consolidated Net Leverage Ratio recomputed as of the end of the period of the four fiscal quarters most recently ended for which the Loan Parties have delivered financial statements pursuant to Section 7.01(a) or (b) (or, with respect to any Permitted Restricted Payment made after the Closing Date and on or before the date the Compliance Certificate is delivered for the fiscal quarter ending June 30, 2022, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 for the fiscal quarter ending June 30, 2022 on a Pro Forma Basis using the financial statements of the Parent and its Subsidiaries for the four fiscal quarter period ending March 31, 2022) would not be greater than 3.50:1.00.

(g) Change in Nature of Business~~.~~.

Engage in any material line of business substantially different from those lines of business conducted by the Parent and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto (or any reasonable extensions or expansions thereof).

(h) Transactions with Affiliates~~.~~.

Enter into or permit to exist any transaction or series of transactions with any Affiliate of such Person, whether or not in the ordinary course of business, other than (a) advances of working capital by a Domestic Loan Party to another Domestic Loan Party or by a Foreign Loan Party to another Loan Party, (b) transfers of cash and assets by a Domestic Loan Party to another Domestic Loan Party or by a Foreign Loan Party to another Loan Party, (c) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors consistent with past practice and (e) except as otherwise specifically limited in this Agreement, other transactions which are on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arm’s length transaction with a Person other than an Affiliate.

(i)    Burdensome Agreements~~.~~.

Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of its property to any Loan Party (other than customary non-assignability provisions in Contractual Obligations entered into in the ordinary course of business), (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien or (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 or the definition of “Permitted Transfer” contained herein pending the consummation of such sale, or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations.

(j)    Use of Proceeds~~.~~.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the ~~FRB~~Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

(k) Financial Covenants~~.~~.

Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter of the Parent, commencing with the fiscal quarter ending June 30, 2022, to be greater than 4.00:1.00; provided that (x) the Parent may, by written notice to the Administrative Agent for distribution to the Lenders and not more than twice during the term of this Agreement, elect to increase the maximum Consolidated Net Leverage Ratio to 4.25:1.00 for a period of four (4) consecutive fiscal quarters in connection with a Permitted Acquisition occurring during the first of such four fiscal quarters if the aggregate consideration paid or to be paid in respect of such Permitted Acquisition exceeds $50,000,000 (each such period, an “Adjusted Covenant Period”) and (y) notwithstanding the foregoing clause (x), the Parent may not elect an Adjusted Covenant Period for at least one (1) full fiscal quarter following the end of an Adjusted Covenant Period before a new Adjusted Covenant Period is available again pursuant to the preceding clause (x) for a new period of four (4) consecutive fiscal quarters.

Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Parent, commencing with the fiscal quarter ending June 30, 2022, to be less than 3.00:1.00.

(l)    Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

Amend, modify or change its Organization Documents in a manner adverse to the Lenders (as reasonably determined by the Administrative Agent).

Change its fiscal year.

Without providing ten days’ prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree), change its name, state of formation or form of organization.

(m) Ownership of Subsidiaries~~.~~.

Notwithstanding any other provisions of this Agreement to the contrary, (a) permit any Person other than the Parent to own any Equity Interests of any Foreign Borrower except to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law, (b) permit any Person (other than the Parent or any Wholly Owned Subsidiary) to own any Equity Interests of any Subsidiary (other than any Foreign Borrower) except to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Equity Interests of Foreign Subsidiaries or (c) permit any Subsidiary to issue or have outstanding any shares of preferred Equity Interests.

(n) Sale Leasebacks~~.~~.

Enter into any Sale and Leaseback Transaction.

(o) Sanctions; Anti-Corruption Laws~~.~~.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, (a) to fund, finance or facilitate any activities of or business or transaction of or with any Sanctioned Person, or in any Designated Jurisdiction, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions or (b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

(p) Amendment of Material Documents~~.~~.

Amend, modify, waive or extend, or permit the amendment, modification, waiver or extension of any term or provision of any St. Gabriel CC Company Joint Venture Document in a manner materially adverse to the Parent or any Subsidiary or to the Lenders (as reasonably determined by the Administrative Agent) without the written consent of the Administrative Agent and the Required Lenders.

(q) Amendment of Additional Indebtedness~~.~~.

(a) Amend or modify any of the terms of any Additional Indebtedness if after giving effect to such amendment or modification the terms of such Additional Indebtedness would not satisfy the requirements of clauses (iii) through (v) of Section 8.03(f).

(b) Make (or give any notice with respect thereto) any voluntary prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange, any Additional Indebtedness, except with the proceeds of Additional Indebtedness.

(c) Amend or modify any of the subordination provisions of any Subordinated Indebtedness without the prior written consent of the Administrative Agent.

(d) Make any payments in respect of any Subordinated Indebtedness in violation of the subordination provisions of such Subordinated Indebtedness.

Outbound Investment Rules.

No Loan Party will, nor will it permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

21. EVENTS OF DEFAULT AND REMEDIES

(a)   Events of Default~~.~~.

Any of the following shall constitute an Event of Default:

Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in (x) any of Section 7.01, 7.02, 7.03, 7.05(a), 7.10, 7.11 or 7.16, Article VIII~~,~~  or ~~Sections~~(y) any of Section 4 ~~and~~or 7(b) of the Domestic Security Agreement, or Clause 5 or 6.1 of the Dutch Security Agreement or Article 4 or 6 of the Dutch Share Pledge; or

Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days; or

Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect in the case of a representation or warranty qualified by materiality or Material Adverse Effect) when made or deemed made; or

Cross-Default. (i) The Parent or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Parent or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Parent or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Parent or such Subsidiary as a result thereof is greater than the Threshold Amount; or

Insolvency Proceedings, Etc. The Parent or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

Inability to Pay Debts; Attachment. (i) The Parent or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

Judgments. There is entered against the Parent or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Parent or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to give the Administrative Agent any material part of the Liens purported to be created thereby; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

Change of Control. There occurs any Change of Control.

Subordinated Indebtedness. The subordination provisions applicable to any Subordinated Indebtedness shall in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Subordinated Indebtedness.

Collateral Documents. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document.

(b) Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

require that the Parent Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Law or at equity;

provided, however, that upon the occurrence of any Event of Default under Section 9.01(f) or (g), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Parent to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(c)   Application of Funds~~.~~.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02):

(a)	Any amounts received from any Domestic Loan Party or in respect of proceeds of any property of any Domestic Loan Party that is Collateral (such amounts are the “Domestic Collateral Proceeds”) shall, subject to the provisions of Sections 2.14, 2.15 and 9.02(c), be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest, commitment fees, Letter of Credit fees and fronting fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid commitment fees, Letter of Credit fees, fronting fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of Obligations then owing under any Secured Hedge Agreements, (c) payment of Obligations then owing under any Secured Cash Management Agreements and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Parent or as otherwise required by Law;

provided that the Administrative Agent shall have the right, with the consent of the Required Lenders, to allocate any portion of the Domestic Collateral Proceeds to the payment of the Obligations or to the payment of the Foreign Obligations (and any such allocation shall be applied consistent with the order set forth in clauses First through Last above).

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired (without any pending draw), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

(b)	Any amounts received from any Foreign Loan Party or in respect of proceeds of any property of any Foreign Loan Party that is Collateral (such amounts are the “Foreign Collateral Proceeds”) shall, subject to the provisions of Sections 2.14, 2.15 and 9.02(c), be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Foreign Obligations constituting fees, indemnities, expenses and other amounts (including reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Foreign Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and commitment fees,) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Foreign Obligations constituting accrued and unpaid commitment fees and interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Foreign Obligations constituting unpaid principal of the Loans, (b) payment of Foreign Obligations then owing under any Secured Hedge Agreements and (c) payment of Foreign Obligations then owing under any Secured Cash Management Agreements, ratably among the Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Foreign Obligations have been indefeasibly paid in full, to the Parent or as otherwise required by Law;

(c) Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or such Loan Party’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

(d) Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described in clauses (a) and (b) above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

22. ADMINISTRATIVE AGENT

(a) Appointment and Authority~~.~~.

Each of the Lenders and the L/C Issuer hereby irrevocably appoints each of JPMorgan and J.P. Morgan SE to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Hedge Banks and potential Cash Management Banks) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(b) Rights as a Lender~~.~~.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(c)   Exculpatory Provisions~~.~~.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of (i) any notice of any of the events or circumstances set forth or described in Section 7.03 unless and until written notice thereof stating that it is a “notice under Section 7.03” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Parent or (ii) any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Loan Party, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liabilities, costs or expenses suffered by the Parent, any Subsidiary, any Lender or any L/C Issuer as a result of, any determination of the Total Credit Exposures, any of the component amounts thereof or any portion thereof attributable to each Lender or L/C Issuer.

(d) Reliance by Administrative Agent~~.~~.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) Delegation of Duties~~.~~.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(f) Resignation of Administrative Agent~~.~~.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Parent. Upon receipt of any such notice of resignation, (1) the Administrative Agent may appoint one of its Affiliates acting through an office in the European Union as a successor Administrative Agent and (2) if the Administrative Agent has not appointed one of its Affiliates acting through an office in the European Union as a successor Administrative Agent pursuant to clause (1) above, the Required Lenders shall have the right, with the consent of the Parent (except (i) during the continuance of an Event of Default and (ii) in the event the Administrative Agent appoints one of its Affiliates acting through an office in the European Union as a successor Administrative Agent pursuant to clause (1) above)) (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders and the Parent) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Parent and such Person remove such Person as Administrative Agent and, in consultation with the Parent, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(~~g~~h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Any resignation by JPMorgan as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If JPMorgan resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If JPMorgan resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Parent of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to JPMorgan to effectively assume the obligations of JPMorgan with respect to such Letters of Credit.

(g) Non-Reliance on Administrative Agent and Other Lenders; Acknowledgements of Lenders and L/C Issuers.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in Same Day Funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 10.07(b) shall be conclusive, absent manifest error.

Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

Each party’s obligations under this Section 10.07(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(h) No Other Duties; Etc~~.~~.

Anything herein to the contrary notwithstanding, none of the bookrunners, Arrangers, Syndication Agents, Documentation Agent or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

(i) Administrative Agent May File Proofs of Claim; Credit Bidding.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Parent) shall be entitled and empowered, by intervention in such proceeding or otherwise:

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h), 2.03(i), 2.09 and 11.04) allowed in such judicial proceeding; and

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

The holders of the Obligations hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the holders of the Obligations shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01(a) of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any holder of the Obligations or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any holder of the Obligations or any acquisition vehicle to take any further action.

(j) Collateral and Guaranty Matters~~.~~.

Without limiting the provisions of Section 10.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of as part of or in connection with any Disposition or other disposition permitted hereunder or under any other Loan Document or any Recovery Event, or (iii) as approved in accordance with Section 11.01;

to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(k) Secured Cash Management Agreements and Secured Hedge Agreements.

No Cash Management Bank or Hedge Bank that obtains the benefit of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be; provided that, so long as any of JPMorgan, J.P. Morgan SE or an Affiliate of JPMorgan or ~~its Affiliate~~J.P. Morgan SE, as applicable, is the Administrative Agent, no Secured Party Designation Notice shall be required in respect of any Secured Cash Management Agreements and Secured Hedge Agreements entered into by JPMorgan, J.P. Morgan SE or any of ~~its~~their respective Affiliates. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of the Facility Termination Date.

(l) Parallel Debt~~.~~.

(a) For the purpose of creating effective security under Dutch law and the laws of some other jurisdictions, each Domestic Loan Party hereby irrevocably and unconditionally undertakes to pay to ~~the~~JPMorgan, as Administrative Agent, amounts equal to its Obligations and each Foreign Loan Party hereby irrevocably and unconditionally undertakes to pay to JPMorgan, as Administrative Agent, amounts equal to its Foreign Obligations (each such payment undertaking a “Corresponding Debt”) as and when those amounts are due (each such payment undertaking a “Parallel Debt”).

(b) Each Loan Party and the Administrative Agent acknowledge that ~~the obligations of each Loan Party under paragraph (a) above are~~each Parallel Debt is several and ~~are~~ separate and independent from, and shall not in any way limit or affect, the ~~corresponding obligations of that Loan Party to a Lender, the L/C Issuer, the Administrative Agent or any other holder of the~~Corresponding Obligations ~~(its “Corresponding Debt”)~~ nor shall the amounts for which each Loan Party is liable under ~~paragraph (a) above (its “~~the Parallel ~~Debt”)~~Debts be limited or affected in any way by its Corresponding Debt provided that:

(i) the Parallel Debt of each Loan Party shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guaranty obligations) discharged;

(ii) the Corresponding Debt of each Loan Party shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guaranty obligations) discharged; and

(iii) the amount of the Parallel Debt of a Loan Party shall at all times be equal to the amount of its Corresponding Debt.

(c) For the purpose of this Section 10.12, the Administrative Agent acts in its own name and not as ~~a~~agent, representative or trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The Collateral granted under the Collateral Documents to the Administrative Agent to secure the Parallel ~~Debt~~Debts is granted to the Administrative Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

(d) Any resignation by the Administrative Agent is not effective with respect to its rights under the Parallel Debts until all rights and obligations under the Parallel Debts have been assigned to and assumed by the successor administrative agent appointed in accordance with Section 10.06.

(e) The Administrative Agent will reasonably cooperate in assigning its rights and obligations under the Parallel Debts to a successor administrative agent and will reasonably cooperate in transferring all rights and obligations under any Dutch Security Document to such successor administrative agent. All other parties to this Agreement hereby, in advance, irrevocably grant their cooperation (medewerking) to such transfer of all rights and obligations by the Administrative Agent to a successor administrative agent.

(~~d~~f) All monies received or recovered by the Administrative Agent pursuant to this Section 10.12, and all amounts received or recovered by the Administrative Agent from or by the enforcement of any Collateral granted to secure the Parallel ~~Debt~~Debts, shall be applied in accordance with Section 9.03.

(m) Certain ERISA Matters~~.~~.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Parent or any other Loan Party, that at least one of the following is and will be true:

such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Parent or any other Loan Party, that:

none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto), the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E), the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations), the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and no fee or other compensation is being paid directly to the Administrative Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Borrower Communications.

The Administrative Agent, the Lenders and the L/C Issuer agree that any Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, each of the L/C Issuer and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the L/C Issuers and each of the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY L/C ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

“Borrower Communications” means, collectively, any Loan Notice, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Borrower to the Administrative Agent through an Approved Borrower Portal.

Each of the Lenders, each of the L/C Issuer and each of the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

Nothing herein shall prejudice the right of the Borrowers to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

23. MISCELLANEOUS

(a)   Amendments, Etc~~.~~.

Subject to Sections 1.06, 2.16 and 3.03, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Parent or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

extend or increase ~~the~~any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default is not considered an extension or increase in Commitments of any Lender);

postpone any date fixed by this Agreement or any other Loan Document for the scheduled date of expiration of any Commitment, any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

change Section 9.03 in a manner that would alter the pro rata sharing or the order of payments required thereby without the written consent of each Lender directly affected thereby;

change any provision of this Section 11.01(a) or the definitions of “Required Lenders”, “Required Foreign Revolving Lenders” or “Required Domestic Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly affected thereby;

release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral;

release the Parent without the consent of each Lender or release any Foreign Borrower without the consent of each Foreign Revolving Lender or, except in connection with a transaction permitted under Section 8.04 or Section 8.05 (each as in effect on the Amendment No. 1 Closing Date), release all or substantially all of the value of the Guaranty without the written consent of each Lender whose Obligations and/or Foreign Obligations are guaranteed thereby, except to the extent such release is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone);

except as otherwise provided in Section 3.03, amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Lender and L/C Issuer obligated to make Credit Extensions in Alternative Currencies;

amend Section 2.06(a) in a manner that would alter the ratable reduction of Commitments required thereby, without the written consent of each Lender; or

subordinate or have the effect of subordinating (whether by contract, structurally or otherwise) the Liens on the Collateral or subordinate or have the effect of subordinating (whether by contract, structurally or otherwise) the right of payment of the Obligations, in each case, without the written consent of each Lender, except, in each case, to the extent each Lender is offered the opportunity (pursuant to a written offer made to each Lender describing the material terms of the arrangements pursuant to which such priming Indebtedness is to be provided, which offer shall remain open to each Lender for a period of not less than five Business Days) to provide its pro rata share of the priming Indebtedness on the same terms (other than bona fide backstop fees, any arrangement or restructuring fees and reimbursement of expenses);

unless also signed by the L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement; and

unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, further, that notwithstanding anything to the contrary herein, (i) any fee letter entered into by the Parent in connection with this Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) [reserved], (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iv) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects such Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary the Administrative Agent and the Parent may amend, modify or supplement this Agreement or any other Loan Document to (a) cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes or (b) comply with local Law or the advice of counsel in connection with any Foreign Loan Party (including any such amendments, modifications and supplements advised by counsel in connection with the designation of any Foreign Subsidiary as a Foreign Borrower). Any such amendment shall become effective without any further consent of any Lender or any other party so long as (i) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Obligations in any material respect and (ii) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

(b) Notices; Effectiveness; Electronic Communications.

Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

if to any Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Parent).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications (including Platforms and the Approved Borrower Portals) to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

Electronic Communications. Notices and other communications to the any Loan Party, the Lenders, the Administrative Agent and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including Platforms, Approved Borrower Portals, e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or any Loan Party may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

The Platform.

Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Platform is secured through a per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Lenders, each of the L/C Issuers and the Parent acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, each of the L/C Issuers and the Parent hereby approves distribution of the Borrower Materials through the Platform and understands and assumes the risks of such distribution.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or any other information through the Internet, telecommunications, electronic or other information transmission systems.

Each Lender and each L/C Issuer agrees that notice to it (as provided in the next sentence) specifying that Borrower Materials have been posted to the Platform shall constitute effective delivery of the Borrower Materials to such Lender for purposes of the Loan Documents. Each Lender and L/C Issuer agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or L/C Issuer’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

Each of the Lenders, each of the L/C Issuer and the Parent agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Materials on the Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any L/C Issuer to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Change of Address, Etc. Each of the Loan Parties, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Parent, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Parent or its securities for purposes of United States Federal or state securities Laws.

Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(c) No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

(d) Expenses; Indemnity; Damage Waiver.

Costs and Expenses. The Loan Parties shall pay (i) all reasonable out of pocket costs and expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket costs and expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket costs and expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

Indemnification by the Loan Parties. The Domestic Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee and settlement costs), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any Subsidiary, or any Environmental Liability related in any way to the Parent or any Subsidiary, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether or not such Proceeding is brought by the Parent or any other Loan Party or their respective equity holders, Affiliates, creditors or any other third Person , and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise out of a dispute solely between two or more Indemnitees and not (1) involving any action or inaction by the Parent or any of its Subsidiaries or (2) relating to any action of such Indemnitee in its capacity as Administrative Agent, Arranger, L/C Issuer or Swing Line Lender. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposures of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed Liabilities or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. To the fullest extent permitted by applicable law, no Indemnitee shall assert any claim against the Parent or any Subsidiary, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Credit Extension or the use of the proceeds thereof, other than in respect of any such damages incurred or paid by an Indemnitee to any Person. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

Payments. All amounts due under this Section shall be payable not later than fifteen Business Days after demand therefor.

Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

(e) Payments Set Aside~~.~~.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

(f) Successors and Assigns~~.~~ .

Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that no Borrower and, subject to Section 10.10, no Guarantor may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

Minimum Amounts.

in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (provided that such party is a Non-Public Lender), no minimum amount need be assigned; and

in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of a Revolving Commitment (and the related Revolving Loans thereunder) unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed).

Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Domestic Revolving Commitment (and the related Domestic Revolving Loans thereunder) and its Foreign Revolving Commitment (and the related Foreign Revolving Loans) on a non-pro rata basis;

Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

the consent of the Parent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required (x) for assignments in respect of any Revolving Commitment if such assignment is to a Person that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender immediately prior to giving effect to such assignment and (y) for purposes of determining any Eligible Assignee under Section 2.16 or 11.13; and

the consent of the L/C Issuer and the Swing Line Lender shall be required (x) for any assignment in respect of Domestic Revolving Loans and Domestic Revolving Commitments and (y) for purposes of determining any Eligible Assignee under Section 2.16 or 11.13~~.~~; provided that no consent of the L/C Issuer shall be required if (x) an Event of Default occurs with respect to any Borrower under Sections 9.01(f) or 9.01(g) of this Agreement and (y) such L/C Issuer has no outstanding Letters of Credit at that time; provided further that no consent of the Swing Line Lender shall be required if (x) an Event of Default occurs with respect to any Borrower under Sections 9.01(f) or 9.01(g) of this Agreement and (y) such Swing Line Lender has no outstanding Swing Line Loans at that time.

Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

No Assignment to Certain Persons. No such assignment shall be made to (A) the Parent or any of the Parent’s Affiliates or Subsidiaries, (B) any Defaulting Lender or its direct or indirect parent or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) a natural Person, or (D) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not be included for purposes of this clause (D) if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their own expense) shall execute and deliver Notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender (in each case, including each EU Lender identified pursuant to Section 2.02(h)) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Parent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

Participations. Any Lender may at any time, without the consent of, or notice to, the Parent or the Administrative Agent, sell participations to any Person not described in Section 11.06(b)(v) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement and (iv) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a) that affects such Participant. Each of the Borrowers agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Parent’s request and expense, to use reasonable efforts to cooperate with the Parent to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Parent, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, in addition to such rights provided to the Swing Line Lender and each L/C Issuer pursuant to Sections 2.04(c) and 2.03(l), respectively, if at any time a Lender acting as the Swing Line Lender or an L/C Issuer (any such Lender, a “Specified Lender”) assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (b) above, such Specified Lender may, (i) upon thirty days’ notice to the Parent and the Lenders, resign as L/C Issuer and/or (ii) upon thirty days’ notice to the Parent, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Parent shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Parent to appoint any such successor shall affect the resignation of such Specified Lender as L/C Issuer or Swing Line Lender, as the case may be. If a Specified Lender resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If a Specified Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the Specified Lender to effectively assume the obligations of such Specified Lender with respect to such Letters of Credit.

Voting Participants. Notwithstanding anything in this Section 11.06 to the contrary, any Farm Credit Lender that (i) has purchased a participation from any Lender that is a Farm Credit Lender in the minimum amount of $5,000,000 on or after the Closing Date, (ii) is, by written notice to the Parent and the Administrative Agent (a “Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a voting participant hereunder (any Farm Credit Lender so designated being called a “Voting Participant”) and (iii) receives the prior written consent of the Parent and the Administrative Agent to become a Voting Participant (to the extent such consent would be required pursuant to Section 11.06(b)(iii) if such transfer were an assignment rather than a sale of a participation), shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a Dollar for Dollar basis, as if such Voting Participant were a Lender, on any matter requiring or allowing the selling Lender to provide or withhold its consent, or to otherwise vote on any proposed action, in each case, in lieu of the vote of the selling Lender; provided, however, that if such Voting Participant has at any time failed to fund any portion of its participation when required to do so and written notice of such failure has been delivered by the selling Lender to the Administrative Agent, then until such time as all amounts of its participation required to have been funded have been funded and notice of such funding has been delivered by the selling Lender to the Administrative Agent, such Voting Participant shall not be entitled to exercise its voting rights pursuant to the terms of this subsection (g), and the voting rights of the selling Lender shall not be correspondingly reduced by the amount of such Voting Participant’s participation. Without limiting the foregoing, any Voting Participant shall, except as otherwise expressly provided in this Section 11.06(g), be subject to the provisions of this Section 11.06 applicable to Participants. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant on Schedule 11.06 shall be a Voting Participant to the extent of the amount of its participation set forth on Schedule 11.06 without delivery of a Voting Participant Notification and without the prior written consent of the Parent and the Administrative Agent. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (A) state the full name of such Voting Participant, as well as all contact information required of an assignee as set forth in the Administrative Questionnaire, (B) state the Dollar amount of the participation purchased and (C) include such other information as may be required by the Administrative Agent. The selling Lender and the Voting Participant shall notify the Administrative Agent and the Parent in writing within three Business Days of any termination of, or reduction or increase in the amount of, such participation and shall promptly upon request of the Administrative Agent update or confirm there has been no change in the information set forth in Schedule 11.06 or delivered in connection with any Voting Participant Notification. The Parent and the Administrative Agent shall be entitled to conclusively rely on information provided by a Lender identifying itself or its participant as a Farm Credit Lender without verification thereof and may also conclusively rely on the information set forth in Schedule 11.06, delivered in connection with any Voting Participant Notification or otherwise furnished pursuant to this subsection (i) and, unless and until notified thereof in writing by the selling Lender, may assume that there have been no changes in the identity of Voting Participants, the Dollar amount of participations, the contact information of the participants or any other information furnished to the Company or the Administrative Agent pursuant to this subsection (g). The voting rights hereunder are solely for the benefit of the Voting Participants and shall not inure to any assignee or participant of a Voting Participant.

(g) Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.16 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facility provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facility provided hereunder, (h) with the consent of the Parent or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Parent. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information (excluding material non-public proprietary details) about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Parent or any Subsidiary relating to the Parent or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Parent or any Subsidiary, provided that, in the case of information received from the Parent or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Parent or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

For the avoidance of doubt, nothing in this Section 11.07 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 11.07 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

(h) Rights of Setoff~~.~~.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or the L/C Issuer different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Parent and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(i) Interest Rate Limitation~~.~~.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(j) Counterparts; Integration; Effectiveness~~.~~.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent or the L/C Issuer and (ii) the reductions of the Letter of Credit Commitment of any L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

(k) Survival of Representations and Warranties~~.~~ .

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

(l) Severability~~.~~.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

(m) Replacement of Lenders~~.~~ .

If the Parent is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Parent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

the Parent shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

such assignment does not conflict with applicable Laws; and

in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent to require such assignment and delegation cease to apply.

(n) Governing Law; Jurisdiction; Etc.

GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL (i) AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the ~~issuing bank~~L/C ISSUER or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

DUTCH LAW POWER OF ATTORNEY. IF ANY DUTCH LOAN PARTY IS REPRESENTED BY AN ATTORNEY IN CONNECTION WITH THE SIGNING AND/OR EXECUTION OF THIS AGREEMENT OR ANY OTHER AGREEMENT, DEED OR DOCUMENT REFERRED TO IN OR MADE PURSUANT TO THIS AGREEMENT, IT IS HEREBY EXPRESSLY ACKNOWLEDGED AND ACCEPTED BY THE OTHER PARTIES TO THIS AGREEMENT THAT THAT THE EXISTENCE AND EXTENT OF THE ATTORNEY’S AUTHORITY AND THE EFFECTS OF THE ATTORNEY’S EXERCISE OR PURPORTED EXERCISE OF HIS OR HER AUTHORITY SHALL BE GOVERNED BY THE LAWS OF THE NETHERLANDS.

(o) Waiver of Jury Trial~~.~~ .

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(p) Subordination~~.~~  and Voting Restrictions.

Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations, whether now existing or hereafter arising, owing to such Subordinating Loan Party by any Loan Party to the indefeasible payment in full in cash of all Obligations. If the Administrative Agent so requests, any such obligation shall be enforced by such Subordinating Loan Party as trustee for the holders of the Obligations and the proceeds thereof shall be paid over to the holders of the Obligations on account of the Obligations, but without reducing or affecting in any manner the liability of such Subordinating Loan Party under this Agreement and the other Loan Documents. Without limitation of the foregoing, so long as no Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to such obligations; provided that in the event that any Loan Party receives any payment of any such obligation at a time when such payment is prohibited by this Section, then upon the written request of the Administrative Agent such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Administrative Agent.

Each Loan Party waives any right or power to vote as a creditor of any Dutch Loan Party or its estate other than in accordance with the instruction of the Administrative Agent for an akkoord within the meaning of the Dutch Bankruptcy Act (Faillissementswet).

(q) No Advisory or Fiduciary Responsibility~~.~~ .

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and none of the Administrative Agent, the Arrangers or the Lenders is advising such Loan Party as to any legal, tax, investment, accounting, regulatory any other matters in any jurisdiction, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents and none of the Administrative Agent, the Arrangers or the Lenders; shall have any responsibility or liability to any Loan Party with respect thereto and (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents. To the fullest extent permitted by Law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Each Loan Party further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each of the Administrative Agent, the Arrangers and the Lenders, together with their respective Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any of the Administrative Agent, the Arrangers or the Lenders may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Loan Parties and other companies with which they may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any of the Administrative Agent, the Arrangers or the Lenders or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each of the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Parent or its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. Neither the Administrative Agent, any Arrangers nor any Lender will use confidential information obtained from the Parent by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Parent in connection with the performance by such Administrative Agent, Arranger or Lender of services for other companies, and neither the Administrative Agent, any Arrangers nor any Lender will furnish any such information to other companies. Each Loan Party also acknowledges that neither the Administrative Agent, any Arranger or any Lenders has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Parent, confidential information obtained from other companies.

(r)   Electronic Execution of Assignments and Certain Other Documents.

Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Parent or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Parent and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Parent and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. .

(s) USA PATRIOT Act Notice.

Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(t) Judgement Currency~~.~~.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable Law).

(u) Material Non-Public Information~~.~~.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 11.07 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE PARENT AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE PARENT OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE PARENT, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE PARENT AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

(v) Acknowledgment and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

the effects of any Bail-In Action on any such liability, including, if applicable:

a reduction in full or in part or cancellation of any such liability;

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

(w) Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap ~~Agreements~~Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Collection Allocation Mechanism

On the CAM Exchange Date, (i) all of the Commitments shall automatically and without further act be terminated as provided in Article IX, (ii) the principal amount of each Revolving Loan and Unreimbursed Amount denominated in a currency other than Dollars shall automatically and without any further action required, be converted into Dollars determined using the Dollar Equivalent amounts thereof calculated as of the CAM Exchange Date, equal to the Dollar Equivalent of such amount and on and after such date all amounts accruing and owed to any Lender in respect of such Obligations shall accrue and be payable in Dollars at the rates otherwise applicable hereunder and (iii) the Lenders of each Class shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations for such Class of Lenders such that, in lieu of the interests of each Lender of such Class in the particular Designated Obligations that it shall own as of such date and immediately prior to the CAM Exchange, such Lender shall own an interest equal to such Lender’s CAM Percentage in each Designated Obligation for such Class of Lenders. Each Lender, each Person acquiring a participation from any Lender as contemplated by this Agreement, and each Borrower each hereby consents and agrees to the CAM Exchange. Each of the Borrowers and the Lenders agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Borrowers to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations for any Class of Lenders shall be distributed to the Lenders of such Class pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by paragraph (c) below).

In the event that, after the CAM Exchange, the aggregate amount of the Designated Obligations for the Domestic Revolving Lenders shall change as a result of the making of a disbursement by the L/C Issuer that results in an Unreimbursed Amount, then (i) each Domestic Revolving Lender shall, in accordance with Section 2.03(c), promptly purchase from the L/C Issuer the Dollar Equivalent of a participation in such disbursement in the amount of such Revolving Lender’s Applicable Percentage of the Unreimbursed Amount (without giving effect to the CAM Exchange), (ii) the Administrative Agent shall redetermine the CAM Percentages for each of the Domestic Revolving Lenders after giving effect to such LC Disbursement and the purchase of participations therein by the applicable Lenders, and the Domestic Revolving Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations for the Domestic Revolving Lenders such that each Domestic Revolving Lender shall own an interest equal to such Domestic Revolving Lender’s CAM Percentage in each of the Designated Obligations for the Domestic Revolving Lenders and (iii) in the event distributions shall have been made in accordance with paragraph (b) above, the Domestic Revolving Lenders shall make such payments to one another in Dollars as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Domestic Revolving Lenders and their successors and assigns in respect of the Designated Obligations held by such Persons and shall be conclusive absent manifest error.

Nothing in this Article shall prohibit the assignment by any Lender of interests in some but not all of the Designated Obligations held by it after giving effect to the CAM Exchange; provided, that in connection with any such assignment such Lender and its assignee shall enter into an agreement setting forth their reciprocal rights and obligations in the event of a redetermination of the CAM Percentages as provided in the immediately preceding paragraph.

Schedule 2.01A1

Commitments and Applicable Percentages

Lender	Domestic Revolving Commitment	Applicable Percentage (Domestic Revolving Commitment)	Foreign Revolving Commitment	Applicable Percentage (Foreign Revolving Commitment)	Total Commitment
JPMORGAN CHASE BANK, N.A.	$0.00	0.00%	$150,000,000.00	28.571429%	$150,000,000.00
BANK OF AMERICA, N.A.	$0.00	0.00%	$135,000,000.00	25.714286%	$135,000,000.00
WELLS FARGO, NATIONAL ASSOCIATION	$0.00	0.00%	$135,000,000.00	25.714286%	$135,000,000.00
FARM CREDIT SERVICES OF AMERICA, PCA	$125,000,000.00	100.00%	$0	0.000000%	$125,000,000.00
TD BANK, N.A.	$0.00	0.00%	$70,000,000.00	13.333333%	$70,000,000.00
CITIBANK, N.A.	$0.00	0.00%	$35,000,000.00	6.666667%	$35,000,000.00
TOTAL	$125,000,000.00	100.00%	$525,000,000.00	100.00%	$650,000,000.00

1 A clean version of Schedule 2.01A has been included in this EDGAR copy of the document for legibility, so does not reflect stricken and underlined changes made from Schedule 2.01A to the Existing Credit Agreement.

Schedule 2.01B

Letter of Credit Commitments

L/C Issuer	Letter of Credit Commitment
JPMorgan Chase Bank, N.A.	$5,000,000.00
Bank of America, N.A.	$5,000,000.00